PROSPECTUS SUPPLEMENT (to prospectus dated October 2, 2024)	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-282307

US$500,000,000

6.750% Fixed Rate Reset Limited Recourse Capital Notes Series 10
(Non-Viability Contingent Capital (NVCC)) (Subordinated Indebtedness)

Non-Cumulative 5-Year Fixed Rate Reset Class A Preferred Shares Series 65
(Non-Viability Contingent Capital (NVCC))

The US$500,000,000 aggregate principal amount of 6.750% Fixed Rate Reset Limited Recourse Capital Notes Series 10 (Non-Viability Contingent Capital (NVCC)) (Subordinated Indebtedness) (the “Notes”) offered by this prospectus supplement (this “Prospectus Supplement”) will mature on January 28, 2087. The Notes will bear interest (i) from, and including, July 13, 2026 (the “issue date”) to, but excluding, January 28, 2032 (the “Initial Reset Date”), at a fixed rate of 6.750% per annum, and (ii) from, and including, the Initial Reset Date, during each Rate Reset Period (as defined herein) at a rate per annum equal to the U.S. Treasury Rate (as defined herein) on the most recent Interest Rate Calculation Date (as defined herein) plus 2.499%, to be reset on each Interest Reset Date (as defined herein). Interest will be payable quarterly in arrears on January 28, April 28, July 28 and October 28 of each year (each, an “Interest Payment Date”), commencing on October 28, 2026.

This Prospectus Supplement, together with the accompanying Prospectus dated October 2, 2024 (the “Prospectus”), also relates to the offering of 500,000 of our Non-Cumulative 5-Year Fixed Rate Reset Class A Preferred Shares Series 65 (Non-Viability Contingent Capital (NVCC)) (the “Preferred Shares”), with a face amount of US$1,000 per share to be issued to the Limited Recourse Trustee (as defined herein) in connection with the issuance of the Notes. The Preferred Shares offered hereby will be issued prior to the closing of the offering of the Notes.

The Notes are intended to qualify as our “Additional Tier 1” capital within the meaning of the regulatory capital adequacy requirements to which we are subject. In the event of a non-payment by us of the principal amount of, interest on or redemption price for the Notes when due, the sole remedy of holders of Notes shall be the delivery to the holders of their proportionate share of the Corresponding Trust Assets (as defined herein), which initially shall consist of the Preferred Shares. See “Description of the Notes — Limited Recourse.”

The Notes will be our direct unsecured obligations constituting subordinated indebtedness within the meaning of the Bank Act (Canada) (the “Bank Act”), which if we become insolvent or are wound-up (prior to the occurrence of a Trigger Event (as defined herein)) will rank: (i) subordinate in right of payment to the prior payment in full of all Higher Ranked Indebtedness (as defined herein), including certain Subordinated Indebtedness (as defined herein) and (ii) in right of payment equally with and not prior to our Junior Subordinated Indebtedness (as defined herein) (other than Junior Subordinated Indebtedness which by its terms ranks subordinate to the Notes), in each case from time to time outstanding; provided that, in any such case, in case of our non-payment of the principal amount of, interest on or redemption price for the Notes when due, the sole remedy of holders of Notes shall be the delivery of the Corresponding Trust Assets. Upon the occurrence of a Recourse Event (as defined herein) the recourse of each holder of Notes will be limited to such holder’s proportionate share of the Corresponding Trust Assets, and all claims of holders of Notes against us under the Notes will be extinguished upon receipt of the Corresponding Trust Assets. If the Corresponding Trust Assets that are delivered to holders of Notes under such circumstances consist of Preferred Shares or common shares of the Bank (“Common Shares”), such Preferred Shares or Common Shares will rank on parity with all other class A preferred shares of the Bank (“Class A Preferred Shares”) or Common Shares, as applicable. See “Description of the Notes.”

We may, at our option, with the prior written approval of the Superintendent of Financial Institutions (Canada) (the “Superintendent”) and without the consent of holders of Notes, on not less than 10 days’ and not more than 60 days’ prior notice to the registered holders, redeem the Notes (i) in whole or in part from time to time, on the Initial Reset Date and on each January 28, April 28, July 28 and October 28 thereafter, (ii) in whole but not in part, at any time following a Regulatory Event Date (as defined herein), or (iii) in whole but not in part, at any time following the occurrence of a Tax Event Date (as defined herein), in each case at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date (the “Redemption Price”). See “Description of the Notes — Redemption.” In addition, upon any redemption by us of the Preferred Shares held in the Limited Recourse Trust in accordance with their terms prior to the maturity date of the Notes (such redemption will be subject to the prior written approval of the Superintendent), outstanding Notes with an aggregate principal amount equal to the aggregate face amount of Preferred Shares redeemed shall automatically and immediately be redeemed. See “Description of the Notes — Redemption” and “Description of the Preferred Shares — Redemption.”

The Notes are a new issue of securities with no established trading market. We do not intend to list the Notes or the Preferred Shares on any securities exchange or automated quotation system.

_________________

Investing in the Notes (and Preferred Shares and Common Shares upon delivery of the Corresponding Trust Assets, including upon the occurrence of a Trigger Event) involves certain risks. See “Risk Factors” beginning on page S-14 of this Prospectus Supplement and page 1 of the accompanying Prospectus together with the risks described in the documents we filed with the U.S. Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein.

_________________

	Per Note(1)	Total
Public offering price	100.000%	US$	500,000,000
Underwriting commissions	1.000%	US$	5,000,000
Net proceeds, before expenses, to Us	99.000%	US$	495,000,000

____________

(1)      Plus accrued and unpaid interest from July 13, 2026, if settlement occurs after that date.

Neither the SEC nor any state securities commission has approved or disapproved of the Notes or the Preferred Shares or passed upon the adequacy or accuracy of this Prospectus Supplement or the accompanying Prospectus. Any representation to the contrary is a criminal offense.

The Notes will not constitute savings accounts, deposits or other obligations that are insured by the United States Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Corporation or any other U.S. or Canadian governmental agency or instrumentality or under the Canada Deposit Insurance Corporation Act (Canada), the Bank Act (Canada) or any other deposit insurance regime designed to ensure the payment of all or a portion of a deposit upon the insolvency of a deposit taking financial institution.

The Notes will be ready for delivery through the book-entry facilities of The Depository Trust Company and its direct and indirect participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, on or about July 13, 2026.

_________________

Joint Book-Running Managers

CIBC Capital Markets	Barclays	Citigroup	Morgan Stanley	Wells Fargo Securities
	Credit Agricole CIB		Mizuho

Co-Managers

Desjardins Capital Markets	Academy Securities	Brookfield Capital Solutions	Loop Capital Markets

_________________

July 6, 2026

Prospectus Supplement

Prospectus

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Prohibition on marketing and sales to retail investors in the UK and EEA

This Prospectus Supplement and the accompanying Prospectus have been prepared on the basis that any offer of Notes in any member state (the “Member States” and each, a “Member State”) of the European Economic Area (“EEA”) will be made pursuant to an exemption under Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) from the requirement to publish a prospectus for offers of Notes. Accordingly, any person making or intending to make an offer in that Member State of Notes which are the subject of the offering contemplated in this Prospectus Supplement and the accompanying Prospectus may only do so to legal entities which are qualified investors as defined in the Prospectus Regulation, provided that no such offer of Notes shall require CIBC or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2(e) or the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Any distributor subject to MiFID II (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the Notes is responsible for undertaking its own target market assessment in respect of the Notes and determining the appropriate distribution channels for the purposes of MiFID II product governance rules under Commission Delegated Directive (EU) 2017/593 (“Delegated Directive”). Neither CIBC nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the Delegated Directive.

This Prospectus Supplement and the accompanying Prospectus have been prepared on the basis that any offer of Notes in the United Kingdom (the “UK”) will be made pursuant to an exemption from the prohibition on public offers of Notes or Preferred Shares in the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”) in circumstances not requiring a prospectus pursuant to the FCA Handbook Admission to Trading on a Regulated Market Sourcebook (“PRM Sourcebook”). Accordingly, any person making or intending to make an offer in the UK of Notes which are the subject of the offering contemplated in this Prospectus Supplement and the accompanying Prospectus may only do so to legal entities which are qualified investors as defined in the POATRs, provided that no such offer of Notes shall require CIBC or any underwriter to publish a prospectus pursuant to the POATRs or the PRM Sourcebook.

The Notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended (“EUWA”); or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs. Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (the “DISC”) for offering, selling or distributing the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

Any distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the Notes is responsible for undertaking its own target market assessment in respect of the Notes and determining the appropriate distribution channels. Neither CIBC nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the UK MiFIR Product Governance Rules.

S-ii

This Prospectus Supplement and the accompanying Prospectus are only being distributed to, and are only directed at: (i) persons who are outside the UK; (ii) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, or (iv) persons to whom an invitation or inducement to engage in any investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons. The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Notes and will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this Prospectus Supplement and the accompanying Prospectus or any of their contents.

S-iii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this Prospectus Supplement, which contains the specific terms of this offering of the Notes and supplements and updates certain information contained in the accompanying Prospectus. The second part is the accompanying Prospectus dated October 2, 2024, which is part of our Registration Statement on Form F-3 (No. 333-282307).

This Prospectus Supplement may add to, update or change the information in the accompanying Prospectus. If information in this Prospectus Supplement is inconsistent with information in the accompanying Prospectus, this Prospectus Supplement will apply and will supersede that information in the accompanying Prospectus.

This Prospectus Supplement, the accompanying Prospectus, any free writing prospectus we have authorized and the documents incorporated into each by reference include important information about us, the Notes being offered and other information you should know before investing. You should read this Prospectus Supplement, the accompanying Prospectus as well as the additional information described under “Available Information” in the accompanying Prospectus before investing in the Notes.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference into this Prospectus Supplement, the accompanying Prospectus or any free writing prospectus we have authorized and, if given or made, such information or representations must not be relied upon as having been authorized. The Bank has not, and the underwriters have not, authorized any other person to provide you with different information. This Prospectus Supplement and the accompanying Prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this Prospectus Supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus Supplement and the accompanying Prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this Prospectus Supplement, or that the information contained in this Prospectus Supplement or the accompanying Prospectus or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

The distribution of this Prospectus Supplement and the accompanying Prospectus and this offering of the Notes in certain jurisdictions may be restricted by law. This Prospectus Supplement and the accompanying Prospectus do not constitute an offer, or an invitation on our behalf or the underwriters, or any of them, to subscribe for or purchase any of the Notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting (Conflicts of Interest).”

In this Prospectus Supplement and the accompanying Prospectus, references to “CIBC,” the “Bank,” “we,” “us” and “our” refer to Canadian Imperial Bank of Commerce and all entities included in its consolidated financial statements, except where otherwise indicated or where the context otherwise requires. References to our “designee” with respect to the Notes or the Preferred Shares, as the case may be, shall mean our designee, which may be the calculation agent (which may be CIBC) for the Notes or the Preferred Shares, as the case may be, or a successor calculation agent, an independent financial advisor or any other designee of ours, any of which may be an affiliate of ours.

S-iv

FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, the accompanying Prospectus and any free writing prospectus we have authorized, including the documents that are incorporated by reference, contain forward-looking statements within the meaning of certain securities laws. All such statements are made pursuant to the “safe harbor” provisions of, and are intended to be forward-looking statements under, applicable Canadian and U.S. securities legislation, including the U.S. Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements made about our operations, business lines, financial condition, risk management, priorities, targets and sustainability commitments (including with respect to our sustainability ambitions and related activities), ongoing objectives, strategies, the regulatory environment in which we operate and outlook for calendar year 2026 and subsequent periods. Forward-looking statements are typically identified by the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “target,” “predict,” “commit,” “ambition,” “goal,” “strive,” “project,” “objective” and other similar expressions or future or conditional verbs such as “will,” “may,” “should,” “would” and “could.” By their nature, these statements require us to make assumptions and are subject to inherent risks and uncertainties that may be general or specific. Given the potential negative economic impacts tied to the actual and proposed U.S. imposition of tariffs on Canada and other countries and their countermeasures, the softening labor market and uncertain political conditions in the U.S., the continuing impact of hybrid work arrangements and high interest rates on the U.S. real estate sector, and the war in Ukraine and conflict in the Middle East, including their contribution to elevated energy and critical input costs, and ongoing supply chain disruptions, on the global economy, financial markets, and our business, results of operations, reputation and financial condition, there is inherently more uncertainty associated with our assumptions as compared to prior periods. A variety of factors, many of which are beyond our control, affect our operations, performance and results, and could cause actual results to differ materially from the expectations expressed in any of our forward-looking statements. These factors include:

•        trade policies and tensions, including tariffs and government tariff mitigation policies;

•        inflationary pressures in the U.S.;

•        global supply-chain disruptions;

•        geopolitical risk, including from the war in Ukraine and conflict in the Middle East;

•        the impact of post-pandemic hybrid work arrangements;

•        credit, market, liquidity, strategic, insurance, operational, reputation, conduct and legal, regulatory and environmental risk;

•        currency value and interest rate fluctuations, including as a result of market and oil price volatility;

•        the effectiveness and adequacy of our risk management and valuation models and processes;

•        legislative or regulatory developments in the jurisdictions where we operate, including the Organisation for Economic Co-operation and Development Common Reporting Standard, and regulatory reforms in the United Kingdom and Europe, the Basel Committee on Banking Supervision’s global standards for capital and liquidity reform, and those relating to bank recapitalization legislation, open banking and the payments system in Canada;

•        amendments to, and interpretations of, risk-based capital guidelines and reporting instructions, and interest rate and liquidity regulatory guidance;

•        exposure to, and the resolution of, significant litigation or regulatory matters, our ability to successfully appeal adverse outcomes of such matters and the timing, determination and recovery of amounts related to such matters;

•        the effect of changes to accounting standards, rules and interpretations;

•        changes in our estimates of reserves and allowances;

•        changes in tax laws;

•        changes to our credit ratings;

S-v

•        political conditions and developments, including changes relating to economic matters;

•        the possible effect on our business of international conflicts, such as the war in Ukraine and conflict in the Middle East, and terrorism;

•        natural disasters, disruptions to public infrastructure and other catastrophic events;

•        the occurrence of public health emergencies and any related government policies and actions;

•        reliance on third parties to provide components of our business infrastructure;

•        potential disruptions to our information technology systems and services;

•        increasing cyber security risks, which may include theft or disclosure of assets, unauthorized access to sensitive information, or operational disruption;

•        social media risk;

•        losses incurred as a result of internal or external fraud;

•        anti-money laundering;

•        the accuracy and completeness of information provided to us concerning clients and counterparties;

•        the failure of third parties to comply with their obligations to us and our affiliates or associates;

•        intensifying competition from established competitors and new entrants in the financial services industry, including through internet and mobile banking;

•        technological change, including the development and use of data and artificial intelligence (AI) in our business;

•        the heavy reliance on AI-related capital spending for U.S. growth and the uncertain employment impacts from its adoption;

•        global capital market activity;

•        changes in monetary and economic policy;

•        general business and economic conditions worldwide, as well as in Canada, the United States and other countries where we have operations, including increasing Canadian household debt levels and global credit risks;

•        environmental and social risks, including climate-related risk, our ability to implement various sustainability-related initiatives internally and with our clients under expected time frames and our ability to scale our sustainable finance products and services;

•        our success in developing and introducing new products and services, expanding existing distribution channels, developing new distribution channels and realizing increased revenue from these channels;

•        changes in client spending and saving habits;

•        our ability to attract and retain key employees and executives;

•        our ability to successfully execute our strategies and complete and integrate acquisitions and joint ventures;

•        the risk that expected benefits of an acquisition, merger or divestiture will not be realized within the expected time frame or at all; and

•        our ability to anticipate and manage the risks associated with these factors.

S-vi

This list is not exhaustive of the factors that may affect any of our forward-looking statements. Additional information about these factors can be found in the “Management’s discussion and analysis — Management of risk” section of our Annual Report for the year ended October 31, 2025, which is an exhibit to our Form 40-F for the fiscal year ended October 31, 2025 filed with the SEC on December 4, 2025 (the “2025 Annual Report”), our Report to Shareholders for the First Quarter, 2026, which is an exhibit to our Form 6-K dated February 26, 2026 filed with the SEC on February 26, 2026 (the “2026 First Quarter Report”) and our Report to Shareholders for the Second Quarter, 2026, which is an exhibit to our Form 6-K dated May 28, 2026 filed with the SEC on May 28, 2026 (the “2026 Second Quarter Report”), which are incorporated by reference into this Prospectus Supplement and the accompanying Prospectus. These and other factors should be considered carefully and readers should not place undue reliance on our forward-looking statements. See “Risk Factors” in this Prospectus Supplement and the accompanying Prospectus together with the risks described in the documents we filed with the SEC that are incorporated by reference herein. Any forward-looking statements contained in this Prospectus Supplement represent the views of management only as of the date hereof. We do not undertake to update any forward-looking statement that is contained in this Prospectus Supplement, the accompanying Prospectus and any free writing prospectus we have authorized or the documents incorporated by reference, except as required by law.

S-vii

PRESENTATION OF FINANCIAL INFORMATION

CIBC maintains its financial books and records, and prepares its consolidated financial statements, including comparative information, in accordance with IFRS Standards (“IFRS”) as issued by the International Accounting Standards Board. Pursuant to the rules of the SEC, CIBC is permitted to present its financial statements in accordance with IFRS without a reconciliation to U.S. generally accepted accounting principles (“U.S. GAAP”). As a result, certain financial information included in or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus may not be comparable to financial information prepared by companies in the United States reporting under U.S. GAAP.

Additionally, CIBC publishes its consolidated financial statements in Canadian dollars. In this Prospectus Supplement, currency amounts are stated in Canadian dollars, unless specified otherwise. References to “$,” “Cdn$” and “dollars” are to Canadian dollars, and references to “US$” are to U.S. dollars.

Canadian Imperial Bank of Commerce

CIBC is a diversified financial institution governed by the Bank Act. CIBC’s registered and head office is located at 81 Bay Street, CIBC Square, Toronto, Ontario, Canada, M5J 0E7. CIBC was formed in 1961 through the amalgamation of The Canadian Bank of Commerce (originally incorporated in 1858) and Imperial Bank of Canada (originally incorporated in 1875).

Additional information with respect to CIBC’s businesses is included in the documents incorporated by reference into this Prospectus Supplement and the accompanying Prospectus.

S-viii

SUMMARY OF THE NOTES

This summary highlights selected information about the Notes contained elsewhere in this Prospectus Supplement and the accompanying Prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the Notes, and this summary is qualified by the detailed information appearing elsewhere in this Prospectus Supplement, the accompanying Prospectus, and the documents incorporated by reference herein. You should read carefully this entire Prospectus Supplement and the accompanying Prospectus, including the “Risk Factors” section of this Prospectus Supplement, and the documents incorporated by reference into this Prospectus Supplement, which are described under “Documents Incorporated by Reference” in this Prospectus Supplement.

Issuer	Canadian Imperial Bank of Commerce
Securities Offered	US$500,000,000 aggregate principal amount of 6.750% Fixed Rate Reset Limited Recourse Capital Notes Series 10 (Non-Viability Contingent Capital (NVCC)) (Subordinated Indebtedness) (the “Notes”).
Maturity Date	The Notes will mature on January 28, 2087 (the “Maturity Date”).
Interest Reset Dates

January 28, 2032 (the “Initial Reset Date”) and each fifth anniversary of such date thereafter occurring prior to, but excluding, the Maturity Date (or earlier redemption date or repurchase date, as applicable) (each such date, an “Interest Reset Date”).

Interest Rate Calculation Dates	The third business day (as defined herein) immediately preceding the applicable Interest Reset Date (each such date, an “Interest Rate Calculation Date”).
Interest Rate

The Notes will bear interest on their principal amount (i) from, and including, July 13, 2026 to, but excluding, the Initial Reset Date, at a rate of 6.750% per annum, and (ii) from, and including, the Initial Reset Date, during each Rate Reset Period (as defined below) at a rate per annum equal to the U.S. Treasury Rate (as defined herein) as determined by the calculation agent on the Interest Rate Calculation Date immediately preceding the applicable Interest Reset Date plus 2.499%, to be reset on each Interest Reset Date.

For purposes of the foregoing, “Rate Reset Period” means the period from, and including, the Initial Reset Date to, but excluding, the next Interest Reset Date and each five-year period thereafter from, and including, an Interest Reset Date to, but excluding, the next Interest Reset Date or the Maturity Date (or earlier redemption date or repurchase date), as applicable.

See “Description of the Notes — Interest” for definitions and other important information concerning the calculation of interest on the Notes.

Interest Payment Dates	Interest on the Notes will be payable quarterly in arrears on January 28, April 28, July 28 and October 28 of each year (each, an “Interest Payment Date”), commencing on October 28, 2026.
Interest Periods

The term “interest period” for the Notes means the period from, and including, any Interest Payment Date (or, with respect to the initial interest period only, commencing on July 13, 2026) to, but excluding, the next succeeding Interest Payment Date, and in the case of the last such period, from, and including, the Interest Payment Date immediately preceding the Maturity Date to, but excluding, the Maturity Date (or earlier redemption date or repurchase date, as applicable).

Interest Deferability

Interest payments are non-deferrable.

On the occurrence of any Failed Coupon Payment Date (as defined below), pursuant to the limited recourse feature described under “Description of the Notes — Limited Recourse,” each holder of Notes will receive such holder’s proportionate share of the Corresponding Trust Assets. Upon delivery to holders of their proportionate share of the Corresponding Trust Assets following any Failed Coupon Payment Date, all Notes will cease to be outstanding and each holder of Notes will cease to be entitled to interest thereon. See “Description of the Notes — Limited Recourse.”

“Failed Coupon Payment Date” means the fifth business day immediately following an Interest Payment Date upon which the Bank does not pay interest on the Notes in cash and has not cured such non-payment by subsequently paying such interest in cash prior to such fifth business day.

Redemption

The Bank may, at its option, with the prior written approval of the Superintendent and without the consent of holders of Notes, on not less than 10 days’ and not more than 60 days’ prior notice to the registered holders, redeem the Notes, in whole or in part from time to time, on the Initial Reset Date and on each January 28, April 28, July 28 and October 28 thereafter at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date (the “Redemption Price”). See “Description of the Notes — Redemption at the Option of the Bank.”

The Bank may, with the prior written approval of the Superintendent and without the consent of holders of Notes, on not less than 10 days’ and not more than 60 days’ prior notice to the registered holders, redeem the Notes, in whole but not in part, (i) at any time following a Regulatory Event Date (as defined herein), or (ii) at any time following the occurrence of a Tax Event Date (as defined herein), in each case at the Redemption Price. See “Description of the Notes — Redemption for Capital or Tax Reasons.”

In addition, upon any redemption by the Bank of the Non-Cumulative 5-Year Fixed Rate Reset Class A Preferred Shares Series 65 (Non-Viability Contingent Capital (NVCC)) (the “Preferred Shares”) held in the Limited Recourse Trust (as defined herein) in accordance with their terms prior to the Maturity Date (such redemption will be subject to the prior written approval of the Superintendent), outstanding Notes with an aggregate principal amount equal to the aggregate face amount of Preferred Shares redeemed by the Bank pursuant to such redemption shall automatically and immediately be redeemed, on a full and permanent basis, for a cash amount equal to the Redemption Price, without any action on the part of, or the consent of, holders of Notes. See “Description of the Preferred Shares” for a description of the circumstances under which the Preferred Shares may be redeemed or purchased for cancellation by the Bank. For certainty, to the extent that, in accordance with the terms of the Indenture (as defined herein), the Bank has immediately prior to or concurrently with such redemption of Preferred Shares redeemed or purchased for cancellation Notes with an aggregate principal amount equal to the aggregate face amount of Preferred Shares being redeemed, such requirement to redeem a corresponding aggregate principal amount of Notes shall be deemed satisfied. See “Description of the Notes — Redemption.”

The Bank will not redeem Notes under any circumstances if such redemption would, directly or indirectly, result in the Bank’s breach of any provision of the Bank Act or the guidelines for capital adequacy requirements for banks in Canada of the Office of the Superintendent of Financial Institutions (Canada) (“OSFI”), as may be amended from time to time (the “CAR Guideline”).

Any Notes redeemed by the Bank will be cancelled and will not be reissued.

Purchase for Cancellation

The Bank may, at its option and at any time, with the prior written approval of the Superintendent, purchase the Notes, in whole or in part, in the open market, by tender (available to all holders of Notes), by private contract or otherwise, for cancellation, at any price or prices and upon such terms and conditions as the Bank in its absolute discretion may determine, subject, however, to any applicable law restricting the purchase of Notes.

If any Notes are so purchased for cancellation, subject to the provisions of the Bank Act, the prior written approval of the Superintendent and various restrictions on the retirement of Preferred Shares, the Bank shall redeem a corresponding number of Preferred Shares (which Preferred Shares will have an aggregate face amount equal to the aggregate principal amount of the Notes to be cancelled) then held in the Limited Recourse Trust.

Any Notes so purchased by the Bank will be cancelled and will not be reissued.

Limited Recourse

If (i) there is non-payment by the Bank of the principal amount of the Notes, together with any accrued and unpaid interest thereon, in cash, on the Maturity Date, (ii) a Failed Coupon Payment Date occurs, (iii) in connection with the redemption of the Notes, on the redemption date for such redemption, the Bank does not pay the applicable Redemption Price in cash, (iv) an Event of Default (as described in “Description of Debt Securities — Events of Default” in the accompanying Prospectus) under the Notes occurs or (v) a Trigger Event (as defined herein) occurs (each such event, a “Recourse Event”), while a holder of Notes will have a claim against the Bank for the principal amount of the Notes and any accrued and unpaid interest thereon (which will then be due and payable), each holder’s sole recourse in respect of such claim will be limited to such holder’s proportionate share of the assets held by a third party trustee (the “Limited Recourse Trustee”) in respect of the Notes (the “Corresponding Trust Assets”) in CIBC LRCN Limited Recourse Trust (the “Limited Recourse Trust”). The Limited Recourse Trustee will hold assets in the Limited Recourse Trust in respect of more than one series of limited recourse capital notes, and the assets (including the Bank’s preferred shares) for each such series will be held separate from the assets for other series. Computershare Trust Company of Canada will act as the Limited Recourse Trustee.

Initially, at the time of issuance of the Notes, the Corresponding Trust Assets will consist of Preferred Shares issued prior to the issue date of the Notes at an issue price equal to the Canadian Dollar Equivalent (as defined herein) of US$1,000 per Preferred Share. Following the issuance of the Notes, the Corresponding Trust Assets may consist of (i) Preferred Shares (or proceeds with respect to the subscription for units of the Limited Recourse Trust by the Bank, which are to be used by the Limited Recourse Trustee to subscribe for Preferred Shares), (ii) cash, if the

Preferred Shares are redeemed for cash, or purchased for cancellation, by the Bank with the prior written approval of the Superintendent (other than any portion of such cash in respect of any declared and unpaid dividends), (iii) common shares of the Bank (“Common Shares”) issued upon the conversion of the Preferred Shares into Common Shares upon a Trigger Event and resulting NVCC Automatic Conversion (as defined herein) in connection with such Trigger Event (other than Dividend Common Shares (as defined herein), if any), or (iv) any combination thereof, depending on the circumstances.

The number of Preferred Shares issued prior to the issue date of the Notes will be equal to the aggregate principal amount of the Notes to be issued on the issue date divided by US$1,000.

Upon the occurrence of a Recourse Event that is not a Trigger Event, the Limited Recourse Trustee will deliver to each holder of Notes one Preferred Share for each US$1,000 principal amount of Notes held by such holder, which shall be applied to the payment of the principal amount of the Notes, and such delivery of Preferred Shares will be the sole remedy of each holder of Notes against the Bank for repayment of the principal amount of the Notes and any accrued but unpaid interest thereon then due and payable.

Upon the occurrence of a Recourse Event that is a Trigger Event, each holder of Notes will be entitled to receive such holder’s proportionate share of the Corresponding Trust Assets and the Limited Recourse Trustee will deliver to each holder of Notes such holder’s proportionate share of Common Shares issued upon the conversion of the Preferred Shares into Common Shares upon a Trigger Event and resulting NVCC Automatic Conversion in connection with such Trigger Event (other than Dividend Common Shares, if any). The number of Common Shares issuable in connection with the Trigger Event will be calculated based on a Share Value (as defined herein) of US$1,000, plus declared and unpaid dividends, if any, to, but excluding, the date of the Trigger Event, expressed in Canadian dollars. The delivery of such Common Shares shall be applied to the payment of the principal amount of the Notes, and such delivery of Common Shares will be the sole remedy of each holder of Notes against the Bank for repayment of the principal amount of the Notes and any accrued but unpaid interest thereon then due and payable. See “NVCC Automatic Conversion.”

Notwithstanding the foregoing, upon a Recourse Event that is a Trigger Event, holders of Notes will not be entitled to receive any Common Shares issued in respect of the portion of the Share Value equal to any declared and unpaid dividends (such Common Shares, the “Dividend Common Shares”), which Dividend Common Shares shall not be delivered to holders of Notes and either will be retained by the Limited Recourse Trustee or sold by the Limited Recourse Trust with the proceeds distributed to the Bank. As a result of the Dividend Waiver described herein, the Bank does not expect the NVCC Automatic Conversion formula to result in the issuance of any Dividend Common Shares in connection with a Recourse Event that is a Trigger Event.

The receipt by a holder of Notes of such holder’s proportionate share of the Corresponding Trust Assets upon the occurrence of a Recourse Event shall exhaust the remedies of such holder under the Notes. If a holder of Notes does not receive its proportionate share of the Corresponding Trust Assets under such circumstances, the sole remedy of such holder for any claims against the Bank shall be limited to a claim for the delivery of its proportionate share of such Corresponding Trust Assets. In case of any shortfall resulting from the value of the Corresponding Trust Assets being less than the principal amount of and any accrued and unpaid interest on the Notes, all losses arising from such shortfall shall be borne by the holders of Notes. All claims of any holder of Notes against the Bank under the Notes will be extinguished upon receipt by such holder of its proportionate share of the Corresponding Trust Assets. See “Description of the Notes — Limited Recourse.”

NVCC Automatic Conversion

Upon the occurrence of a Trigger Event, each Preferred Share held in the Limited Recourse Trust will automatically and immediately be converted, on a full and permanent basis, without the consent of the holder thereof, the Limited Recourse Trustee, the Trustee or the Canadian Co-Trustee, into the number of fully-paid and non-assessable Common Shares based on the Conversion Price (as defined herein) (an “NVCC Automatic Conversion”) as described herein under “Description of the Preferred Shares — Description of the Preferred Shares — Conversion Upon Occurrence of a Non-Viability Contingent Capital Trigger Event.”

Immediately following such NVCC Automatic Conversion, pursuant to the limited recourse feature as described in “Description of the Notes — Limited Recourse,” each holder of Notes will be entitled to receive such holder’s proportionate share of the Corresponding Trust Assets and the Limited Recourse Trustee will deliver to each holder of Notes such holder’s proportionate share of Common Shares issued upon a Trigger Event and resulting NVCC Automatic Conversion in connection with such Trigger Event (other than Dividend Common Shares, if any). Such delivery of Common Shares will exhaust each holder’s remedies against the Bank for repayment of the principal amount of the Notes and any accrued but unpaid interest thereon then due and payable and receipt of such Common Shares will extinguish all claims of holders of Notes against the Bank under the Notes.

See “Description of the Preferred Shares — Conversion Upon Occurrence of a Non-Viability Contingent Capital Trigger Event” for more details.

Subordination

The Notes will be direct unsecured obligations of the Bank constituting subordinated indebtedness within the meaning of the Bank Act and will rank subordinate to all of the Bank’s deposit liabilities and all of the Bank’s other indebtedness (including all of the Bank’s other unsecured and subordinated indebtedness) from time to time issued and outstanding, except for such indebtedness which by its terms ranks equally in right of payment with, or is subordinate to, the Notes. See “Description of the Notes — Subordination.” As of April 30, 2026, the Bank had approximately $1,094.6 billion of Higher Ranked Indebtedness, including deposits, outstanding which would rank ahead of the Notes.

Upon the occurrence of a Recourse Event, including a Trigger Event or an Event of Default (each as defined herein), the recourse of each holder of Notes will be limited to the holder’s proportionate share of the Corresponding Trust Assets. The receipt by a holder of Notes of its proportionate share of the Corresponding Trust Assets upon the occurrence of a Recourse Event shall exhaust all remedies of such holder under the Notes. If a holder of Notes does not receive its proportionate share of the Corresponding Trust Assets under such circumstances, the sole remedy of the holder for any claims against the Bank will be limited to a claim for the delivery of its proportionate share of Corresponding Trust Assets. If the Corresponding Trust Assets that are delivered to the holders of Notes under such circumstances consist of Preferred Shares or Common Shares, such Preferred Shares or Common Shares will rank on parity with all other Class A Preferred Shares or Common Shares, as applicable.

The Notes will not constitute savings accounts, deposits or other obligations that are insured by the U.S. Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Corporation (the “CDIC”) or any other U.S. or Canadian governmental agency or under the Canada Deposit Insurance Corporation Act (Canada) (the “CDIC Act”), the Bank Act or any other deposit insurance regime designed to ensure the payment of all or a portion of a deposit upon the insolvency of a deposit taking financial institution.

Event of Default

The only events of default with respect to the Notes shall be the bankruptcy, insolvency, liquidation or winding-up of the Bank (each, an “Event of Default”).

An Event of Default will not include any non-payment by the Bank of the principal amount of or interest on the Notes, a default in the performance by the Bank of any other covenant of the Bank contained in the Indenture, or the occurrence of a Trigger Event (including an NVCC Automatic Conversion).

The occurrence of an Event of Default is a Recourse Event, for which the sole recourse of holders of Notes will be limited to the delivery of the Corresponding Trust Assets. In case of an Event of Default, the delivery of the Corresponding Trust Assets to holders of Notes will exhaust all remedies of such holders in connection with such Event of Default, and all claims of holders of Notes against the Bank under the Notes will be extinguished upon receipt of the Corresponding Trust Assets. See “Description of the Notes — Limited Recourse.”

Prohibited Owners

The terms and conditions of the Notes will include mechanics to allow the Bank to attempt to facilitate a sale of Preferred Shares or Common Shares (issued upon a Recourse Event) on behalf of any holder of Notes whom the Bank or its stock transfer agent has reason to believe is an Ineligible Person (as defined herein) or an Ineligible Government Holder (as defined herein), or any person who, by virtue of that delivery, would become a Significant Shareholder (as defined herein).

Form and Denomination

The Notes will be issued in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company (“DTC”). Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

Clearstream Banking S.A. and Euroclear Bank SA/NV will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this Prospectus Supplement, owners of beneficial interests in the Notes will not be entitled to have Notes registered in their names, will not receive or be entitled to receive Notes in definitive form and will not be considered holders of Notes under the Indenture. The Notes will be issued only in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof. See “Description of the Notes — Book-Entry System; Delivery and Form.”

Use of Proceeds

The net proceeds from the sale of the Notes will be added to the Bank’s funds and will be used for general corporate purposes, which may include the redemption of outstanding capital securities of the Bank and/or repayment of other outstanding liabilities of the Bank. The Notes are expected to qualify as Additional Tier 1 capital of the Bank for regulatory purposes. Separate consideration will not be received by the Bank from the investors in connection with the Preferred Shares.

Listing

We do not intend to apply for listing of the Notes on any securities exchange or for inclusion in any automated quotation system and, consequently, there is no market through which the Notes may be sold and purchasers may not be able to resell the Notes purchased under this Prospectus Supplement.

Upon a Trigger Event, pursuant to the limited recourse feature described under “Description of Debt Securities — Limited Recourse,” holders of Notes will become holders of Common Shares. The Bank currently intends to apply to list such Common Shares on the NYSE and the TSX in accordance with their respective rules and requirements.

Conflicts of Interest

Because CIBC World Markets Corp. is an affiliate of the Bank and is participating in the distribution of the Notes in this offering as an underwriter, CIBC World Markets Corp. has a “conflict of interest” as defined in Rule 5121 of the U.S. Financial Industry Regulatory Authority, Inc. (“FINRA”). Consequently, this offering is being conducted in compliance with FINRA Rule 5121. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering, as the offering is of a class of securities rated investment grade by a nationally recognized statistical rating organization acceptable to FINRA. CIBC World Markets Corp. is not permitted to sell Notes in this offering to accounts over which discretionary control is exercised without the prior specific written authority of the accountholder. See “Underwriting (Conflicts of Interest).”

Material U.S. Federal Income Tax Considerations	See “Material U.S. Federal Income Tax Considerations.”
Material Canadian Federal Income Tax Considerations	See “Material Canadian Federal Income Tax Considerations.”
Risk Factors

An investment in the Notes involves risks. See “Risk Factors” in this Prospectus Supplement and the accompanying Prospectus for a description of certain risks you should consider before investing in the Notes (and the Preferred Shares or Common Shares upon certain Recourse Events).

Governing Law

The Indenture is, and the Notes will be, governed by and construed in accordance with the laws of the State of New York (other than with respect to the ranking of the Notes and the provisions relating to an NVCC Automatic Conversion described under “Description of Preferred Shares — Conversion Upon Occurrence of a Non-Viability Contingent Capital Trigger Event” herein and “Description of Debt Securities — Special Provisions Related to LRCNs” in the accompanying Prospectus, which will be governed by and construed in accordance with the laws of the Province of Ontario and the applicable laws of Canada).

Trustee	The Bank of New York Mellon
Canadian Co-Trustee	Computershare Advantage Trust of Canada
Paying Agent, Transfer Agent and Security Registrar	The Bank of New York Mellon
Calculation Agent	The Bank or its designee, which may be an affiliate of the Bank

SUMMARY OF THE PREFERRED SHARES

This summary highlights information about the Preferred Shares contained elsewhere in this Prospectus Supplement and the accompanying Prospectus. As a result, it does not contain all of the information that may be important to you, and this summary is qualified by the detailed information appearing elsewhere in this Prospectus Supplement, the accompanying Prospectus, and the documents incorporated by reference herein. You should read carefully this entire Prospectus Supplement and the accompanying Prospectus, including the “Risk Factors” section of this Prospectus Supplement, and the documents incorporated by reference into this Prospectus Supplement, which are described under “Documents Incorporated by Reference” in this Prospectus Supplement.

Issuer	Canadian Imperial Bank of Commerce
Issue	500,000 Non-Cumulative 5-Year Fixed Rate Reset Class A Preferred Shares Series 65 (Non-Viability Contingent Capital (NVCC)) (the “Preferred Shares”).

The Preferred Shares will be issued to the Limited Recourse Trustee, which will hold legal title to the Preferred Shares in trust as trustee for the benefit of the Bank and, in particular, to satisfy the recourse of holders of Notes in respect of the Bank’s obligations under the Indenture.

Issue Price	Canadian Dollar Equivalent of US$1,000 per Preferred Share
Face Amount	US$1,000 per Preferred Share
Dividends

During the period from, and including, the issue date of the Preferred Shares to, but excluding, January 28, 2032 (the “Initial Reset Date,” and such period, the “Initial Fixed Rate Period”), the holders of Preferred Shares will be entitled to receive fixed rate non-cumulative preferential cash dividends, as, when and if declared by the board of directors of the Bank (“board of directors”), subject to the provisions of the Bank Act, payable quarterly in arrears on January 28, April 28, July 28 and October 28 of each year (each, a “Dividend Payment Date”), in an amount per Preferred Share per annum equal to the Initial Fixed Dividend Rate (as defined below) multiplied by US$1,000 (or if then held in the Limited Recourse Trust, the Canadian Dollar Equivalent of US$1,000); provided that, whenever it is necessary to compute any dividend amount in respect of the Preferred Shares for a period of less than one full quarterly dividend period, such dividend amount shall be calculated on the basis of the actual number of days in the period and a year of 365 days.

During each Subsequent Fixed Rate Period (as defined below), the holders of Preferred Shares will be entitled to receive fixed rate non-cumulative preferential cash dividends, as, when and if declared by the board of directors, subject to the provisions of the Bank Act, payable quarterly in arrears on each Dividend Payment Date, in an amount per Preferred Share per annum equal to the Annual Fixed Dividend Rate (as defined below) applicable to such Subsequent Fixed Rate Period multiplied by US$1,000 (or if then held in the Limited Recourse Trust, the Canadian Dollar Equivalent of US$1,000).

For purposes of the foregoing:

“Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the U.S. Treasury Rate on the applicable Fixed Rate Calculation Date (as defined below) plus 2.499%.

“Canadian Dollar Equivalent” means the Canadian dollar equivalent of U.S. dollars using the spot exchange rate as of 4:30 p.m. New York City time on July 8, 2026.
“Fixed Period End Date” means the Initial Reset Date and each January 28 of every fifth year thereafter.
“Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the third business day immediately preceding the first day of such Subsequent Fixed Rate Period.
“Initial Fixed Dividend Rate” means, for the Initial Fixed Rate Period, the rate equal to the interest rate per annum on the Notes in effect as of the issue date of the Notes.
“Initial Reset Date” means January 28, 2032.

“Subsequent Fixed Rate Period” means the period from, and including, the Initial Reset Date to, but excluding, the next Fixed Period End Date and each five-year period thereafter from, and including, such Fixed Period End Date to, but excluding, the next Fixed Period End Date or the Maturity Date (or earlier redemption date or repurchase date), as applicable.

Dividend Waiver

The Limited Recourse Trustee, as trustee of the Limited Recourse Trust, will, by written notice, provide to the Bank a waiver (the “Dividend Waiver”) of its right to receive any and all dividends on the Preferred Shares during the period from, and including, the date of the waiver to and including the earlier of (i) the date upon which the Limited Recourse Trustee, as trustee of the Limited Recourse Trust, provides, by written notice, a revocation of such Dividend Waiver to the Bank, and (ii) the date upon which the Limited Recourse Trustee, as trustee of the Limited Recourse Trust, is no longer a beneficial and registered holder of the Preferred Shares. Accordingly, no dividends are expected to be declared or paid on the Preferred Shares while the Preferred Shares are held by the Limited Recourse Trustee. The Dividend Waiver is applicable to the Limited Recourse Trustee and will not bind a subsequent holder of the Preferred Shares.

The Bank will provide a covenant to the Limited Recourse Trustee that, at any time while the Preferred Shares are held by the Limited Recourse Trustee and the Dividend Waiver is no longer in effect, if it does not declare and pay dividends in full on the Preferred Shares, it will not declare or pay cash dividends on any of its other outstanding series of Class A Preferred Shares.

Dividend Deferability

If the board of directors does not declare dividends, or any part thereof, on the Preferred Shares on or before the relevant Dividend Payment Date for a particular period, then the rights of the holders of Preferred Shares to receive such dividends, or any part thereof, for the relevant period shall be forever extinguished.

The Bank also may be restricted under the Bank Act from paying dividends on the Preferred Shares in certain circumstances. See “Bank Act Restrictions and Approvals.”

Restrictions on Dividends and Retirement of Shares

So long as any Preferred Shares are outstanding, the Bank will not, without the approval of the holders of the outstanding Preferred Shares, declare, pay or set apart for payment any dividends on any Class B preferred shares, any Common Shares or any other shares of the Bank ranking junior to the Preferred Shares (other than stock dividends payable in any shares of the Bank ranking junior to the Preferred Shares); redeem, purchase or otherwise retire any Class B preferred shares, any Common Shares or any other shares of the Bank ranking junior to the Preferred Shares (except out of the net cash proceeds of a substantially concurrent issue of shares ranking junior to the Preferred Shares); redeem, purchase or otherwise retire less than all of the Preferred Shares then outstanding; or, except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provision attaching to any series of preferred shares of the Bank, redeem, purchase, or otherwise retire any other shares ranking on a parity with the Preferred Shares, unless, in each case, all cumulative dividends accrued and unpaid up to and including the applicable dividend payment date for the last completed period for which dividends were payable shall have been declared and paid or set apart for payment in respect of each series of cumulative Class A Preferred Shares then issued and outstanding and on all other cumulative shares ranking prior to or on a parity with the Class A Preferred Shares and there shall have been paid or set apart for payment all declared dividends in respect of each series of non-cumulative Class A Preferred Shares then issued and outstanding and on all other non-cumulative shares ranking prior to or on a parity with the Preferred Shares.

Redemption

Subject to the provisions of the Bank Act, the prior consent of the Superintendent and to the provisions of the Preferred Shares, the Bank may, at its option, without the consent of the holder, redeem all or any part of the outstanding Preferred Shares, on the Initial Reset Date and on each January 28, April 28, July 28 and October 28 thereafter, by the payment of an amount in cash for each such share so redeemed of US$1,000 (or if then held in the Limited Recourse Trust, the Canadian Dollar Equivalent of US$1,000), together with any declared and unpaid dividends (of which none are expected for so long as the Preferred Shares are held by the Limited Recourse Trustee), to, but excluding, the date fixed for redemption.

When the Preferred Shares are held in the Limited Recourse Trust, subject to the provisions of the Bank Act, the prior consent of the Superintendent and to the provisions of the Preferred Shares, the Bank may also redeem all but not less than all of the outstanding Preferred Shares (i) at any time following a Regulatory Event Date, or (ii) at any time following the occurrence of a Tax Event Date, at the Bank’s option without the consent of the holder, by the payment of an amount in cash for each such share so redeemed of the Canadian Dollar Equivalent of US$1,000 per Preferred Share, together with any declared and unpaid dividends (of which none are expected for so long as the Preferred Shares are held by the Limited Recourse Trustee) to, but excluding, the date fixed for redemption.

If at any time the Bank, with the prior written approval of the Superintendent, redeems Notes in accordance with their terms (including in connection with a redemption at the option of the Bank or a Regulatory Event Date or Tax Event Date) or purchases Notes, in whole or in part, in the open market, by tender, by private contract or otherwise, for cancellation, then the Bank shall, subject to the provisions of the Bank Act, the prior written approval of the Superintendent and the provisions of the Preferred Shares, redeem a corresponding number of Preferred Shares with an aggregate face amount equal to the aggregate principal amount of Notes redeemed or purchased for cancellation by the Bank, by the payment of an amount in cash for each such share so redeemed of the Canadian Dollar Equivalent of US$1,000 together with any declared and unpaid dividends (of which none are expected for so long as the Preferred Shares are held by the Limited Recourse Trustee) to, but excluding, the date fixed for redemption.

Concurrently with or upon the maturity of the Notes, subject to the provisions of the Bank Act, the prior written approval of the Superintendent and to the provisions of the Preferred Shares, the Bank shall redeem all but not less than all of the outstanding Preferred Shares by the payment of an amount in cash for each such share so redeemed of the Canadian Dollar Equivalent of US$1,000 per Preferred Share, together with any declared and unpaid dividends (of which none are expected for so long as the Preferred Shares are held by the Limited Recourse Trustee) to, but excluding, the date fixed for redemption, and unless otherwise satisfied, apply, or cause the Limited Recourse Trustee to apply, the proceeds of such redemption towards the repayment of the aggregate principal amount of and any accrued and unpaid interest on the Notes.

The Bank will give notice of any redemption to registered holders at least 10 and not more than 60 days prior to the redemption date.
NVCC Automatic Conversion

Upon the occurrence of a Trigger Event, each outstanding Preferred Share will automatically and immediately be converted, on a full and permanent basis, without the consent of the holder thereof, into the number of fully-paid and non-assessable Common Shares to be determined in accordance with the NVCC Automatic Conversion formula set forth under “Description of the Preferred Shares — Conversion Upon Occurrence of a Non-Viability Contingent Capital Trigger Event.”

Trigger Event

A “Trigger Event” has the meaning set out in the CAR Guideline, Chapter 2, Definition of Capital, effective November 2025, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Trigger Event:

•   the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion or write off, as applicable, of all contingent instruments and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

•   a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

Conversion into Another Series of Class A Preferred Shares

The Bank may at any time that the Preferred Shares are not held by the Limited Recourse Trustee, subject to the approval of the Superintendent, (i) give holders of the Preferred Shares the right, at their option, to convert such Preferred Shares into New Preferred Shares (as defined herein), or (ii) require the holders of Preferred Shares to convert such Preferred Shares into New Preferred Shares.

Common Share Corporate Event

In the event of a capital reorganization, consolidation, merger or amalgamation of the Bank or comparable transaction affecting the Common Shares, the Bank will take necessary action to ensure that holders of Preferred Shares receive, pursuant to an NVCC Automatic Conversion, the number of Common Shares or other securities that such holders would have received if the NVCC Automatic Conversion had occurred immediately prior to the record date for such event.

Purchase for Cancellation

Subject to the provisions of the Bank Act, the prior written approval of the Superintendent and to the provisions of the Preferred Shares, the Bank may at any time or from time to time purchase for cancellation the whole or any part of the outstanding Preferred Shares in the open market (including by private contracts), by tender or otherwise at the lowest price or prices at which in the opinion of the board of directors such shares are obtainable.

Calculation Agent	The Bank or its designee, which may be an affiliate of the Bank

RISK FACTORS

An investment in the Notes (and the Preferred Shares and Common Shares upon the delivery of the Corresponding Trust Assets, including upon the occurrence of a Trigger Event) is subject to certain risks. Before deciding whether to invest in the Notes, investors should carefully consider the risks set out herein, in the accompanying Prospectus and in the documents incorporated by reference into this Prospectus Supplement and the accompanying Prospectus. These risks are not the only ones the Bank faces. Additional risks not presently known to the Bank or that it currently deems immaterial may also impair its business operations and even the risks described below may adversely affect its business in ways it has not described or does not currently anticipate. The Bank’s business, financial condition or results of operations could be materially adversely affected by any of these risks. In such case, you may lose all or part of your original investment.

The Notes and Preferred Shares are loss-absorption financial instruments that involve significant risk and may not be a suitable investment for all investors.

The Notes and Preferred Shares are loss-absorption financial instruments designed to comply with applicable Canadian banking regulations and involve significant risks. Each potential investor in the Notes must determine the suitability (either alone or with the help of a financial advisor) of that investment in light of its own circumstances. In particular, each potential investor should understand thoroughly the terms of the Notes and the Preferred Shares, such as the provisions governing the limited remedies of holders of Notes and NVCC Automatic Conversion, including the circumstances constituting a Trigger Event. A potential investor should not invest in the Notes unless it has the knowledge and expertise (either alone or with a financial advisor) to evaluate how the Notes will perform under changing conditions, the resulting effects on the likelihood of an NVCC Automatic Conversion into Common Shares and the value of the Notes, and the impact this investment will have on the potential investor’s overall investment portfolio. Prior to making an investment decision, potential investors should consider carefully, in light of their own financial circumstances and investment objectives, all the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus.

An investment in the Notes and the Preferred Shares is subject to the Bank’s credit risk; downgrades or other changes in our credit ratings could affect our financial results and reduce the market value of the Notes and the Preferred Shares.

The Bank’s credit ratings are an assessment by rating agencies of the Bank’s ability to pay its debts and deposit liabilities when due. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes; additional factors discussed in this Prospectus Supplement, in the accompanying Prospectus or in the documents incorporated by reference herein or therein; and other factors that may affect the value of the Notes and the Preferred Shares. Ratings are not a recommendation to buy, sell or hold any security and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

The value of the Notes and the Preferred Shares will be affected by the general creditworthiness of the Bank. Real or anticipated changes in credit ratings on the Notes or the Preferred Shares may affect the market value of the Notes and the Preferred Shares, respectively. In addition, real or anticipated changes in the Bank’s credit ratings could also affect the cost at which the Bank can transact or obtain funding, and thereby affect the Bank’s liquidity, business, financial condition or results of operations, and therefore, the Bank’s ability to make payment on the Notes could be adversely affected. There is no assurance that the credit ratings assigned to the Notes, the Preferred Shares or the Bank will remain in effect for any period of time or that they will not be lowered. Prospective investors should consider the categories of risks identified and discussed in the 2025 Annual Report, the 2026 First Quarter Report and the 2026 Second Quarter Report, which are incorporated by reference into this Prospectus Supplement and the accompanying Prospectus (including subsequently filed documents incorporated by reference), including credit, market, liquidity, strategic, insurance, operational, reputation, conduct and legal, regulatory and environmental risks. These analyses discuss, among other things, known material trends and events, and risks or uncertainties that are reasonably expected to have a material effect on the Bank’s business, financial condition or results of operations.

An investment in the Notes and the Preferred Shares is subject to market fluctuations, and the market value will depend on many factors.

The value of the Notes and/or the Preferred Shares may be affected by market value fluctuations resulting from factors which influence the Bank’s operations, including regulatory developments, competition and global market activity. Future trading prices of the Notes will depend on many factors, including prevailing interest rates, foreign exchange movements, the market for similar securities, general economic conditions and the Bank’s financial condition, performance, prospects and other factors. If any of the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price. Assuming all other factors remain unchanged, the market value of the Notes would be expected to decline as prevailing interest rates for similar securities rise and would be expected to increase as prevailing interest rates for similar securities decline. Spreads over the U.S. treasury rate and comparable benchmark rates of interest for similar securities will also affect the market value of the Notes.

Prevailing yields on similar securities will affect the market value of the Preferred Shares. Assuming all other factors remain unchanged, the market value of the Preferred Shares will decline as prevailing yields for similar securities rise and will increase as prevailing yields for similar securities decline. Spreads over the U.S. treasury rate and comparable benchmark rates of interest for similar securities will also affect the market value of the Preferred Shares.

The Bank’s earnings are significantly affected by changes in general business and economic conditions in the regions in which it operates. These conditions include short- and long-term interest rates, inflation, fluctuations in the debt and capital markets (including changes in credit spreads, credit migration and rates of default), equity or commodity prices, exchange rates, the strength of the economy, the stability of various financial markets, threats of terrorism and the level of business conducted in a specific region and/or any one sector within each region. Challenging market conditions and the health of the economy as a whole may have a material effect on the Bank’s business, financial condition, liquidity and results of operations.

Events such as war and occupation, terrorism and other geopolitical risks, including from the war in Ukraine and conflict in the Middle East and rising civil unrest and activism globally, may lead to increased market volatility and may have adverse short-term and long-term effects on world economies and markets generally, including Canadian, U.S., European and other economies and securities markets. For example, in response to the war in Ukraine, certain countries have implemented economic sanctions against Russia and/or certain Russian individuals or organizations, and may impose further sanctions or other restrictive actions against governmental or other individuals or organizations in Russia or elsewhere. In addition, any restrictive actions that are or may be taken by Canada, the U.S. and other countries in response to the conflict in the Middle East, such as sanctions or export controls, could have negative implications on financial markets. Threatened and actual impositions of tariffs and other trade-related actions by the U.S., China and other global actors, and any counter-tariff and non-tariff retaliatory measures by Canada, Europe and others, may have further negative impacts on the Canadian and global economy, and on financial markets. The effects of disruptive events could affect the economies and securities markets of countries in ways that cannot necessarily be foreseen at the present time. These events could also exacerbate other pre-existing political, social and economic risks. Such events could also cause substantial market volatility, exchange trading suspensions and closures and affect the Bank’s performance, the price of its securities and its ability to successfully raise capital at reasonable rates or at all.

A holder of Notes will have limited remedies.

In the event of a Recourse Event, including non-payment by the Bank of the principal amount of, interest on or Redemption Price, for the Notes when due or the occurrence of an Event of Default, the sole remedy of holders of Notes will be the delivery of the Corresponding Trust Assets. If the Corresponding Trust Assets consist of Preferred Shares at the time such an event occurs, the Limited Recourse Trustee will deliver to each holder of Notes one Preferred Share for each US$1,000 principal amount of Notes held, which will be applied to the payment of the principal amount of the Notes, and such delivery of Preferred Shares will exhaust all remedies of each holder of Notes against the Bank for repayment of the principal amount of the Notes and any accrued but unpaid interest thereon then due and payable. The market value of the Corresponding Trust Assets could be significantly less than the face value of the Notes. In the event that the value of the Corresponding Trust Assets delivered to holders of Notes is less than the principal amount of and any accrued and unpaid interest on, or the Redemption Price of, the Notes, all losses arising from such shortfall shall be borne by such holders and no claim may be made against the Bank.

The Notes will rank subordinate to all Higher Ranked Indebtedness in the event of the Bank’s insolvency, dissolution or winding-up.

The Notes will be direct unsecured obligations of the Bank constituting subordinated indebtedness within the meaning of the Bank Act and will therefore rank subordinate to the Bank’s deposits. In the event the Bank becomes insolvent or is wound-up (prior to the occurrence of a Trigger Event), the Notes will rank: (i) subordinate in right of payment to the prior payment in full of all Higher Ranked Indebtedness (including certain Subordinated Indebtedness) and (ii) in right of payment equally with and not prior to Junior Subordinated Indebtedness (other than Junior Subordinated Indebtedness which by its terms ranks subordinate to the Notes), in each case, from time to time outstanding; provided that, in any such case, in case of the Bank’s non-payment of the principal amount of, interest on or Redemption Price for the Notes when due, the sole remedy of holders of Notes will be the delivery of the Corresponding Trust Assets. For additional information about the subordination of the Notes to the Bank’s Higher Ranked Indebtedness, see “Description of the Notes — Subordination” in this Prospectus Supplement. At April 30, 2026, the Bank had approximately $1,094.6 billion of Higher Ranked Indebtedness, including deposits, outstanding which would rank ahead of the Notes.

Except to the extent regulatory capital requirements or any resolution regime imposed by the government affect the Bank’s decisions or ability to issue subordinated or more senior debt, there is no limit on the Bank’s or its subsidiaries’ ability to incur additional subordinated debt or more senior debt. The Bank’s ability to incur additional indebtedness and use its funds for any purpose in the Bank’s discretion may increase the risk that the Bank will be unable to service its debt, including paying its obligations under the Notes. For the avoidance of doubt, as a result of the limited recourse feature as described in “Description of the Notes — Limited Recourse,” the ranking of the Notes will not be relevant during insolvency proceedings or wind-up of the Bank, since the Corresponding Trust Assets will have been delivered to holders of Notes, such delivery will have exhausted all remedies of such holders against the Bank, and the Notes will have ceased to be outstanding.

An investment in the Notes may become an investment in Preferred Shares or Common Shares of the Bank in certain circumstances.

In the event of a Recourse Event (including the non-payment by the Bank of the principal amount of, interest on or Redemption Price for the Notes when due), the sole remedy of holders of Notes will be the delivery of the Corresponding Trust Assets, which may consist of Preferred Shares, cash or, in the case of a Recourse Event that is a Trigger Event, Common Shares. As a result, you may become a shareholder of the Bank at a time when the Bank’s financial condition is deteriorating or when the Bank has become insolvent or has been ordered to be wound-up or liquidated. In the event of the Bank’s liquidation, the claims of the Bank’s depositors and creditors (including holders of subordinated indebtedness) would be entitled to priority of payment over holders of Preferred Shares or Common Shares. If the Bank were to become insolvent or be ordered to be wound-up or liquidated after your investment in the Notes has become an investment in Preferred Shares or Common Shares of the Bank, you may receive, if anything, substantially less than you would have received as a holder of Notes.

An investment in Common Shares is subject to general risks inherent in equity investments in depository institutions. Delivery of Corresponding Trust Assets to holders of Notes will be applied to the payment of the principal amount of the Notes and will exhaust holders’ remedies against the Bank for repayment of the principal amount of the Notes and any accrued but unpaid interest thereon when due and payable.

There is no market for the Notes or the Preferred Shares.

The Notes are a new issue of securities for which there is no established trading market. The Bank does not intend to apply for listing or quotation of the Notes or the Preferred Shares on any securities exchange or automated quotation system and, consequently, there may be no market through which the Notes or the Preferred Shares may be sold and purchasers therefore may be unable to resell such Notes or Preferred Shares. While the underwriters have informed the Bank that they intend to make a market in the Notes, the underwriters will not be obligated to do so and may stop their market making at any time. In addition, any market-making activities will be subject to limits under U.S. Federal securities laws. Consequently, there can be no assurance as to a secondary market for the Notes and the Preferred Shares, liquidity in any such market or any market making activities by any underwriter. These factors may affect the pricing of the Notes and the Preferred Shares in any secondary market, the transparency and availability of trading prices and the liquidity of the Notes and the Preferred Shares and the extent of issuer regulation. There can be no assurance that an active trading market will develop for any series of Notes after the offering, or if developed, that such a market will be sustained at the offering price of the Notes of such series.

Where Preferred Shares are “taxable Canadian property” and not “treaty-exempt property” (both as defined in the Income Tax Act (Canada) (the “Tax Act”)) of a non-resident holder at the time of their disposition, such holder generally will be required to satisfy certain obligations imposed under section 116 of the Tax Act, in the absence of which a purchaser who intends to acquire such shares would be entitled to withhold 25% of the purchase price. As a result of these administrative requirements, Preferred Shares that are taxable Canadian property and not treaty-exempt property of a non-resident holder may be less liquid than otherwise may be the case. See “Material Canadian Federal Income Tax Considerations — Holders Not Resident in Canada — Preferred Shares and Common Shares” for more information.

No additional amounts will be paid on dividends on the Preferred Shares.

In the event of a Recourse Event, the sole remedy for holders of Notes will be the delivery of the Corresponding Trust Assets, which may consist of Preferred Shares, cash or, in the case of a Recourse Event that is a Trigger Event, Common Shares. Although under current law, dividends paid or deemed to be paid to non-resident holders of the Preferred Shares or Common Shares generally would be subject to Canadian non-resident withholding tax as described under “Material Canadian Federal Income Tax Considerations — Holders Not Resident in Canada — Preferred Shares and Common Shares — Dividends and — Acquisitions by the Bank of Preferred Shares or Common Shares,” no additional amounts will be paid by the Bank on dividends paid or deemed to be paid on the Preferred Shares or Common Shares.

Certain investors may be limited in the additional amounts they receive if payments on the Notes become subject to withholding or deduction for Canadian taxes.

Under the Tax Act (and subject to certain conditions), payments on the Notes to investors that are not resident in Canada and that deal at arm’s length with the Bank generally are not subject to withholding or deduction for Canadian taxes. See “Material Canadian Federal Income Tax Considerations.” There can be no assurance that there will not be a change in or amendment to the laws of Canada that results in future payments becoming subject to Canadian withholding taxes. If payments on the Notes are subject to withholding or deduction for Canadian taxes, the Bank will, subject to certain exceptions and limitations set forth in this Prospectus Supplement, pay additional amounts to holders or beneficial owners of the Notes as may be necessary in order that the net payments received, after any withholding or deduction for Canadian taxes, will not be less than the amount such holders or beneficial owners would have received if such Canadian taxes had not been withheld or deducted.

One of the limitations set forth in this Prospectus Supplement is that no additional amounts will be payable to any holder or beneficial owner of a Note on account of Canadian taxes that are in excess of the taxes that would have been imposed if, at all relevant times, such holder or beneficial owner of a Note were a resident of the United States for purposes of, and was entitled to all of the benefits of, the United States-Canada Income Tax Convention (1980), as amended, including any protocols thereto (the “Convention” or “United States-Canada Tax Convention”). See “Description of the Notes — Payment of Additional Amounts.”

As a result of this limitation, the additional amounts received by certain holders or beneficial owners of Notes may be less than the amount of Canadian taxes withheld or deducted and, accordingly, the net amount received by such holders or beneficial owners of Notes will be less than the amount such holders or beneficial owners would have received had there been no such withholding or deduction in respect of Canadian taxes. Under the Convention in its current form (and subject to certain exceptions), payments of interest by Canadian obligors to residents of the United States that are entitled to all of the benefits of the Convention are generally exempt from any Canadian withholding tax. Any prospective investor that is not a resident of the United States for purposes of, and entitled to all of the benefits of, the Convention, or otherwise eligible for the benefits of another income tax convention that provides relief from withholding, should consult its tax advisor regarding the possibility of any future Canadian withholding tax that would reduce its return from the Notes.

The U.S. federal income tax treatment of the Notes is uncertain.

Although the matter is not free from doubt, we intend to treat the Notes as equity for U.S. federal income tax purposes. There is no authority, however, that addresses the U.S. federal income tax treatment of an instrument with terms similar to the Notes and there can be no assurance that the U.S. Internal Revenue Service (the “IRS”) will not treat the Notes as indebtedness for U.S. federal income tax purposes or assert some other alternative tax treatment.

Due to the lack of authority regarding the characterization of the Notes for U.S. federal income tax purposes, investors are urged to consult their own tax advisors regarding the appropriate characterization of the Notes and the tax consequences to them if the IRS were to successfully assert a characterization that differs from our treatment of the Notes as equity for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”

The market value of the Notes will depend on many factors and the Notes may trade at a discount from their initial offering price.

Future trading prices of the Notes will depend on many factors, including prevailing interest rates, foreign exchange movements, the market for similar securities, general economic conditions and the Bank’s financial condition, performance, prospects and other factors. If any of the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price.

Prevailing interest rates will affect the market value of the Notes. Assuming all other factors remain unchanged, the market value of the Notes would be expected to decline as prevailing interest rates for similar securities rise and would be expected to increase as prevailing interest rates for similar securities decline. Spreads over the U.S. treasury rate and comparable benchmark rates of interest for similar securities will also affect the market value of the Notes.

The Preferred Shares are non-cumulative and there is a risk the Bank will be unable to pay dividends on the shares.

The Preferred Shares are non-cumulative and dividends are payable at the discretion of the board of directors. Various factors are relevant to an assessment of the risk that the Bank will be unable to pay dividends and any Redemption Price for the Preferred Shares when due, including information in this Prospectus Supplement under “Consolidated Capitalization” and “Bank Act Restrictions and Approvals.” If the board of directors does not declare any dividend, or part thereof, on the Preferred Shares on or before the applicable Dividend Payment Date for a particular quarterly period, then the entitlement of the holders of the Preferred Shares to such dividend, or any part thereof, for such period will be forever extinguished.

Ranking of Preferred Shares on insolvency, dissolution or winding-up.

The Preferred Shares are equity capital of the Bank. The Preferred Shares will rank equally with other Class A Preferred Shares of the Bank in the event of an insolvency, dissolution or winding-up of the Bank, where an NVCC Automatic Conversion has not occurred. If the Bank becomes insolvent, is dissolved or is wound-up where an NVCC Automatic Conversion has not occurred, the Bank’s assets must be used to pay deposit liabilities and other debt, including subordinated debt, before payments may be made on the Preferred Shares, if any, and other Class A Preferred Shares.

Holders of the Preferred Shares may not be entitled to receive U.S. dollars in a winding-up.

If a holder of the Preferred Shares is entitled to any recovery with respect to the Preferred Shares in any winding-up, such holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in Canadian dollars. In addition, under current Canadian law, the Bank’s liability, if any, to holders of Preferred Shares, would have to be converted into Canadian dollars at a date close to the commencement of proceedings against it and any such holder of the Preferred Shares would be exposed to currency fluctuations between that date and the date such holder receives proceeds pursuant to such proceedings, if any.

The Preferred Shares are subject to an automatic and immediate redemption in exchange for Common Shares upon a Trigger Event and an NVCC Automatic Conversion.

Upon the occurrence of a Trigger Event and resulting NVCC Automatic Conversion in connection with such Trigger Event, there is no certainty of the value of the Common Shares to be received by the holders of the Preferred Shares and, indirectly, holders of Notes, and the value of such Common Shares could be significantly less than the face amount of the Preferred Shares or the Notes. In such circumstances, holders of the Preferred Shares and, indirectly, holders of Notes, will be obligated to accept the Common Shares even if such holders do not at the time consider the Common Shares to be an appropriate investment for them, and despite any changes in the Bank or any disruption to or lack of a market for such Common Shares or disruption in the capital markets generally. Moreover, there may be an illiquid market, or no market at all, in Common Shares received upon, or immediately following, an NVCC Automatic Conversion, and investors may not be able to sell the Common Shares at a price equal to the value of their investment and as a result may suffer significant losses that may not be offset by compensation, if any, received as part of the compensation process (see “— Any potential compensation to be provided through the compensation process under the CDIC Act is unknown”).

After an NVCC Automatic Conversion, a holder of Notes or Preferred Shares will only have rights as a holder of Common Shares. Given the nature of a Trigger Event, a holder of Notes or Preferred Shares will become a holder of Common Shares at a time when the Bank’s financial condition has deteriorated. If the Bank were to become insolvent or be wound-up upon a Trigger Event and resulting NVCC Automatic Conversion in connection with such Trigger Event, the holders of Common Shares may receive, if anything, substantially less than the holders of Notes might have received had the Preferred Shares not been converted into Common Shares. An NVCC Automatic Conversion may also occur at a time when a federal or provincial government or other government agency in Canada has provided, or will provide, a capital injection or equivalent support, the terms of which may rank in priority to the Common Shares with respect to the payment of dividends, rights on liquidation or other terms.

A Trigger Event may involve a subjective determination outside the Bank’s control.

The decision as to whether a Trigger Event will occur may involve a subjective determination by the Superintendent that the Bank has ceased, or is about to cease, to be viable and that the conversion of all contingent instruments is reasonably likely, taking into account any other factors or circumstances that are considered relevant or appropriate by the Superintendent, to restore or maintain the viability of the Bank. A Trigger Event will also occur if a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support from such government or a political subdivision or agent or agency thereof, without which the Superintendent would have determined to be non-viable. Such determination will be beyond the control of the Bank. See the definition of Trigger Event under “Description of the Preferred Shares — Conversion Upon Occurrence of a Non-Viability Contingent Capital Trigger Event.”

OSFI has stated that the Superintendent will consult with the CDIC, the Bank of Canada, the Department of Finance and the Financial Consumer Agency of Canada prior to making a determination as to the non-viability of a financial institution. The conversion of contingent instruments alone may not be sufficient to restore an institution to viability and other public sector interventions, including liquidity assistance or a bail-in conversion, could be required along with the conversion of contingent instruments to maintain an institution as a going concern.

In assessing whether the Bank has ceased, or is about to cease, to be viable and that, after the conversion of all contingent instruments, it is reasonably likely that the viability of the Bank will be restored or maintained, OSFI has stated that the Superintendent will consider, in consultation with the authorities referred to above, all relevant facts and circumstances. Those facts and circumstances may include, in addition to other public sector interventions, a consideration of whether, among other things:

•        the assets of the Bank are, in the opinion of the Superintendent, sufficient to provide adequate protection to the Bank’s depositors and creditors;

•        the Bank has lost the confidence of depositors or other creditors and the public (for example, ongoing increased difficulty in obtaining or rolling over short-term funding);

•        the Bank’s regulatory capital has, in the opinion of the Superintendent, reached a level, or is eroding in a manner, that may detrimentally affect its depositors and creditors;

•        the Bank has failed to pay any liability that has become due and payable or, in the opinion of the Superintendent, the Bank will not be able to pay its liabilities as they become due and payable;

•        the Bank failed to comply with an order of the Superintendent to increase its capital;

•        in the opinion of the Superintendent, any other state of affairs exists in respect of the Bank that may be materially prejudicial to the interests of the Bank’s depositors or creditors or the owners of any assets under the Bank’s administration; and

•        the Bank is unable to recapitalize on its own through the issuance of Common Shares or other forms of regulatory capital (for example, no suitable investor or group of investors exists that is willing or capable of investing in sufficient quantity and on terms that will restore the Bank’s viability, nor is there any reasonable prospect of such an investor emerging in the near-term in the absence of conversion of contingent instruments).

If a Trigger Event occurs, then the interests of depositors, other creditors of the Bank, and holders of bank securities that are not contingent instruments will all rank in priority to the holders of contingent instruments, including the Notes or the Preferred Shares. Canadian authorities retain full discretion to choose not to trigger non-viability contingent capital notwithstanding a determination by the Superintendent that the Bank has ceased, or is about to cease, to be viable. Under such circumstances, holders of Notes and Preferred Shares could be exposed to losses through the use of other resolution tools or in liquidation.

The number and value of Common Shares to be received in connection with an NVCC Automatic Conversion is variable and subject to further dilution.

The number of Common Shares issuable in connection with an NVCC Automatic Conversion is calculated by reference to the prevailing market price of Common Shares immediately prior to a Trigger Event, subject to the Floor Price. If there is an NVCC Automatic Conversion at a time when the Current Market Price of the Common Shares is below the Floor Price, investors will receive Common Shares with an aggregate market price less than the Share Value. Investors may also receive Common Shares with an aggregate market price less than the value of the Notes or the Preferred Shares being converted if such Preferred Shares are trading at a price above the product of the Multiplier and the Share Value.

The Bank has outstanding other subordinated debt, limited recourse capital notes and preferred shares that will automatically convert into Common Shares upon a Trigger Event. Other subordinated debt, limited recourse capital notes and preferred shares that are convertible into Common Shares upon a Trigger Event may use a lower effective Floor Price or a different multiplier than that applicable to the Notes or Preferred Shares to determine the maximum number of Common Shares to be issued to holders of such instruments upon a Trigger Event. In such cases, holders of Notes or Preferred Shares will receive Common Shares pursuant to an NVCC Automatic Conversion at a time when other subordinated debt, limited recourse capital notes or preferred shares, as the case may be, are converted into Common Shares at a conversion rate that is more favorable to the holders of such instruments than the rate applicable to the Notes or Preferred Shares, thereby causing substantial dilution to holders of Common Shares and holders of Notes or Preferred Shares that will become holders of Common Shares upon an NVCC Automatic Conversion.

In the circumstances surrounding a Trigger Event, the Superintendent or other governmental authorities or agencies may also require other steps to be taken, or implement other resolution tools, to restore or maintain the viability of the Bank, such as the injection of new capital and the issuance of additional Common Shares or other securities. In addition, the CDIC has the power to convert, or cause the Bank to convert, in whole or in part, by means of a transaction or series of transactions and in one or more steps, the prescribed shares and liabilities of the Bank into Common Shares or the common shares of the Bank’s affiliates (“Bail-in Conversion”), if the Governor in Council (Canada) (“Governor in Council”) makes an order under paragraph 39.13(1)(d) of the CDIC Act in respect of the Bank. The Bank Recapitalization (Bail-in) Conversion Regulations (the “Bail-in Regulations”) prescribe the liabilities and shares that may be subject to a Bail-in Conversion (“Bail-in Instruments”). Under the Bail-in Regulations, a debt obligation issued by the Bank is prescribed to be a Bail-in Instrument if it (i) has a term to maturity of more than 400 days or is perpetual (or has certain imbedded options), (ii) is unsecured or partially secured at the time of issuance, and (iii) has been assigned a Committee on Uniform Security Identification Procedures (CUSIP) number, International Securities Identification Number (ISIN), or other similar designation that identifies a specific security to facilitate its trading and settlement. In addition, any non-NVCC subordinated indebtedness and non-NVCC shares (other than Common Shares) issued by the Bank are also prescribed to be Bail-in Instruments. The Bail-in Regulations exempt certain instruments from Bail-In Conversion, including certain structured notes, covered bonds, and eligible financial contracts issued by the Bank as well as any debt obligation or share of the Bank that is issued before September 23, 2018 (unless amended after that date to increase the principal amount or extend the term).

The Bail-in Regulations provide that the CDIC must use its best efforts to ensure that a Bail-in Instrument is converted into Common Shares only if subordinate-ranking Bail-in Instruments and NVCC instruments (such as the Notes and the Preferred Shares) have been converted, or are converted at the same time, into Common Shares. In addition, under the Bail-in Regulations, a holder of a Bail-in Instrument must receive more Common Shares per dollar of the claim converted than holders of subordinate-ranking Bail-in Instruments and NVCC instruments (such as the Notes and the Preferred Shares) that have been converted into Common Shares during the same restructuring period.

Liabilities and shares of the Bank that are prescribed to be Bail-in Instruments may be subject to a Bail-in Conversion and the holders of such Bail-in Instruments may receive Common Shares in exchange for their converted Bail-in Instruments, if an order under paragraph 39.13(1)(d) of the CDIC Act is made in respect of the Bank. Moreover, holders of Notes and Preferred Shares who receive Common Shares following the occurrence of a Trigger Event and as a result of an NVCC Automatic Conversion may sustain substantial dilution following the Bail-in Conversion of such Bail-in Instruments, as the conversion rate of such Bail-in Instruments could be significantly more favorable to the holders of such Bail-in Instruments than the rate applicable to holders of Notes and Preferred Shares.

Given that the Notes and Preferred Shares are subject to NVCC Automatic Conversion, they are not Bail-in Instruments and are not subject to Bail-in Conversion. However, the Bail-In Regulations provide that the CDIC must use its best efforts to ensure that Bail-in Instruments are converted only if all subordinate prescribed shares and liabilities and any subordinate non-viability contingent capital (such as the Notes and Preferred Shares) have previously been converted or are converted at the same time. Accordingly, in the case of a Bail-in Conversion, the Notes and Preferred Shares would be subject to NVCC Automatic Conversion prior to, or at the same time as, a Bail-in Conversion. In addition, the Bail-in Regulations prescribe that holders of Bail-in Instruments that are subject to Bail-in Conversion must receive an amount of Common Shares equal to (where the Bail-in Instruments rank equally with the non-viability contingent capital) or greater than the Common Shares per dollar received by holders of non-viability contingent capital that are converted during the same restructuring period. As a result, where there is an NVCC Automatic Conversion in the same restructuring period as a Bail-in Conversion, the holders of the converted Bail-in Instruments (other than where the Bail-in Instruments rank equally with the non-viability contingent capital) will receive Common Shares at a conversion rate that would be more favorable than the rate applicable to the Notes and the Preferred Shares.

Circumstances surrounding a potential NVCC Automatic Conversion will have an adverse effect on the market price of the Notes and Preferred Shares.

The occurrence of a Trigger Event may involve a subjective determination by the Superintendent that the conversion of all contingent instruments is reasonably likely to restore or maintain the viability of the Bank. As a result, an NVCC Automatic Conversion may occur in circumstances that are beyond the control of the Bank. Also, even in circumstances where the market expects the Superintendent to cause an NVCC Automatic Conversion, the Superintendent may choose not to take that action. Because of the inherent uncertainty regarding the determination of when an NVCC Automatic Conversion may occur, it will be difficult to predict, when, if at all, the Notes or Preferred Shares will be mandatorily converted into Common Shares and delivered to holders of Notes. Accordingly, trading behavior in respect of the Notes or Preferred Shares is not necessarily expected to follow trading behavior associated with other types of convertible or exchangeable securities. Any indication, whether real or perceived, that the Bank is trending towards a Trigger Event can be expected to have an adverse effect on the market price of the Notes, Preferred Shares and the Common Shares, whether or not such Trigger Event actually occurs.

Holders of Notes and holders of Preferred Shares may be exposed to losses through the use of other Canadian bank resolution powers or in liquidation.

Holders of Notes and holders of Preferred Shares may be exposed to losses through the use of other Canadian bank resolution powers or in liquidation. Under the Canadian bank resolution powers, in circumstances where the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and viability cannot be restored or preserved by exercise of the Superintendent’s powers under the Bank Act, the Superintendent, after providing the Bank with a reasonable opportunity to make representations, is required to provide a report to the CDIC. Following receipt of the Superintendent’s report, the CDIC may request the Minister of Finance to recommend that the Governor in Council make an order (an “Order”) and, if the Minister of Finance is of the opinion that it is in the public interest to do so, the Minister of Finance may recommend that the Governor in Council make, and on that recommendation, the Governor in Council may make, one or more Orders vesting in the CDIC the shares and subordinated debt of the Bank specified in the Order (a “vesting order”), appointing the CDIC as receiver in respect of the Bank (a “receivership order”), if a receivership order has been made, directing the Minister of Finance to incorporate a federal institution designated in the Order as a bridge institution wholly-owned by the CDIC and specifying the date and time as of which the Bank’s deposit liabilities are assumed (a “bridge bank order”), or if a vesting order or receivership order has been made, directing the CDIC to carry out a Bail-in Conversion or requiring the CDIC to apply for a winding-up order in respect of the Bank.

Following a vesting order or a receivership order, the CDIC will assume temporary control or ownership of the Bank and will be granted broad powers under that Order, including the power to sell or dispose of all or a part of the assets of the Bank, and the power to carry out or cause the Bank to carry out a transaction or a series of transactions the purpose of which is to restructure the business of the Bank. Under a bridge bank order, the CDIC has the power to transfer the Bank’s insured deposit liabilities and certain assets and other liabilities of the Bank to a bridge institution. Upon the exercise of that power, any assets and liabilities of the Bank that are not transferred to the bridge institution would remain with the Bank, which would then be wound up. In such a scenario, any liabilities of the Bank, including any outstanding Notes, that are not assumed by the bridge institution could receive only partial or no repayment in the ensuing wind-up of the Bank.

There is no limitation on the type of Order that may be made where it has been determined that the Bank has ceased, or is about to cease, to be viable. As a result, a holder of Notes or Preferred Shares may be exposed to losses through the use of Canadian bank resolution powers other than an NVCC Automatic Conversion or in liquidation.

As a result, a holder of Notes or Preferred Shares may lose all of its investment, including the principal amount plus any accrued and unpaid interest on the Notes and the issue price plus any declared and unpaid dividends on the Preferred Shares, if the CDIC were to take action under the Canadian bank resolution powers, and any Common Shares into which the Notes or Preferred Shares are converted upon a Trigger Event and resulting NVCC Automatic Conversion in connection with such Trigger Event, may be of little value at the time of an NVCC Automatic Conversion and thereafter.

The Notes are direct unsecured subordinated indebtedness of the Bank which (prior to the occurrence of a Trigger Event and resulting NVCC Automatic Conversion in connection with such Trigger Event), will rank: (i) subordinate in right of payment to the prior payment in full of all Higher Ranked Indebtedness (including certain Subordinated Indebtedness) and (ii) in right of payment equally with and not prior to Junior Subordinated Indebtedness (other than Junior Subordinated Indebtedness which by its terms ranks subordinate to the Notes), in each case from time to time outstanding, in the event of the insolvency or winding-up of the Bank. If the Bank becomes insolvent or is wound-up while the Notes remain outstanding, the Bank’s assets must be used to pay deposit liabilities and prior and senior ranking indebtedness before payments may be made on the Notes, other subordinated indebtedness and the Common Shares. Subject to the Bank’s regulatory capital requirements, there is no limit on the Bank’s ability to incur additional subordinated debt. In addition, the terms of the Notes do not restrict the Bank’s ability to incur indebtedness that ranks senior to the Notes. For the avoidance of doubt, as a result of the limited recourse feature described in “Description of the Notes — Limited Recourse,” the ranking of the Notes will not be relevant during insolvency proceedings or wind-up of the Bank since the Corresponding Trust Assets will have been delivered to holders of Notes, such delivery will have exhausted all remedies of such holders against the Bank, and the Notes will have ceased to be outstanding. Upon the occurrence of a Trigger Event, each Preferred Share automatically will be converted into Common Shares pursuant to an NVCC Automatic Conversion and the principal amount of, and accrued and unpaid interest on, all of the Notes will become immediately due and payable by the Bank without any declaration or other act on the part of the Trustee, the Canadian Co-Trustee or any holders of Notes, provided that the sole remedy of holders of Notes for such amounts due and payable by the Bank will be the delivery of the Corresponding Trust Assets (which will consist of, in such circumstance, the Common Shares issued in connection with the Trigger Event (other than Dividend Common Shares, if any)), such that the terms of the Notes with respect to priority and rights upon liquidation will not be relevant as the Notes will have been converted to Common Shares ranking on parity with all other outstanding Common Shares.

Any potential compensation to be provided through the compensation process under the CDIC Act is unknown.

The CDIC Act provides for a compensation process for holders of Preferred Shares who immediately prior to the making of an Order, directly or through an intermediary, own Preferred Shares that after the Order is made, are converted in whole or in part into Common Shares in accordance with their terms. While this process applies to successors of those holders it does not apply to assignees or transferees of the holder following the making of the Order. The circumstances that give rise to compensation under the CDIC Act constitute a Recourse Event. Therefore, in such circumstances, the Corresponding Trust Assets will have been delivered to holders of Notes and the Notes will have ceased to be outstanding at the relevant time.

Under the compensation process, the compensation to which such holders are entitled is the difference, to the extent it is positive, between the estimated liquidation value and the estimated resolution value of Preferred Shares less an amount equal to an estimate of losses attributable to the conversion of such Preferred Shares into Common Shares. The liquidation value is the estimated value the holders would have received if an Order under the Winding-up and Restructuring Act (Canada) had been made in respect of the Bank, as if no Order had been made and without taking into consideration any assistance, financial or otherwise, that is or may be provided to the Bank, directly or indirectly, by CDIC, the Bank of Canada, the Government of Canada or a province of Canada, after any Order to wind up the Bank has been made.

The resolution value in respect of Preferred Shares is the aggregate estimated value of the following: (a) Preferred Shares if they are not held by CDIC and they are not converted, after the making of an Order, into Common Shares in accordance with its terms; (b) Common Shares that are the result of a conversion of Preferred Shares in accordance with their terms after the making of an Order; (c) any interest or dividend payments made, after the making of the Order, with respect to Preferred Shares to any person other than CDIC; and (d) any other cash, securities or other rights or interests that are received or to be received with respect to Preferred Shares as a direct or indirect result of the making of the Order and any actions taken in furtherance of the Order, including from CDIC, the Bank, the liquidator of the Bank, if the Bank is wound up, the liquidator of a CDIC subsidiary incorporated or acquired by Order of the Governor in Council for the purposes of facilitating the acquisition, management or disposal of real property or other assets of the Bank that CDIC may acquire as the result of its operations that is liquidated or the liquidator of a bridge institution if the bridge institution is wound up.

In connection with the compensation process, CDIC is required to estimate the liquidation value and the resolution value in respect of the portion of converted Preferred Shares and is required to consider the difference between the estimated day on which the liquidation value would be received and the estimated day on which the resolution value is, or would be, received.

CDIC must, within a period following the Order, make an offer of compensation by notice to the relevant holders that held Preferred Shares equal to, or in value estimated to be equal to, the amount of compensation to which such holders are entitled or provide a notice stating that such holders are not entitled to any compensation. Such notice is required to include certain prescribed information, including important information regarding the rights of such holders to seek to object and have the compensation to which they are entitled determined by an assessor (a Canadian Federal Court judge) where holders of liabilities representing at least 10% of the liquidation entitlement of the shares of the same class, in the case of the Preferred Shares, object to the offer or absence of compensation. The period for objecting is limited (45 days following the day on which a summary of the notice is published in the Canada Gazette) and failure by holders holding a sufficient liquidation entitlement of the Preferred Shares to object within the prescribed period will result in the loss of any ability to object to the offered compensation or absence of compensation, as applicable. CDIC will pay the relevant holders the offered compensation within 135 days after the date on which a summary of the notice is published in the Canada Gazette if the offer of compensation is accepted, the holder does not notify CDIC of acceptance or objection to the offer or if the holder objects to the offer but the 10% threshold described above is not met within the aforementioned 45-day period.

Where an assessor is appointed, the assessor could determine a different amount of compensation payable, which could either be higher or lower than the original amount. The assessor is required to provide holders, whose compensation it determines, notice of its determination. The assessor’s determination is final and there are no further opportunities for review or appeal. CDIC will pay the relevant holders the compensation amount determined by the assessor within 90 days of the assessor’s notice.

A similar compensation process to the one set out above applies, in certain circumstances, where as a result of CDIC’s exercise of bank resolution powers, Notes are assigned to an entity which is then wound-up.

Given the considerations involved in determining the amount of compensation, if any, that a holder that held Preferred Shares may be entitled to following an Order, it is not possible to anticipate what, if any, compensation would be payable in such circumstances.

Following the occurrence of a Trigger Event, you will no longer have rights as a holder or beneficial owner of Notes or Preferred Shares and will only have rights as a holder of Common Shares.

Upon the occurrence of a Trigger Event, the rights, terms and conditions of the Notes or Preferred Shares, as applicable (depending on whether the Trigger Event occurred prior to any other Recourse Event), including with respect to priority and rights on liquidation, will no longer be relevant as all Preferred Shares will have been converted on a full and permanent basis without the consent of the holders thereof into Common Shares ranking on parity with all other outstanding Common Shares and all holders of such Notes and Preferred Shares, as applicable, will then be holding Common Shares. Where the Trigger Event is a Recourse Event, the delivery of Common Shares to holders of Notes exhausts holders’ sole recourse against the Bank in respect of the applicable Recourse Event. Given the nature of the Trigger Event, a holder or beneficial owner of Notes or Preferred Shares, as applicable, will become a holder or beneficial owner of Common Shares at a time when the Bank’s financial condition has deteriorated. If the Bank were to become insolvent, be dissolved or be ordered wound-up or liquidated after the occurrence of a Trigger Event, as holders or beneficial owners of Common Shares investors may receive substantially less than they might have received had they continued to hold Notes or Preferred Shares, as applicable, instead of Common Shares.

An NVCC Automatic Conversion may also occur at a time when a federal or provincial government or other government agency in Canada has provided, or will provide, a capital injection or equivalent support, the terms of which may rank in priority to the Common Shares with respect to the payment of dividends, rights on liquidation or other terms. Further, holders of Notes or Preferred Shares, as applicable, will receive Common Shares pursuant to an NVCC Automatic Conversion at a time when other debt obligations of the Bank may be converted into Common Shares, and additional Common Shares or securities ranking in priority to the Common Shares may be issued, thereby causing substantial dilution to holders of Common Shares and the former holders of Notes and Preferred Shares, who will then become holders of Common Shares upon the Trigger Event.

Holders of Notes or Preferred Shares do not have anti-dilution protection in all circumstances.

The Floor Price that is used to calculate the Conversion Price is subject to adjustment in a limited number of events: (i) the issuance of Common Shares or securities exchangeable for or convertible into Common Shares to all holders of Common Shares as a stock dividend, (ii) the subdivision, redivision or change of the Common Shares into a greater number of Common Shares, or (iii) the reduction, combination or consolidation of the Common Shares into a lesser number of Common Shares. In addition, in the event of a capital reorganization, consolidation, merger or amalgamation of the Bank or comparable transaction affecting the Common Shares after the date of this Prospectus Supplement, the Bank will take necessary action to ensure that holders of the Preferred Shares receive, pursuant to an NVCC Automatic Conversion, the number of Common Shares or other securities that such holders would have received if the NVCC Automatic Conversion occurred immediately prior to the record date for such event. However, there is no requirement that there should be an adjustment of the Floor Price or other anti-dilutive action by the Bank for every corporate or other event that may affect the market price of the Common Shares. Accordingly, the occurrence of events in respect of which no adjustment to the Floor Price is made may adversely affect the number of Common Shares issuable to a holder of the Preferred Shares and thereafter delivered to a holder of Notes upon an NVCC Automatic Conversion and subsequent delivery of the Corresponding Trust Assets (being Common Shares) to holders of Notes.

The interest rate in respect of the Notes and the dividend rate in respect of the Preferred Shares will reset.

The interest rate in respect of Notes and the dividend rate in respect of the Preferred Shares will reset on the Initial Reset Date and every five years thereafter at a rate equal to the U.S. Treasury Rate as of the most recent Interest Rate Calculation Date or Fixed Rate Calculation Date, as the case may be, plus 2.499%, to be reset on each Interest Reset Date or Fixed Period End Date, as the case may be. In each case, the new interest rate is unlikely to be the same as, and may be lower than, the initial interest rate or the applicable preceding interest period or dividend period, as the case may be. We have no control over the factors that may affect interest rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may affect the market generally and interest rates specifically.

The historical U.S. Treasury Rates are not an indication of future U.S. Treasury Rates.

The level of the U.S. Treasury Rate has experienced, and may continue to experience, fluctuations. Historical levels, fluctuations and trends of the U.S. Treasury Rate are not necessarily indicative of future levels, fluctuations and trends. Any historical upward or downward trend in the U.S. Treasury Rate is not an indication that the U.S. Treasury Rate is more or less likely to increase or decrease in respect of any Rate Reset Period or Subsequent Fixed Rate Period, as the case may be, and you should not take the historical levels of the U.S. Treasury Rate as an indication of its future performance.

The value of and return on any Notes or Preferred Shares for which the interest rate is the U.S. Treasury Rate may be adversely affected if the interest rate is determined using an alternative method or a replacement rate is used.

Under the circumstances described herein under “Description of Notes —  U.S. Treasury Rate,” the U.S. Treasury Rate will be determined using an alternative method to determine the applicable U.S. Treasury Rate or, if a rate substitution event has occurred with respect to the applicable rate, using a replacement rate. If the interest rate on such Notes or Preferred Shares is determined by using such an alternative method or replacement rate, such alternative method or replacement rate may result in an interest rate and interest payments that are lower than or that do not otherwise correlate over time with the interest rate and interest payments that would have been made on such Notes or Preferred Shares, as applicable, if the interest rate had been determined using the first method for determining the applicable treasury rate specified under “Description of Notes — U.S. Treasury Rate.” If a rate substitution event has occurred and it is determined there is no industry-accepted successor rate to the U.S. Treasury Rate (or then-applicable replacement rate), the interest rate for the applicable Rate Reset Period or Subsequent Fixed Rate Period, as the case may be, will be: (a) if the first reset interest rate is to be determined, the initial interest rate or (b) if a subsequent reset interest rate is to be determined, the interest rate that was applicable for the preceding Rate Reset Period or Subsequent Fixed Rate Period, as the case may be, and such rate could remain in effect for so long as such Notes are outstanding.

The Bank or its designee may make determinations with respect to the U.S. Treasury Rate that could affect the market value of your Notes or Preferred Shares.

If the Bank or its designee determines that the U.S. Treasury Rate (or then-current reset reference rate) cannot be determined in the manner set forth under “Description of Notes — U.S. Treasury Rate,” the terms of the Notes expressly authorize the Bank or its designee to determine whether there is an industry-accepted successor rate to the U.S. Treasury Rate (or then-current reset reference rate) and, if applicable, to determine and make certain adjustments with respect to such industry-accepted successor rate and the use thereof as the rate used to determine the interest rate on such Notes. If the Bank or its designee determines that there is no such industry-accepted successor rate, then the interest rate for the applicable Rate Reset Period or Subsequent Fixed Rate Period, as the case may be, will be (i) if the first reset interest rate is to be determined, the initial interest rate or (ii) if a subsequent reset interest rate is to be determined, the interest rate that was applicable for the preceding Rate Reset Period or Subsequent Fixed Rate Period, as the case may be, and such rate could remain in effect for so long as such Notes and/or Preferred Shares are outstanding.

Further, if no calculation of the U.S. Treasury Rate is provided, then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the U.S. Treasury Rate, will determine the U.S. Treasury Rate in its sole discretion, provided that if the calculation agent determines there is an industry-accepted successor U.S. Treasury Rate, then the calculation agent will use such successor rate. If the calculation agent has determined a substitute or successor base rate in accordance with the foregoing, the calculation agent in its sole discretion may determine the business day convention, the definition of business day and the interest rate calculation date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the U.S. Treasury Rate, in a manner that is consistent with industry accepted practices for such substitute or successor base rate. The exercise of this discretion could adversely affect the value of the Notes and the Preferred Shares and, if at any time we or an affiliate of ours serve as the calculation agent, may present us with a conflict of interest.

Certain of these determinations, and other related determinations described in this Prospectus Supplement, may require the exercise of discretion and the making of subjective judgments by the Bank or its designee. In making these potentially subjective determinations, the Bank or its designee may have economic interests that are adverse to interests of investors in the Notes, and such determinations may adversely affect the return on, value of and market for the Notes.

The Bank may redeem the Notes and the Preferred Shares in certain situations prior to Maturity.

The Bank may elect to redeem some or all of the Notes and the Preferred Shares, or the Notes and the Preferred Shares may be automatically redeemed, without the consent of holders of Notes or the Preferred Shares in the circumstances described under “Description of the Notes — Redemption” and “Description of the Preferred Shares — Redemption.” If the Bank redeems the Notes in any of the circumstances set forth herein, there is a risk that the Notes may be redeemed at times when the redemption proceeds are less than the current market value of the Notes and, depending on prevailing interest rates at the time of any such redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the Notes being redeemed or at an interest rate that would otherwise compensate you for any lost value as a result of any redemption of the Notes. Any decision the Bank may make at any time to redeem the Notes will depend upon, among other things, the Bank’s evaluation of its capital position, the composition of its stockholders’ equity and general market conditions at that time.

In addition, the redemption of Preferred Shares is subject to the consent of the Superintendent and other restrictions contained in the Bank Act and the regulations and guidelines thereunder, including the CAR Guideline, as may be amended from time to time. See “Description of the Preferred Shares — Restrictions on Dividends and Retirement of Shares” and “Bank Act Restriction and Approvals.” In the event of the redemption of the Preferred Shares, outstanding Notes with an aggregate principal amount equal to the aggregate face amount of the Preferred Shares redeemed will be automatically redeemed.

Potential investors should consider reinvestment risk in light of other investments available at the time and consider potential uncertainty with respect to both the rate of interest payable on the Notes, which may fluctuate, and with respect to the length of the remaining term of the Notes, which will be dependent upon whether or not the Notes are redeemed prior to their maturity.

Additionally, an optional redemption feature of the Notes is likely to limit the market value of or your ability to sell the Notes. During any period when the Bank may redeem the Notes, or during which there is an actual or perceived increased likelihood that the Bank may elect to redeem the Notes, the market value of such Notes generally will not rise substantially above the price at which they can be redeemed.

The Preferred Shares do not have a fixed maturity date.

The Preferred Shares do not have a fixed maturity date and are not redeemable at the option of the holders of the Preferred Shares. The ability of a holder to liquidate its holdings of Preferred Shares may be limited.

As required by the Bank Act, the voting rights of the Class A Preferred Shares are limited to one vote per Class A Preferred Share.

Subject to certain exceptions, on a matter submitted to a class vote of the Class A Preferred Shares, each holder of Class A Preferred Shares will be entitled to one vote for each Class A Preferred Share held, as required by the Bank Act, without distinction as to series, regardless of the issue price of the Class A Preferred Share held by such holder. Accordingly, a holder of a Preferred Share issued for US$1,000 will have the same number of votes as a holder of a Class A Preferred Share of a series that was issued for $25 per share. As a result, holders of the Bank’s outstanding Class A Preferred Shares that were issued for $25 per share may have influence over the outcome of matters submitted to a class vote of holders of Class A Preferred Shares for approval.

The Bank reserves the right not to deliver Common Shares upon an NVCC Automatic Conversion and subsequent delivery of the Corresponding Trust Assets (being Common Shares) to holders of Notes.

Upon an NVCC Automatic Conversion and subsequent delivery of the Corresponding Trust Assets (being Common Shares) to holders of Notes, the Bank reserves the right not to (a) deliver some or all of the Common Shares issuable thereupon to any person whom the Bank or its stock transfer agent has reason to believe is an Ineligible Person or any person who, by virtue of an NVCC Automatic Conversion, would become a Significant Shareholder, or (b) record in its securities register a transfer or issue of Common Shares to any person whom the Bank or its stock transfer agent has reason to believe is an Ineligible Government Holder based on a declaration submitted to the Bank or its stock transfer agent by or on behalf of such person. In such circumstances, the Bank or its stock transfer agent will hold, as agent for such persons, the Common Shares that would have otherwise been delivered to such persons and will attempt to facilitate the sale of such Common Shares to parties other than the Limited Recourse Trust or the Bank and its affiliates on behalf of such persons through a registered dealer to be retained by the Bank on behalf of such persons. Those sales (if any) may be made at any time and at any price as the Bank (or its stock transfer agent as directed by the Bank), in its sole discretion, may determine. Neither the Bank nor its stock transfer agent will be subject to any liability for failure to sell such Common Shares on behalf of such persons or at any particular price on any particular day.

The Bank has no limitation on issuing senior or pari passu securities.

The Indenture governing the Notes will not contain any financial covenants and will contain only limited restrictive covenants. In addition, the Indenture will not limit the Bank’s or its subsidiaries’ ability to incur additional indebtedness, issue or repurchase securities or engage in transactions with affiliates. The Bank’s ability to incur additional indebtedness and use its funds for any purpose in the Bank’s discretion may increase the risk that the Bank may be unable to service its debt, including paying its obligations under the Notes.

Investors in the United States may have difficulty bringing actions and enforcing judgments against the Bank and others based on securities law civil liability provisions.

The Bank is organized under the federal laws of Canada and its principal executive office is located in the Province of Ontario. Many of the directors and executive officers of the Bank and some of the experts named in this Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference herein reside outside the United States, and a substantial portion of the assets of the Bank and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may be difficult for United States investors to effect service of process within the United States upon such persons to enforce against them judgments of the courts of the United States predicated upon, among other things, the civil liability provisions of federal securities laws of the United States.

The Notes are not covered by deposit insurance.

The Notes will not constitute deposits insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the CDIC or any other deposit insurance regime designed to ensure the payment of all or a portion of a deposit upon the insolvency of the deposit taking financial institution. Therefore, you will not be entitled to insurance from the Federal Deposit Insurance Corporation or the CDIC or other such protection, and as a result, you could lose all or a portion of your investment.

The Preferred Shares are not governed by New York law.

The Preferred Shares, as well as the subordination provisions in respect of the Notes, will be governed by the law of the Province of Ontario and the federal laws of Canada applicable therein rather than be governed by the law of the State of New York. In addition, the Limited Recourse Trust is established under, and governed by, the laws of the Province of Manitoba and the federal laws of Canada applicable therein.

The Notes and the Preferred Shares are denominated in U.S. dollars and may have tax consequences for investors.

The Notes and the Preferred Shares (when not held in the Limited Recourse Trust) will be denominated in U.S. dollars. If you are a non-U.S. investor who purchases the Notes or receives the Preferred Shares as part of a delivery of Corresponding Trust Assets, changes in rates of exchange may have an adverse effect on the value, price or returns of your investment. In addition, when held in the Limited Recourse Trust, each Preferred Share will be redeemable for the Canadian Dollar Equivalent of US$1,000. If there occurs a delivery of Corresponding Trust Assets, the Bank may recognize adverse tax or accounting effects if the value of one Canadian dollar has declined relative to one U.S. dollar as compared to the Canadian Dollar Equivalent, which is calculated as of July 8, 2026. This Prospectus Supplement does not address the tax consequences to non-U.S. investors (other than Canadian consequences) of purchasing the Notes or receiving Preferred Shares as part of a delivery of Corresponding Trust Assets. If you are a non-U.S. investor, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are a resident for tax purposes, of acquiring, holding and disposing of the Notes and the Preferred Shares and receiving the payments that might be due under the Notes and the Preferred Shares.

USE OF PROCEEDS

The net proceeds to the Bank from the sale of the Notes, after deducting estimated expenses of the offering and the underwriting commissions, are estimated to be approximately US$494.3 million. The net proceeds will be added to the Bank’s funds and will be used for general corporate purposes, which may include the redemption of outstanding capital securities of the Bank and/or repayment of other outstanding liabilities of the Bank. The Notes are expected to qualify as Additional Tier 1 capital of the Bank for regulatory purposes.

Separate consideration will not be received by the Bank from the investors in connection with the Preferred Shares.

The issue price of the Preferred Shares offered pursuant to this Prospectus Supplement is the Canadian Dollar Equivalent of US$1,000 per share. The subscription price for the Preferred Shares offered hereby shall be satisfied out of the funds paid by the Bank to the Limited Recourse Trustee for the subscription by the Bank for voting trust units of the Limited Recourse Trust. As a result, no proceeds will be raised from the offering of the Preferred Shares pursuant to this Prospectus Supplement.

CONSOLIDATED CAPITALIZATION

The selected consolidated financial data set out below are extracted from our consolidated financial statements as at April 30, 2026. The following table is on an actual basis and as adjusted to give effect to the sale and issuance of the Notes and the Preferred Shares in this offering (based on the U.S. dollar/Canadian dollar exchange rate of US$1.00 to Cdn$1.4208 as of July 6, 2026).

This table should be read in conjunction with our unaudited interim consolidated financial statements for the three and six months ended April 30, 2026 and management’s discussion and analysis of financial condition and results of operations for the three- and six-month periods ended April 30, 2026, which are incorporated by reference into this Prospectus Supplement.

	As at April 30, 2026
	Actual	As Adjusted
	(in millions of Canadian dollars)
Subordinated Indebtedness	$6,722	$6,722
Equity
Preferred Shares and Other Equity Instruments(1)(2)	7,341	8,051
Common Shares	16,750	16,750
Contributed Surplus	311	311
Retained Earnings	38,165	38,165
Accumulated Other Comprehensive Income	3,109	3,109
Total Shareholders’ Equity	65,676	66,386
Non-controlling Interest in Subsidiaries	291	291
Total Equity	65,967	66,677
Consolidated Subordinated Indebtedness and Equity	$72,689	$73,399

____________

(1)      Preferred Shares classified under Equity as disclosed in the actual column consist of Class A Preferred Shares, Series 47, 56, 57, 61, 62, 63 and 64. The Other Equity Instruments classified under Equity as disclosed in the actual column consist of limited recourse capital notes, Series 2, 3, 4, 5, 6, 7, 8 and 9. For more information on the classification of Preferred Shares and Other Equity Instruments, please refer to Note 8 of our unaudited interim consolidated financial statements in our 2026 Second Quarter Report.

(2)      For accounting purposes, the Notes are compound instruments with both equity and liability features. The liability component has a nominal value and, therefore, the proceeds received upon issuance will be presented as equity. For accounting purposes, the Preferred Shares, if held by the Limited Recourse Trustee, will be eliminated on the Bank’s consolidated balance sheet. For more information on the classification of Other Equity Instruments, please refer to Note 8 of our unaudited interim consolidated financial statements in our 2026 Second Quarter Report.

DESCRIPTION OF THE NOTES

The following summary description of the terms of the Notes supplements, and to the extent inconsistent therewith replaces, the description set forth under the heading “Description of Debt Securities” in the accompanying Prospectus and should be read in conjunction with such description. This description does not purport to be complete and is qualified in its entirety by reference to all provisions of the Notes and the subordinated indenture, dated as of November 5, 2024 (the “Base Indenture”), between the Bank and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by a fourth supplemental indenture, to be entered into as of the issue date of the Notes (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Bank and the Trustee and Computershare Advantage Trust of Canada, as Canadian co-trustee (the “Canadian Co-Trustee”). As used in this description, the terms “CIBC,” “the Bank,” “we,” “us” and “our” refer only to Canadian Imperial Bank of Commerce and not to any of its subsidiaries. All capitalized terms used under this heading “Description of the Notes” that are not defined herein have the meanings ascribed thereto in the accompanying Prospectus.

General

The following is a description of the material terms of the US$500,000,000 aggregate principal amount of 6.750% Fixed Rate Reset Limited Recourse Capital Notes Series 10 (Non-Viability Contingent Capital (NVCC)) (Subordinated Indebtedness) offered by this Prospectus Supplement (which are referred to in the accompanying Prospectus as “Debt Securities”). The Notes will be our direct unsecured obligations constituting subordinated indebtedness within the meaning of the Bank Act, which if we become insolvent or are wound-up (prior to the occurrence of a Trigger Event) will rank: (i) subordinate in right of payment to the prior payment in full of all Higher Ranked Indebtedness (as defined below), including certain Subordinated Indebtedness (as defined below) and (ii) in right of payment equally with our Junior Subordinated Indebtedness (as defined below) (other than Junior Subordinated Indebtedness which by its terms ranks subordinate to the Notes) and will be subordinate in right of payment to the claims of our depositors and other unsubordinated creditors, provided that, in any such case, in case of the Bank’s non-payment of the principal amount of, interest on or Redemption Price for the Notes when due, the sole remedy of holders of Notes shall be the delivery of the Corresponding Trust Assets.

Upon the occurrence of a Recourse Event, the recourse of each holder of Notes will be limited to the holder’s proportionate share of the Corresponding Trust Assets, and the delivery of the applicable Corresponding Trust Assets to holders of Notes will exhaust all remedies of such holders including in connection with any such event. Accordingly, as a result of the limited recourse feature described in this Prospectus Supplement, the ranking of the Notes will not be relevant during insolvency proceedings or wind-up of the Bank. See “— Subordination.”

The Notes will not constitute savings accounts, deposits or other obligations that are insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the CDIC or any other U.S. or Canadian governmental agency or under the CDIC Act, the Bank Act or any other deposit insurance regime designed to ensure the payment of all or a portion of a deposit upon the insolvency of a deposit taking financial institution.

The Notes will not be subject to Bail-In Conversion (as defined under “Risk Factors — The number and value of Common Shares to be received in connection with an NVCC Automatic Conversion is variable and subject to further dilution.”).

Subject to regulatory capital requirements applicable to the Bank, there is no limit on the amount of capital notes or subordinated indebtedness the Bank may issue. Notwithstanding any provision of the Indenture, the Bank may not, without the prior approval of the Superintendent, amend or vary terms of the Notes that would affect the recognition of the Notes as regulatory capital under capital adequacy requirements adopted by the Superintendent.

Payment of principal and interest on the Notes will be made in U.S. dollars. Interest, principal and any other money due on the Notes will be paid at the corporate trust office of The Bank of New York Mellon or such other office as may be agreed upon. For certificated Notes, holders of Notes must make arrangements to have their payments picked up at or wired from that office or such other office as may be agreed upon. We may also choose to pay interest by mailing checks.

The Notes are not entitled to the benefits of any sinking fund.

The Notes will be issued in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess of such amount. Upon issuance, the Notes will be represented by one or more fully registered global notes. Each global note will be deposited with, or held by a custodian on the behalf of, DTC, as depositary. Beneficial interests in the Notes will be shown on, and transfers thereof and payments of principal and any interest thereon will be affected only through, the book-entry records and procedures maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream. See “Description of the Notes — Book-Entry System; Delivery and Form” in this Prospectus Supplement and “Legal Ownership and Book-Entry Issuance” in the accompanying Prospectus.

Maturity Date

If not previously redeemed or purchased for cancellation by the Bank or otherwise declared to be due and payable, the Notes will mature on January 28, 2087 (the “Maturity Date”). On such Maturity Date, the Bank will repay to holders of Notes the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the Maturity Date. See also “— Limited Recourse” below.

Interest

The Notes will bear interest (i) from, and including, July 13, 2026 to, but excluding, the Initial Reset Date, at a fixed rate of 6.750% per annum, and (ii) from, and including, the Initial Reset Date, during each Rate Reset Period at a rate per annum equal to the U.S. Treasury Rate (as defined below) as determined by the calculation agent on the third business day (as defined below) immediately preceding the applicable Interest Reset Date (each such date, an “Interest Rate Calculation Date”) plus 2.499%, to be reset on each Interest Reset Date.

For the purposes of the foregoing:

A “business day” means a day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or executive order to close in the city of New York, New York or Toronto, Ontario.

“H.15 Daily Update” means the Selected Interest Rates (Daily) — H.15 release of the U.S. Federal Reserve Board of Governors, available at www.federalreserve.gov/releases/h15/update, or any successor site or publication.

“Rate Reset Period” means the period from, and including, the Initial Reset Date to, but excluding, the next Interest Reset Date and each five-year period thereafter from, and including, an Interest Reset Date to, but excluding, the next Interest Reset Date or the Maturity Date (or earlier redemption date or repurchase date), as applicable.

“U.S. Treasury Rate” means, for any Rate Reset Period, (i) the rate per annum equal to the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days immediately preceding the applicable Interest Rate Calculation Date appearing (or, if fewer than five business days so appear on the applicable Interest Rate Calculation Date, for such number of business days appearing) under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Board of Governors of the Federal Reserve; or (ii) if there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturities, for five-year maturities, then the “U.S. Treasury Rate” will be determined by interpolation between the average of the yields on actively traded U.S. treasury nominal/non-inflation-indexed securities adjusted to constant maturities for two series of actively traded U.S. treasury nominal/non-inflation-indexed securities, (A) one maturing as close as possible to, but earlier than, the Interest Reset Date following the next succeeding Interest Rate Calculation Date (or, if there is no such Interest Reset Date, the Maturity Date) and (B) the other maturing as close as possible to, but later than, such Interest Reset Date or Maturity Date, as applicable, in each case for the five business days preceding the applicable Interest Rate Calculation Date and appearing (or, if fewer than five business days so appear on the applicable Interest Rate Calculation Date, for such number of business days appearing) in the most recently published H.15 Daily Update as of 5:00 p.m., New York City time, on the applicable Interest Rate Calculation Date.

If no calculation is provided as described above, then the Bank or its designee, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the five-year treasury rate, will determine the U.S. Treasury Rate in its sole discretion. Notwithstanding the foregoing, if the Bank or its designee determines that the then-current interest rate cannot be determined pursuant to the methods described in clauses (i) or (ii) above or in the preceding sentence on the applicable Interest Rate Calculation Date (such determination, a “rate substitution event”), then the Bank or its designee may determine whether there is an industry-accepted successor rate to the U.S. Treasury Rate (or then-current reset reference rate) (such industry-accepted successor rate, the “replacement rate”). If the Bank or its designee determines that there is such a replacement rate, then such replacement rate will replace the U.S. Treasury Rate (or the then-current reset reference rate) for all purposes relating to the Notes in respect of such determination on such Interest Rate Calculation Date and all determinations on all subsequent Interest Rate Calculation Dates. If a replacement rate is utilized in accordance with the foregoing, the Bank or its designee in its sole discretion may adopt or make changes to any Interest Payment Date, Interest Rate Calculation Date, Interest Reset Date, other relevant date, business day convention, interest period or Rate Reset Period, the manner, timing and frequency of determining rates and amounts of interest that are payable on the Notes and the conventions relating to such determination, rounding conventions and any other relevant methodology for calculating such replacement rate, including any adjustment factor needed to make the replacement rate comparable to the U.S. Treasury Rate, in a manner that is consistent with industry accepted practices for such replacement rate. If the Bank or its designee determines that there is no such replacement rate, then the interest rate for the applicable Rate Reset Period will be: (a) if the first reset interest rate is to be determined, the initial interest rate or (b) if a subsequent reset interest rate is to be determined, the interest rate that was applicable for the preceding Rate Reset Period.

All percentages resulting from any calculation relating to a Note will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or 0.09876541) being rounded down to 9.87654% (or 0.0987654) and 9.876545% (or 0.09876545) being rounded up to 9.87655% (or 0.0987655). All amounts used in or resulting from any calculation relating to a Note will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

The calculation agent will determine the U.S. Treasury Rate on each Interest Rate Calculation Date relating to any applicable Interest Reset Date and will calculate the amount of accrued interest payable on the Notes for each interest period (as defined below). Each calculation of the interest rate on the Notes will, in the absence of manifest error, be final and binding on holders of Notes, the Trustee, the Canadian Co-Trustee, the paying agent and the Bank. Any other determination, decision or selection that may be made by us or the calculation agent, pursuant to the provisions of the Notes (including provisions relating to a rate substitution event and any U.S. Treasury Rate adjustments, or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or make or refrain from making any selection) will be made in our or such agent’s sole discretion, will be conclusive and binding absent manifest error and, notwithstanding anything to the contrary in this Prospectus Supplement or the accompanying Prospectus, shall become effective without the consent of holders of Notes or any other party.

Interest on the Notes will be payable quarterly in arrears on January 28, April 28, July 28 and October 28 of each year (each, an “Interest Payment Date”), commencing on October 28, 2026. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Each payment of interest with respect to the Notes will include interest accrued for the period (each such period, an “interest period”) from, and including, any Interest Payment Date (or, with respect to the initial interest period only, commencing on July 13, 2026) to, but excluding, the next succeeding Interest Payment Date, and in the case of the final such interest period, the Maturity Date (or earlier redemption date or repurchase date, as applicable).

Interest on the Notes will be payable on each Interest Payment Date to the persons in whose names the Notes are registered at the close of business on the day immediately preceding the related Interest Payment Date (or if the Notes are held in definitive form, the 15th calendar day preceding each Interest Payment Date whether or not a business day). However, the Bank will pay interest on the Maturity Date or the redemption date or repurchase date, as applicable, to the same persons to whom the principal will be payable.

If any Interest Payment Date, the Maturity Date or any redemption date or repurchase date falls on a day that is not a business day for the Notes, such interest or principal payment will be made on the next succeeding business day, without any additional interest or other payment in respect of the delay.

Interest payments shall not be deferrable. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. In no event will the interest rate on the Notes be less than zero.

Subordination

The Notes will be our direct unsecured obligations constituting subordinated indebtedness within the meaning of the Bank Act and will therefore rank subordinate to our deposits. See “Description of the Notes — General.”

The Indenture will provide that, if we become insolvent or are wound-up (prior to the occurrence of a Trigger Event), the Notes will rank: (i) subordinate in right of payment to the prior payment in full of all Higher Ranked Indebtedness, including certain Subordinated Indebtedness and (ii) in right of payment equally with and not prior to Junior Subordinated Indebtedness (other than Junior Subordinated Indebtedness which by its terms ranks subordinate to the Notes) of the Bank, in each case from time to time outstanding; provided that, in any such case, in case of the Bank’s non-payment of the principal amount of, interest on or Redemption Price for the Notes when due, the sole remedy of holders of Notes shall be the delivery of the Corresponding Trust Assets. As of April 30, 2026, we had approximately $1,094.6 billion of Higher Ranked Indebtedness, including deposits, outstanding which would rank ahead of the Notes.

Upon the occurrence of a Recourse Event, the recourse of each holder of Notes will be limited to such holder’s proportionate share of the Corresponding Trust Assets, and all claims of holders of Notes against the Bank under the Notes will be extinguished upon receipt of the Corresponding Trust Assets. If the Corresponding Trust Assets that are delivered to holders of Notes under such circumstances consist of Preferred Shares or Common Shares, such Preferred Shares or Common Shares will rank on parity with all other Class A Preferred Shares or Common Shares, as applicable. Upon delivery to holders of Notes of their proportionate share of the Corresponding Trust Assets, all Notes will cease to be outstanding. For the avoidance of doubt, as a result of the limited recourse feature described under “— Limited Recourse,” the ranking of the Notes will not be relevant during insolvency proceedings or wind-up of the Bank, since the Corresponding Trust Assets will have been delivered to holders of Notes, such delivery will have exhausted all remedies of such holders against the Bank, and the Notes will have ceased to be outstanding.

For these purposes,

•        “Higher Ranked Indebtedness” means Indebtedness of the Bank then outstanding (including all Subordinated Indebtedness of the Bank then outstanding other than Junior Subordinated Indebtedness).

•        “Indebtedness” at any time means the deposit liabilities of the Bank at such time; and all other liabilities and obligations of the Bank to third parties (other than fines or penalties which pursuant to the Bank Act are a last charge on the assets of the Bank in the case of insolvency of the Bank and obligations to shareholders of the Bank, as such) which would entitle such third parties to participate in a distribution of the Bank’s assets in the event of the insolvency or winding-up of the Bank.

•        “Junior Subordinated Indebtedness” means Indebtedness which by its terms ranks equally in right of payment with, or is subordinate to, the Notes.

•        “Subordinated Indebtedness” at any time means the Bank’s subordinated indebtedness within the meaning of the Bank Act.

Events of Default

The Indenture will provide that an “Event of Default” in respect of the Notes will occur if the Bank becomes insolvent or bankrupt or resolves to wind-up or liquidate or is ordered wound-up or liquidated. For certainty, none of (i) the non-payment of principal or interest on the Notes, (ii) the non-performance of any other covenant of the Bank in the Indenture or (iii) the occurrence of a Trigger Event shall constitute an Event of Default under the Indenture or in respect of the Notes.

An Event of Default is a Recourse Event. On the occurrence of a Recourse Event, the recourse of each holder of Notes will be limited to such holder’s proportionate share of the Corresponding Trust Assets. Notwithstanding any other provision in the Indenture or the Notes, the delivery of the Corresponding Trust Assets to holders of Notes will exhaust all remedies of such holders in connection with such Event of Default, and all claims of holders of Notes against the Bank under the Notes will be extinguished upon receipt of the Corresponding Trust Assets. “— Limited Recourse.”

If an Event of Default occurs and the Limited Recourse Trustee fails to deliver, or the Bank fails to cause the Limited Recourse Trustee to deliver, a holder’s proportionate share of the Corresponding Trust Assets to such holder, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders as the Trustee deems most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted under the Indenture, or to enforce any other proper remedy, provided that, for the avoidance of doubt, the sole remedy of such holder for any claims against the Bank shall be recourse to such holder’s proportionate share of the Corresponding Trust Assets. Holders of a majority of the outstanding principal amount of the Notes then outstanding under the Indenture may, by resolution, direct the actions of the Trustee or of any holder of Notes who brings an action if the Trustee takes no action in any proceedings against the Bank.

Pursuant to the Indenture, no holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy, unless: (i) such holder has previously given written notice to the Trustee and the Canadian Co-Trustee of a continuing Event of Default or a failure of the Limited Recourse Trustee to deliver such holder’s proportionate share of the Corresponding Trust Assets to such holder; (ii) the holders of not less than 25% in principal amount of all outstanding Notes have made written request to the Trustee or the Canadian Co-Trustee to institute proceedings in respect of such Event of Default or failure of the Limited Recourse Trustee to deliver the proportionate share of the Corresponding Trust Assets to a holder of Notes, in one or both of the Trustee’s or the Canadian Co-Trustee’s own name as Trustee or Canadian Co-Trustee, as the case may be; (iii) such holder or holders have offered to the Trustee and/or the Canadian Co-Trustee, as the case may be, full indemnity and/or security against reasonable costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee and/or the Canadian Co-Trustee, as the case may be, for 90 days after its receipt of such notice, request and offer of indemnity has not taken action to institute any such proceeding; and (v) no direction inconsistent with such written request has been given to the Trustee and/or the Canadian Co-Trustee, as the case may be, during such 90-day period by the holders of a majority of the outstanding principal amount of the Notes then outstanding, it being understood and intended that no one or more of such holders will have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such holders, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all of such holders.

A resolution or order for winding-up the Bank, with a view to its consolidation, amalgamation or merger with another entity or the transfer of its assets as an entirety to another entity, does not entitle a holder of Notes to demand payment of principal prior to maturity.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE UNDER THE INDENTURE.

We will give to the Trustee and the Canadian Co-Trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the Indenture and the Notes, or else specifying any default.

Limited Recourse

In the event of a Recourse Event, including non-payment by the Bank of the principal amount of, interest on or Redemption Price for, the Notes when due, while a holder of Notes will have a claim against the Bank for the principal amount of the Notes and any accrued and unpaid interest (which will then be due and payable), the recourse of each holder of Notes will be limited to the Corresponding Trust Assets held by Computershare Trust Company of Canada, as trustee (the “Limited Recourse Trustee”) of the Limited Recourse Trust. The Limited Recourse Trustee will hold legal title to the Corresponding Trust Assets for the benefit of the Bank to satisfy the recourse of holders of Notes in respect of the Bank’s obligations under the Indenture and the Notes. Following the issuance of the Notes, the Corresponding Trust Assets may consist of (i) Preferred Shares (or proceeds with respect to the subscription for units of the Limited Recourse Trust by the Bank, which are to be used by the Limited Recourse Trustee to subscribe for Preferred Shares), (ii) cash, if the Preferred Shares are redeemed for cash, or purchased for cancellation, by the Bank with prior written approval of the Superintendent (other than any portion of such cash in respect of any declared and unpaid dividends), (iii) Common Shares issued upon the conversion of the Preferred Shares into Common Shares upon a Trigger Event and resulting NVCC Automatic Conversion in connection with such Trigger Event (other than Dividend Common Shares, if any), or (iv) any combination thereof, depending on the circumstances. On the closing of the offering of the Notes, the Corresponding Trust Assets in respect of the Notes shall consist of 500,000 Preferred Shares.

The Limited Recourse Trust is a trust established under the laws of Manitoba, governed by an amended and restated declaration of trust dated September 14, 2020, as amended by amendment number one to amended and restated declaration of trust, dated as of September 10, 2021, and as further amended by amendment number two to amended and restated declaration of trust, dated as of November 1, 2024 (the declaration of trust, as so amended, and as the same may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Limited Recourse Trust Declaration”). The Limited Recourse Trust’s objective is to acquire and hold the Corresponding Trust Assets in accordance with the terms of the Limited Recourse Trust Declaration. The Limited Recourse Trustee will hold trust assets in respect of more than one series of limited recourse capital notes of the Bank, and the Limited Recourse Trustee will hold the trust assets for each such series of notes (including the Bank’s preferred shares) separate from the trust assets for any other series of such notes and shall deliver such trust assets only in respect of the relevant series of notes.

If a Recourse Event occurs, the Bank will, no later than one business day after the occurrence of such Recourse Event, notify the Limited Recourse Trustee and the Trustee and the Canadian Co-Trustee of the occurrence of such Recourse Event. “Recourse Event” means any of the following: (i) there is non-payment by the Bank of the principal amount of the Notes, together with any accrued and unpaid interest thereon, in cash on the Maturity Date, (ii) a Failed Coupon Payment Date occurs, (iii) in connection with the redemption of the Notes, on the redemption date for such redemption, the Bank does not pay the applicable Redemption Price in cash, (iv) the occurrence of an Event of Default under the Indenture, or (v) the occurrence of a Trigger Event. “Failed Coupon Payment Date” means the fifth business day immediately following an Interest Payment Date upon which the Bank does not pay interest on the Notes in cash and has not cured such non-payment by subsequently paying such interest in cash prior to such fifth business day. Upon a Recourse Event, the principal amount of, and accrued and unpaid interest on, all of the Notes will become immediately due and payable by the Bank without any declaration or other act on the part of the Trustee, the Canadian Co-Trustee or any holders of Notes, provided that the sole remedy of holders of Notes for such amounts due and payable by the Bank shall be, the delivery of the Corresponding Trust Assets (which, in the case of a Recourse Event that is a Trigger Event, shall consist of the Common Shares issued in connection with the Trigger Event (other than Dividend Common Shares, if any)).

Following delivery of a notice of a Recourse Event, the Bank will take any necessary actions to cause the Limited Recourse Trustee to deliver the Corresponding Trust Assets in respect of the Notes to holders of Notes in accordance with the terms of the Limited Recourse Trust Declaration, provided that notwithstanding any other provision in the Limited Recourse Trust Declaration, the Bank reserves the right not to (a) deliver some or all of the Common Shares or Preferred Shares to any person whom the Bank or its stock transfer agent has reason to believe is an Ineligible Person (as defined below) or any person who, by virtue of that delivery, would become a Significant Shareholder (as defined below), or (b) record in its securities register a transfer or issue of Common Shares or Preferred Shares to any person whom the Bank or its stock transfer agent has reason to believe is an Ineligible Government Holder (as defined below) based on a declaration submitted to the Bank or its stock transfer agent by or on behalf of such person. In such circumstances, the Bank or its stock transfer agent will hold, as agent for such persons, the Common Shares or Preferred Shares that would have otherwise been delivered to such persons and will attempt to facilitate the sale of such Common Shares or Preferred Shares to parties other than the Limited Recourse Trust or the Bank and its affiliates on behalf of such persons through a registered dealer to be retained by the Bank on behalf of such persons. Those sales (if any) may be made at any time and at any price as the Bank (or its stock transfer agent as directed by the Bank), in its sole discretion, may determine. Neither the Bank nor its stock transfer agent will be subject to any liability for failure to sell such Common Shares or Preferred Shares on behalf of such persons or at any particular price on any particular day. The net proceeds received by the Bank or its stock transfer agent from the sale of any such Common Shares or Preferred Shares will be divided among the applicable persons in proportion to the number of Common Shares or Preferred Shares, as applicable, that would otherwise have been delivered to them after deducting the costs of sale and any applicable withholding taxes. For purposes of the foregoing:

•        “Ineligible Government Holder” means any person who is the federal or a provincial government in Canada or agent or agency thereof, or the government of a foreign country or any political subdivision of a foreign country, or any agent or agency of a foreign government, in each case to the extent that the recording in the Bank’s securities register of a transfer or issue of any share of the Bank to such person would cause the Bank to contravene the Bank Act.

•        “Ineligible Person” means (i) any person whose address is in, or whom the Bank or its stock transfer agent has reason to believe is a resident of, any jurisdiction outside of Canada or the United States to the extent that the issuance of Common Shares, Preferred Shares or New Preferred Shares (as defined below), as the case may be, by the Bank or delivery of such shares by its stock transfer agent to that person upon the exercise of rights of conversion or pursuant to an NVCC Automatic Conversion would require the Bank to take any action to comply with securities, banking or analogous laws of that jurisdiction, or (ii) any person to the extent that the issuance of Common Shares, Preferred Shares or New Preferred Shares, as the case may be, by the Bank or delivery of such shares by its stock transfer agent to that person upon the exercise of rights of conversion or pursuant to an NVCC Automatic Conversion would cause the Bank to be in violation of any law to which the Bank is subject.

•        “Significant Shareholder” means any person who beneficially owns directly, or indirectly through entities controlled by such person or persons associated with or acting jointly or in concert with such person, a percentage of the total number of outstanding shares of a class of the Bank that is in excess of that permitted by the Bank Act.

Subject to the foregoing restrictions regarding Ineligible Persons, Significant Shareholders and Ineligible Government Holders, (i) if the Corresponding Trust Assets consist of Preferred Shares at the time a Recourse Event occurs, the Limited Recourse Trustee will deliver to each holder of Notes one Preferred Share for each US$1,000 principal amount of Notes held, which shall be applied to the payment of the principal amount of the Notes, and such delivery of Preferred Shares will exhaust all remedies of each holder against the Bank for repayment of the principal amount of the Notes and any accrued but unpaid interest thereon then due and payable, and (ii) upon the occurrence of a Recourse Event that is a Trigger Event, the Limited Recourse Trustee will deliver to each holder of Notes that holder’s proportionate share of the Common Shares issued in connection with the Trigger Event (other than Dividend Common Shares, if any), and such delivery of Common Shares will exhaust all remedies of each holder against the Bank for repayment of the principal amount of the Notes and any accrued but unpaid interest thereon then due and payable. The number of Common Shares issuable in connection with the Trigger Event will be calculated based on a Share Value (as defined herein) of US$1,000. Notwithstanding the foregoing or anything else in this Prospectus Supplement, upon a Recourse Event that is a Trigger Event, a holder of Notes will not be entitled to receive any Common Shares issued to the Limited Recourse Trustee in respect of the portion of the Share Value equal to any declared and unpaid dividends (such Common Shares, the “Dividend Common Shares”), which Dividend Common Shares shall not be delivered to holders of Notes and shall either be retained by the Limited Recourse Trustee or sold by the Limited Recourse Trust with the proceeds distributed to the Bank. As a result of the Dividend Waiver (as defined herein) the Bank does not expect the NVCC Automatic Conversion formula described below to result in the issuance of any Dividend Common Shares in connection with a Recourse Event that is a Trigger Event.

Unless otherwise satisfied, the Limited Recourse Trustee shall distribute the proceeds from the redemption of the Preferred Shares held by the Limited Recourse Trustee to the holders of Notes.

The Limited Recourse Trust will be dissolved only following the earlier to occur of the following events: (a) no Notes (or any other limited recourse capital notes) are outstanding and held by a person other than the Bank (whether through (i) a cash redemption by the Bank of all preferred shares held by the Limited Recourse Trustee and corresponding cash redemption of all corresponding limited recourse capital notes, (ii) delivery of all preferred shares held by the Limited Recourse Trust to holders of the corresponding limited recourse capital notes on maturity or any earlier date on which the principal amount of and interest on the corresponding limited recourse capital notes becomes due and payable, (iii) delivery of Common Shares received by the Limited Recourse Trustee for preferred shares on a Trigger Event to holders of the corresponding limited recourse capital notes, or (iv) the purchase for cancellation of all limited recourse capital notes); and (b) each of the Limited Recourse Trustee and the Bank elects in writing, with notice to the Trustee and the Canadian Co-Trustee, to terminate the Limited Recourse Trust and such termination is approved by the holders of Notes in accordance with the terms of the Indenture and the holders of any other limited recourse capital notes in accordance with the terms of the indentures under which they are issued.

Any amendment or supplement to the Limited Recourse Trust Declaration for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Limited Recourse Trust Declaration requires notice to the Trustee and the Canadian Co-Trustee and the prior consent of the holders of Notes in accordance with the terms of the Indenture and the holders of any other limited recourse capital notes in accordance with the terms of the indentures under which they are issued.

By acquiring any Note, each holder and beneficial owner of such Note or any interest therein, including any person acquiring any such Note or interest thereinafter the date of issuance irrevocably acknowledges and agrees with, and for the benefit of, the Bank and the Trustee and the Canadian Co-Trustee that the delivery of such holder’s proportionate share of the Corresponding Trust Assets to such holder shall exhaust all remedies of such holder against the Bank under the Notes, including in connection with any Event of Default. All claims of any holder of Notes against the Bank under the Notes will be extinguished upon receipt by such holder of its proportionate share of the Corresponding Trust Assets. If the Bank does not deliver, or fails to cause the Limited Recourse Trustee to deliver, a holder’s proportionate share of the Corresponding Trust Assets to such holder, the sole remedy of such holder for any claims against the Bank shall be recourse to such holder’s proportionate share of the Corresponding Trust Assets. The delivery of Corresponding Trust Assets to holders of Notes shall be applied to the payment of the principal amount of the Notes and will extinguish the holders’ remedies against the Bank for repayment of the principal amount of the Notes and any accrued and unpaid interest thereon when due and payable. In case of any shortfall resulting from the value of the Corresponding Trust Assets being less than the principal amount of and any accrued and unpaid interest on the Notes, all losses arising from such shortfall shall be borne by holders of Notes.

The Bank has entered into an agreement (the “CIBC Indemnity Agreement”) to indemnify the Limited Recourse Trustee against certain claims, liabilities, losses and damages suffered by the Limited Recourse Trustee in connection with acting as trustee of the Limited Recourse Trust. The Limited Recourse Trustee has agreed to exercise and exhaust all its remedies against the Bank under the CIBC Indemnity Agreement prior to exercising any rights of indemnity under the Limited Recourse Trust Declaration. Provided that the Limited Recourse Trustee has so exercised and exhausted its rights under the CIBC Indemnity Agreement, the Limited Recourse Trustee will be indemnified and saved harmless by the Corresponding Trust Assets from and against all claims, liabilities, losses, damages, penalties, actions, suits, demands, levies, expenses and disbursements including, without limitation, any and all reasonable legal and adviser fees and disbursements, whether groundless or otherwise, including costs (including legal costs on a solicitor and client basis), charges and expenses in connection therewith, brought, commenced or prosecuted against it for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Limited Recourse Trustee and also from and against all other costs (including legal costs on a solicitor and client basis), charges, and expenses which it sustains or incurs in or about or in relation to the affairs of the Limited Recourse Trust, except such as may be incurred as a result of the willful misconduct, gross negligence, fraud or bad faith of the Limited Recourse Trustee.

The Limited Recourse Trustee has entered into an agreement (the “Administration Agreement”) with the Bank pursuant to which the Limited Recourse Trustee has appointed the Bank to provide services on behalf of the Limited Recourse Trustee, subject to the direction and control of the Limited Recourse Trustee, in relation to the administration of the Limited Recourse Trust. The Bank, in its role as administrative agent under the Administration Agreement (the “Administrative Agent”), will administer on behalf of and for the account of the Limited Recourse Trust the activities of the Limited Recourse Trust in connection with the direct or indirect acquisition, administration and management by the Limited Recourse Trustee of the assets of the Limited Recourse Trust. The Administrative Agent may, from time to time, delegate or sub-contract all or a portion of its obligations under the Administration Agreement to one or more persons. The Administrative Agent will not, in connection with the delegation or sub-contracting of any of such obligations, be discharged or relieved in any respect from its obligations under the Administration Agreement. The Administrative Agent will not receive a fee from the Limited Recourse Trustee for performing its obligations under the Administration Agreement.

The Administrative Agent’s rights and obligations under the Administration Agreement will terminate if the Administrative Agent receives a termination notice in writing from the Limited Recourse Trustee or the Limited Recourse Trustee receives a termination notice in writing from the Administrative Agent, in each case at least 20 business days prior to the last business day of a month, in which case the Administration Agreement will terminate on the last day of that month. Notwithstanding the foregoing, the Administrative Agent will not be permitted to resign until a replacement administrative agent has been appointed and has entered into an administration agreement whereby the replacement administrative agent will assume, in all material respects, the obligations of the Administrative Agent under the Administration Agreement.

Redemption

Redemption at the Option of the Bank

The Bank may, at its option, with the prior approval of the Superintendent and without the consent of holders of Notes, redeem the Notes, in whole or in part from time to time, on the Initial Reset Date and on each Interest Payment Date thereafter, in each case at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date (the “Redemption Price”).

Notice of redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 but not more than 60 days before the redemption date to each registered holder of Notes to be redeemed at its registered address.

In the case of a partial redemption, selection of the applicable Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of US$200,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount of such Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of such note upon surrender for cancellation of the original Note. For so long as the applicable Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Redemption for Capital or Tax Reasons

The Bank may, with the prior written approval of the Superintendent and without the consent of holders of Notes, at any time, redeem the Notes, in whole but not in part, at any time following a Regulatory Event Date or a Tax Event Date at the Redemption Price. Any such redemption may not occur before the relevant Regulatory Event Date or Tax Event Date, but may occur on or after such Regulatory Event Date or Tax Event Date, as the case may be.

A “Regulatory Event Date” means the date specified in a letter from the Superintendent to the Bank on which the Notes will no longer be recognized in full as eligible “Additional Tier 1 Capital” or will no longer be eligible to be included in full as risk-based “Total Capital” on a consolidated basis under the guidelines for capital adequacy requirements for banks in Canada as interpreted by the Superintendent.

A “Tax Event Date” means the date on which the Bank has received an opinion of independent counsel of a nationally recognized law firm in Canada experienced in such matters (who may be counsel to the Bank or the Limited Recourse Trust) to the effect that,

(a)     as a result of (i) any amendment to, clarification of, or change (including any announced prospective change) in, the laws, or any regulations thereunder, or any application or interpretation thereof, of Canada or any political subdivision or taxing authority thereof or therein, affecting taxation, (ii) any judicial decision, administrative pronouncement, published or private ruling, regulatory procedure, rule, notice, announcement, assessment or reassessment (including any notice or announcement of intent to adopt or issue such decision, pronouncement, ruling, procedure, rule, notice, announcement, assessment or reassessment) (collectively, an “Administrative Action”) or (iii) any amendment to, clarification of, or change (including any announced prospective change) in, the official position with respect to or the interpretation of any Administrative Action or any interpretation or pronouncement that provides for a position with respect to such Administrative Action that differs from the theretofore generally accepted position, in each of case (i), (ii) or (iii), by any legislative body, court, governmental authority or agency, regulatory body or taxing authority in Canada, irrespective of the manner in which such amendment, clarification, change, Administrative Action, interpretation or pronouncement is made known, which amendment, clarification, change or Administrative Action is effective or which interpretation, pronouncement or Administrative Action is announced on or after the date of issue of the Notes, there is more than an insubstantial risk (assuming any proposed or announced amendment, clarification, change, interpretation, pronouncement or Administrative Action is effective and applicable) that: (I) the Bank or the Limited Recourse Trust is, or may be, subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities because the treatment of any of its items of income, taxable income, expense, taxable capital or taxable paid-up capital with respect to the Notes (including the treatment by the Bank of interest on the Notes) or the treatment of the Notes or the Preferred Shares (including dividends thereon) or other assets of the Limited Recourse Trust or the Limited Recourse Trust, as or as would be reflected in any tax return or form filed, to be filed, or otherwise could have been filed, will not be respected by a taxing authority, or (II) the Limited Recourse Trust is, or will be, subject to more than a de minimis amount of taxes, duties or other governmental charges or civil liabilities; or

(b)    (i) as a result of any change (including any announced prospective change) in or amendment to the laws or treaties (or any rules, regulations, rulings or administrative pronouncements thereunder) of Canada (or the jurisdiction of organization of the successor to the Bank) or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, treaties, rules, regulations, rulings or administrative pronouncements (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of issue of the Notes (or, in the case of a successor to the Bank, after the date of the succession), the Bank (or its successor) has or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts on the Notes (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced); or (ii) on or after the date of issue of the Notes (or, in the case of a successor to the Bank, after the date of the succession), any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada (or the jurisdiction of organization of the successor to the Bank) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in clause (b)(i) above, whether or not such action was taken or decision was rendered with respect to the Bank (or its successor), or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, will result in the Bank (or its successor) becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts on the Notes (assuming that such change, amendment, application, interpretation or action is applied to the Notes by the taxing authority and that, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced); and, in any such case of clauses (b)(i) or (b)(ii), the Bank (or its successor), in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to it (or its successor). For the avoidance of doubt, reasonable measures do not include a change in the terms of the Notes or a substitution of the debtor.

Notice of redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 but not more than 60 days before the redemption date to each registered holder of Notes to be redeemed at its registered address.

Automatic Redemption on Redemption of Preferred Shares

Upon redemption by the Bank of the Preferred Shares held in the Limited Recourse Trust in accordance with the terms of such Preferred Shares (such redemption will be subject to the prior written approval of the Superintendent) on any date other than the Maturity Date, outstanding Notes with an aggregate principal amount equal to the aggregate face amount of Preferred Shares redeemed by the Bank shall automatically and immediately be redeemed, on a full and permanent basis, without any action on the part of, or the consent of, the holders of such Notes, for a cash amount equal to the Redemption Price. The Limited Recourse Trust shall distribute the proceeds from the redemption of the Preferred Shares held by the Limited Recourse Trustee to holders of Notes in partial satisfaction of such Redemption Price and the Bank shall be required to fund the balance in an amount equal to the accrued and unpaid interest. For certainty, to the extent that, in accordance with the terms of the Indenture, the Bank has immediately prior to or concurrently with such redemption of Preferred Shares redeemed or purchased for cancellation outstanding Notes with an aggregate principal amount equal to the aggregate face amount of Preferred Shares being redeemed, such requirement to redeem a corresponding aggregate principal amount of Notes shall be deemed satisfied. See “Description of the Preferred Shares — Redemption” below for a description of the circumstances under which the Preferred Shares may be redeemed by the Bank.

General

The Bank’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

On and after the redemption date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption, unless the Bank defaults in the payment of the Redemption Price and accrued interest.

Any redemption or notice may, at the Bank’s discretion, be subject to one or more conditions precedent and, at the Bank’s discretion, the redemption date may be delayed until such time as any or all such conditions precedent included at the Bank’s discretion shall be satisfied (or waived by the Bank) or the redemption date may not occur and such notice may be rescinded if all such conditions precedent included at the Bank’s discretion shall not have been satisfied (or waived by the Bank).

The Bank will not redeem the Notes under any circumstances if such redemption would, directly or indirectly, result in the Bank’s breach of any provision of the Bank Act or the CAR Guideline, as may be amended from time to time.

As a result of the redemption provisions applicable to the Preferred Shares and the Notes, the Limited Recourse Trustee will, at all times prior to a Recourse Event, hold one Preferred Share for each US$1,000 principal amount of Notes outstanding.

Any Notes redeemed by the Bank shall be cancelled and may not be reissued.

Purchase for Cancellation

The Indenture will provide that the Bank may, subject to the prior written approval of the Superintendent, purchase Notes, in whole or in part, in the open market, by tender (available to all holders of Notes), by private contract or otherwise at any price or prices and upon such terms and conditions as the Bank in its absolute discretion may determine, subject, however, to any applicable law restricting the purchase of Notes. All Notes that are purchased by the Bank will be cancelled and will not be reissued. Notwithstanding the foregoing, any subsidiary of the Bank may purchase Notes in the ordinary course of its business of dealing in securities.

If any Notes are so purchased for cancellation, subject to the provisions of the Bank Act, the prior written approval of the Superintendent and various restrictions on the retirement of Preferred Shares, the Bank shall redeem a corresponding number of Preferred Shares (which Preferred Shares will have a face amount equal to the aggregate principal amount of the Notes to be cancelled) then held in the Limited Recourse Trust for cancellation.

Payment of Additional Amounts

The Bank will pay any and all amounts on the Notes without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax (“Canadian taxes”), unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority. At any time a Canadian taxing jurisdiction requires the Bank to deduct or withhold for or on account of Canadian taxes from any payment made under or in respect of the Notes, the Bank will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amounts received by each holder (including Additional Amounts), after such deduction or withholding of Canadian taxes, shall not be less than the amount the holder would have received had no such deduction or withholding of Canadian taxes been required.

However, no Additional Amounts will be payable with respect to a payment made to a Note holder or the beneficial owner of a Note:

•        which does not deal at arm’s length (for the purposes of the Tax Act) with us at the time the amount is paid or payable or is, or does not deal at arm’s length with any person who is, a “specified shareholder” of us for purposes of the thin capitalization rules in the Tax Act;

•        which is subject to such Canadian taxes by reason of the Note holder or beneficial owner being a “specified entity” in respect of us as defined in the rules in the Tax Act with respect to “hybrid mismatch arrangements”, is subject to such Canadian taxes by reason of the Note holder or beneficial owner being a “reverse hybrid entity” (within the meaning of subsection 18.4(1) of the Tax Act, as proposed to be amended by the draft legislative proposals released on January 29, 2026, as may be further proposed to be amended), or is subject to such Canadian taxes by reason of such payment being considered to arise under an “imported hybrid arrangement” for purposes of section 18.4 of the Tax Act as it is proposed to be amended by the draft legislative proposals released on January 29, 2026, as may be further proposed to be amended;

•        which is subject to such Canadian taxes by reason of the Note holder or beneficial owner thereof (or any fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation) being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some present or former connection with Canada or any province or territory thereof otherwise than by the mere holding of the Notes or the receipt of payments thereunder; or

•        which is subject to such Canadian taxes by reason of the Note holder’s or beneficial owner’s failure to comply with any certification, identification, information, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian taxes or is otherwise reasonably requested by us to support a claim for relief or exemption from such tax.

In addition, Additional Amounts will not be payable:

•        if the holder of such Notes is not the sole beneficial owner of such payments, or is a fiduciary or partnership, to the extent that any beneficial owner, beneficiary or settlor with respect to such fiduciary or any partner or member of such partnership would not have been entitled to such Additional Amounts with respect to such payments had such beneficial owner, beneficiary, settlor, partner or member received directly its beneficial or distributive shares of such payments;

•        with respect to any Canadian taxes which are payable otherwise than by withholding from payments made under or in respect of the Notes;

•        with respect to any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other governmental charge;

•        with respect to any Canadian taxes that would not have been imposed but for the presentation by the holder of a Note for payment more than 30 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurs later;

•        with respect to any Canadian taxes required to be deducted or withheld by any paying agent from a payment on a Note, if such payment can be made without such deduction or withholding by any other paying agent;

•        with respect to any tax, assessment, withholding or deduction imposed pursuant to Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended, or any successor version thereof, or any similar legislation imposed by any other governmental authority (the “Code”), any agreements entered into pursuant to current Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation adopted pursuant to any intergovernmental agreement, treaty, or convention among governmental authorities entered into in connection with the implementation of the foregoing, and including for greater certainty, Part XVIII and Part XIX of the Tax Act and any rules or practices adopted pursuant to any of them (“FATCA”), or any taxes or penalties that arise from the holder or beneficial owner’s failure to properly comply with its obligations with respect to FATCA or the Canada-United States Enhanced Tax Information Exchange Agreement Implementation Act (Canada); or

•        any combination of the items listed above.

The Bank will furnish to the Trustee, the Canadian Co-Trustee and holders of relevant Notes, within 60 days after the date the payment of any Canadian taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment by the Bank to the relevant taxation authority.

The Bank will indemnify and hold harmless each holder of Notes (except in the circumstances where no Additional Amounts would be payable) from and against, and upon written request reimburse each such holder for the amount (excluding any Additional Amounts that have previously been paid by the Bank with respect thereto) of:

•        any Canadian taxes so levied or imposed and paid by such holder as a result of payments of principal or interest made by or on behalf of the Bank under or with respect to the Notes;

•        any penalties and interest arising therefrom or with respect thereto; and

•        any Canadian taxes imposed with respect to any reimbursement under the preceding two bullet points, but excluding any such Canadian taxes on such holder’s net income or capital.

In any event, no Additional Amounts or indemnity amounts will be payable under the provisions described above in respect of any Note in excess of the additional amounts and the indemnity amounts which would be required if, at all relevant times, the holder of such Note were a resident of the United States for purposes of and was entitled to all of the benefits of the United States-Canada Tax Convention, including any protocols thereto. As a result of the limitation on the payment of Additional Amounts and indemnity amounts discussed in the preceding sentence, the Additional Amounts or indemnity amounts received by certain holders of Notes may be less than the amount of Canadian taxes withheld or deducted or the amount of Canadian taxes (and related amounts) levied or imposed giving rise to the obligation to pay the indemnity amounts, as the case may be, and, accordingly, the net amount received by such holders of Notes will be less than the amount such holders would have received had there been no such withholding or deduction in respect of Canadian taxes or had such Canadian taxes (and related amounts) not been levied or imposed.

Wherever in the Indenture governing the terms of the Notes there is mentioned, in any context, the payment of principal, interest, if any, or any other amount payable under or with respect to a Note, such mention shall be deemed to include mention of the payment of additional amounts to the extent that, in such context, additional amounts are, were or would be payable in respect thereof.

In the event of the occurrence of any transaction or event resulting in a successor to the Bank, all references to Canada in the preceding paragraphs of this subsection shall be deemed to be references to the jurisdiction of organization of the successor entity.

No Restriction on Other Indebtedness

The Bank may create, issue or incur any other Indebtedness which, in the event of the insolvency or winding-up of the Bank, would rank in right of payment in priority to, equally with, or subordinate to the Notes.

Mergers and Similar Events

Under the Indenture, the Bank may merge or consolidate with any other person or sell, lease or convey all or substantially all of our assets to any other person, only if certain conditions are met, as described in “Description of the Debt Securities — Merger and Similar Events” in the accompanying Prospectus.

Modification and Waiver of the Notes

Where an amendment, modification or other variance that can be made to the Indenture or the Notes as described under “Description of Debt Securities — Modification and Waiver of the Debt Securities” in the accompanying Prospectus might affect the classification afforded to the Notes under the capital adequacy requirements pursuant to the Bank Act and the regulations and guidelines thereunder, that amendment, modification or variance will require the prior written approval of the Superintendent.

Satisfaction and Discharge

The Indenture will upon the Bank’s written order cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes expressly provided for in the Indenture), and the Trustee and the Canadian Co-Trustee, at the expense of the Bank, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture, when (a) either: (1) all Notes authenticated and delivered (other than (i) Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in the Indenture and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Bank and thereafter repaid to the Bank or discharged from such trust as provided in the Indenture) have been delivered to the Trustee for cancellation, or (2) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and (i) the Bank has deposited or caused to be deposited with the Trustee in trust funds in an amount sufficient to discharge the entire indebtedness on such Notes for principal amount and interest to the Maturity Date or to the redemption date or repurchase date, as the case may be, or (ii) in the event of a Recourse Event, all Corresponding Trust Assets which holders of Notes are entitled to receive in accordance with the Indenture have been delivered to holders of Notes; (b) the Bank has paid or caused to be paid all other sums payable under the Indenture by the Bank; and (c) the Bank has delivered to the Trustee and the Canadian Co-Trustee an officer’s certificate and opinion of counsel stating that all conditions precedent in the Indenture provided for relating to the satisfaction and discharge of the Indenture have been complied with.

Book Entry System; Delivery and Form

Global Notes

We will issue the Notes of each series in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

DTC, Clearstream and Euroclear

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking S.A., Luxembourg, which we refer to as Clearstream, or Euroclear Bank SA/NV, which we refer to as Euroclear, in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

We expect that under procedures established by DTC:

•        upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•        ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in Notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of Notes represented by that global note for all purposes under the Indenture and under the Notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have Notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes and will not be considered the owners or holders thereof under the Indenture or under the Notes for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of Notes under the Indenture or a global note.

None of the Bank, the Trustee or the Canadian Co-Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the Notes.

Payments on the Notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the Notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be solely responsible for those payments.

Distributions on the Notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively referred to herein as the Terms and Conditions). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the Notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary. Such cross-market transactions, however, will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the Notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the Notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Notes

The global notes of the Notes may be exchanged for Notes in certificated form only if:

(a)     DTC notifies the Bank that it is unwilling, unable or no longer qualified to continue as depositary with respect to the Notes and the Bank does not appoint another institution to act as depositary with respect to the Notes within 60 days;

(b)    if the Bank notifies the Trustee that it wishes to terminate the global note(s) representing the Notes; or

(c)     if an Event of Default with respect to the Notes has occurred and has not been cured or waived.

Any Notes in certificated form issued in exchange for a global note shall be registered in such names as DTC shall direct.

For further detail of forms of legal ownership and provisions applicable to global securities, see “Legal Ownership and Book-Entry Issuance” in the accompanying Prospectus.

Trustee and Canadian Co-Trustee

The Bank of New York Mellon will serve as Trustee for the Notes.

Computershare Advantage Trust of Canada will serve as Canadian Co-Trustee for the Notes.

Each of the Trustee and the Canadian Co-Trustee, in its individual and any other capacity, may make loans to, accept deposits from, and perform services for the Bank as if it were not the Trustee or the Canadian Co-Trustee, as the case may be; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that in case an Event of Default shall occur and be continuing (which shall not be cured), the Trustee or the Canadian Co-Trustee, as the case may be, will be required, in the exercise of its power, to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs. Subject to such provisions, each of the Trustee or the Canadian Co-Trustee, as the case may be, will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee or the Canadian Co-Trustee, as the case may be, security and indemnity reasonably satisfactory to the Trustee or the Canadian Co-Trustee, as the case may be, against the costs, expenses and liabilities which might be incurred by such Trustee or Canadian Co-Trustee, as the case may be, in compliance with such request or direction.

Paying Agent

The Bank of New York Mellon initially will serve as paying agent, transfer agent and security registrar for the Notes.

Governing Law; Submission to Jurisdiction

The Indenture and the Notes will be governed and construed in accordance with the laws of the State of New York, except that the provisions relating to an NVCC Automatic Conversion and the subordination provisions in the Indenture and the Notes will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

DESCRIPTION OF THE PREFERRED SHARES

Prior to the closing of the offering of the Notes, the Preferred Shares will be issued as a series of Class A Preferred Shares of the Bank to the Limited Recourse Trustee to be held in accordance with the terms of the Limited Recourse Trust Declaration. See “Description of Preferred Shares” in the accompanying Prospectus.

Defined Terms

The following definitions are relevant to the Preferred Shares:

“Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period (as defined below), the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the U.S. Treasury Rate (as described below) on the applicable Fixed Rate Calculation Date plus 2.499%.

“Bank of Canada Exchange Rate” means, with respect to a given currency, the daily average exchange rate between Canadian dollars and such currency reported by the Bank of Canada on the date immediately preceding the date of the relevant Trigger Event (or if not available on such date, the date on which such daily average exchange rate was last available prior to such date), or if such exchange rate is no longer reported by the Bank of Canada, the simple average of the daily average exchange rates between Canadian dollars and the relevant currency quoted at approximately 4:00 p.m., New York City time, on such date by three major banks selected by the Bank.

“Canadian Dollar Equivalent” means the Canadian dollar equivalent of U.S. dollars using the spot exchange rate as of 4:30 p.m. New York City time on July 8, 2026.

“Fixed Period End Date” means the Initial Reset Date and each January 28 of every fifth year thereafter.

“Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the third business day immediately preceding the first day of such Subsequent Fixed Rate Period.

“H.15 Daily Update” means the Selected Interest Rates (Daily) — H.15 release of the U.S. Federal Reserve Board of Governors, available at www.federalreserve.gov/releases/h15/update, or any successor site or publication.

“Initial Fixed Dividend Rate” means, for the Initial Fixed Rate Period, the rate equal to the interest rate per annum on the Notes in effect as of the issue date of the Notes, being 6.750%.

“Initial Fixed Rate Period” means the period from, and including, the date of issue of the Preferred Shares to, but excluding, January 28, 2032.

“Initial Reset Date” means January 28, 2032.

“New Preferred Shares” means a further series of Class A Preferred Shares constituted by the board of directors having rights, privileges, restrictions and conditions attached thereto that would qualify such shares as “Additional Tier 1 Capital” of the Bank (or its then equivalent) under the then current capital adequacy guidelines prescribed by the Superintendent or otherwise applicable to the Bank, if applicable, and if not applicable, having such rights, privileges, restrictions and conditions as the board of directors shall determine provided that such shares will not, if issued, be or be deemed to be “term preferred shares” within the meaning of the Tax Act. In addition, the rights, privileges, restrictions and conditions of a series of New Preferred Shares will be such that such New Preferred Shares: (i) will not, if issued, be or be deemed to be “short-term preferred shares” within the meaning of the Tax Act and (ii) will, if issued, be “substantive debt” within the meaning of subsection 183.3(1) of the Tax Act.

“Subsequent Fixed Rate Period” means the period from, and including, the Initial Reset Date to, but excluding, the next Fixed Period End Date and each five-year period thereafter from, and including, such Fixed Period End Date to, but excluding, the next Fixed Period End Date or the Maturity Date (or earlier redemption date or repurchase date), as applicable.

“U.S. Treasury Rate” means, with respect to any Subsequent Fixed Rate Period for which such rate applies, (i) the rate per annum equal to the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days immediately preceding the applicable Fixed Rate Calculation Date appearing (or, if fewer than five business days so appear on the applicable Fixed Rate

Calculation Date, for such number of business days appearing) under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Board of Governors of the Federal Reserve; or (ii) if there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturities, for five-year maturities, then the “U.S. Treasury Rate” will be determined by interpolation between the average of the yields on actively traded U.S. treasury nominal/non-inflation-indexed securities adjusted to constant maturities for two series of actively traded U.S. treasury nominal/non-inflation-indexed securities, (A) one maturing as close as possible to, but earlier than, the Fixed Period End Date following the next succeeding Fixed Rate Calculation Date (or, if there is no such Fixed Period End Date, the Maturity Date) and (B) the other maturing as close as possible to, but later than, such Fixed Period End Date or Maturity Date, as applicable, in each case for the five business days preceding the applicable Fixed Rate Calculation Date and appearing (or, if fewer than five business days so appear on the applicable Fixed Rate Calculation Date, for such number of business days appearing) in the most recently published H.15 Daily Update as of 5:00 p.m., New York City time, on the applicable Fixed Rate Calculation Date.

If no calculation is provided as described above, then the Bank or its designee, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the five-year treasury rate, will determine the U.S. Treasury Rate in its sole discretion. Notwithstanding the foregoing, if the Bank or its designee determines that the then-current interest rate cannot be determined pursuant to the methods described in clauses (i) or (ii) above or in the preceding sentence on the applicable Fixed Rate Calculation Date (such determination, a “rate substitution event”), then the Bank or its designee may determine whether there is an industry-accepted successor rate to the U.S. Treasury Rate (or then-current reset reference rate) (such industry-accepted successor rate, the “replacement rate”). If the Bank or its designee determines that there is such a replacement rate, then such replacement rate will replace the U.S. Treasury Rate (or the then-current reset reference rate) for all purposes relating to the Preferred Shares in respect of such determination on such Fixed Rate Calculation Date and all determinations on all subsequent Fixed Rate Calculation Dates. If a replacement rate is utilized in accordance with the foregoing, the Bank or its designee in its sole discretion may adopt or make changes to any dividend payment date, definition of business day and the Fixed Rate Calculation Date to be used and any, other relevant date, business day convention, dividend period or Subsequent Fixed Rate Period, the manner, timing and frequency of determining rates and amounts of interest that are payable on the Notes and the conventions relating to such determination, rounding conventions and any other relevant methodology for calculating such replacement rate, including any adjustment factor needed to make the replacement rate comparable to the U.S. Treasury Rate, in a manner that is consistent with industry accepted practices for such replacement rate. If the Bank or its designee determines that there is no such replacement rate, then the interest rate for the applicable Subsequent Fixed Rate Period will be: (a) if the first reset interest rate is to be determined, the rate applicable for the Initial Fixed Rate Period or (b) if a subsequent reset interest rate is to be determined, the interest rate that was applicable for the preceding Subsequent Fixed Rate Period.

All percentages resulting from any calculation relating to a Preferred Share will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or 0.09876541) being rounded down to 9.87654% (or 0.0987654) and 9.876545% (or 0.09876545) being rounded up to 9.87655% (or 0.0987655).

The Initial Fixed Dividend Rate and each Annual Fixed Dividend Rate applicable to a Subsequent Fixed Rate Period on the relevant Fixed Rate Calculation Date will be determined by the Bank or its designee and will (in absence of manifest error) be final and binding on holders of Preferred Shares and the Bank. Any other determination, decision or selection that may be made by the Bank pursuant to the provisions of the Preferred Shares (including provisions relating to a rate substitution event and any U.S. Treasury Rate adjustments, or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or make or refrain from making any selection) will be made in the Bank’s sole discretion, will be conclusive and binding absent manifest error and, notwithstanding anything to the contrary in this Prospectus Supplement or the accompanying Prospectus, shall become effective without the consent of holders of Preferred Shares or any other party.

Issue Price

The issue price is the Canadian Dollar Equivalent of US$1,000 per Preferred Share.

Dividends

During the Initial Fixed Rate Period, the holders of the Preferred Shares will be entitled to receive fixed rate non-cumulative preferential cash dividends, as, when and if declared by the board of directors, subject to the provisions of the Bank Act, payable quarterly in arrears on January 28, April 28, July 28 and October 28 of each year (each, a “Dividend Payment Date”), in an amount per share per annum determined by multiplying the applicable Initial Fixed Dividend Rate by US$1,000 (or if then held in the Limited Recourse Trust, the Canadian Dollar Equivalent of US$1,000); provided that, whenever it is necessary to compute any dividend amount in respect of the Preferred Shares for a period of less than one full quarterly dividend period, such dividend amount shall be calculated on the basis of the actual number of days in the period and a year of 365 days.

During each Subsequent Fixed Rate Period, the holders of the Preferred Shares will be entitled to receive fixed rate non-cumulative preferential cash dividends, as, when and if declared by the board of directors, subject to the provisions of the Bank Act, payable quarterly in arrears on each Dividend Payment Date, in an amount per share per annum determined by multiplying the Annual Fixed Dividend Rate applicable to such Subsequent Fixed Rate Period by US$1,000 (or if held in the Limited Recourse Trust, the Canadian Dollar Equivalent of US$1,000).

The Bank or its designee will determine the Annual Fixed Dividend Rate applicable to a Subsequent Fixed Rate Period on the related Interest Rate Calculation Date. Such determination will, in the absence of manifest error, be final and binding upon the Bank and all holders of Preferred Shares. The Bank will, on the relevant Interest Rate Calculation Date, give written notice of the Annual Fixed Dividend Rate for the ensuing Subsequent Fixed Rate Period to the registered holders of the then outstanding Preferred Shares.

If the board of directors does not declare a dividend, or any part thereof, on the Preferred Shares on or before the dividend payment date therefor, then the rights of the holders of the Preferred Shares to such dividend, or any part thereof, will be extinguished.

We are restricted under the Bank Act from paying dividends on the Preferred Shares in certain circumstances. See “Bank Act Restrictions and Approvals.”

The Limited Recourse Trustee, as trustee of the Limited Recourse Trust, will, by written notice, provide to the Bank a waiver (the “Dividend Waiver”) of its right to receive any and all dividends on the Preferred Shares during the period from, and including, the date of the waiver to and including the earlier of (i) the date upon which the Limited Recourse Trustee, as trustee of the Limited Recourse Trust, provides, by written notice, a revocation of such Dividend Waiver to the Bank, and (ii) the date upon which the Limited Recourse Trustee, as trustee of the Limited Recourse Trust, is no longer a beneficial and registered holder of the Preferred Shares. Accordingly, no dividends are expected to be declared or paid on the Preferred Shares while the Preferred Shares are held by the Limited Recourse Trustee. The Dividend Waiver is applicable to the Limited Recourse Trustee and will not bind a subsequent holder of the Preferred Shares. The Bank will provide a covenant to the Limited Recourse Trustee that, at any time while the Preferred Shares are held by the Limited Recourse Trustee and the Dividend Waiver is no longer in effect, if it does not declare and pay dividends in full on the Preferred Shares, it will not declare or pay cash dividends on any of its other outstanding series of Class A Preferred Shares.

Redemption

Except as noted below, the Preferred Shares will not be redeemable prior to January 28, 2032. Subject to the provisions of the Bank Act (see “Bank Act Restrictions and Approvals” ), the consent of the Superintendent and the provisions described below under “— Restrictions on Dividends and Retirement of Shares,” the Bank may, at its option, without the consent of the holder, redeem all or any part of the outstanding Preferred Shares, on the Initial Reset Date and on each January 28, April 28, July 28 and October 28 thereafter, by payment of an amount in cash for each such share so redeemed of US$1,000 (or if then held in the Limited Recourse Trust, the Canadian Dollar Equivalent of US$1,000) per Preferred Share, together with any declared and unpaid dividends (of which none are expected for so long as the Preferred Shares are held by the Limited Recourse Trustee), to, but excluding, the date fixed for redemption.

When the Preferred Shares are held in the Limited Recourse Trust, subject to the provisions of the Bank Act, the prior written approval of the Superintendent and to the provisions of the Preferred Shares, the Bank may also redeem all but not less than all of the outstanding Preferred Shares (i) at any time following a Regulatory Event Date, or (ii) at any time following the occurrence of a Tax Event Date, at the Bank’s option without the consent of the holder, by the payment of an amount in cash for each such share so redeemed of the Canadian Dollar Equivalent of US$1,000 per Preferred Share, together with any declared and unpaid dividends (of which none are expected for so long as the Preferred Shares are held by the Limited Recourse Trustee) to, but excluding, the date fixed for redemption.

If at any time the Bank, with the prior written approval of the Superintendent, redeems Notes in accordance with their terms or purchases Notes, in whole or in part, in the open market, by tender (available to all holders of Notes), private contract or otherwise, for cancellation, then the Bank shall, subject to the provisions of the Bank Act, the prior written approval of the Superintendent and the provisions of the Preferred Shares, redeem such number of Preferred Shares with an aggregate face amount equal to the aggregate principal amount of Notes redeemed or purchased for cancellation by the Bank, by the payment of an amount in cash for each such share so redeemed of the Canadian Dollar Equivalent of US$1,000 together with any declared and unpaid dividends (of which none are expected for so long as the Preferred Shares are held by the Limited Recourse Trustee) to, but excluding, the date fixed for redemption and, unless otherwise satisfied, apply, or cause the Limited Recourse Trustee to apply, the proceeds of such redemption towards the redemption or purchase of the Notes.

Concurrently with or upon the maturity of the Notes, subject to the provisions of the Bank Act, the prior written approval of the Superintendent and to the provisions of the Preferred Shares, the Bank shall redeem all but not less than all of the outstanding Preferred Shares by the payment of an amount in cash for each such share so redeemed of the Canadian Dollar Equivalent of US$1,000 together with any declared and unpaid dividends (of which none are expected for so long as the Preferred Shares are held by the Limited Recourse Trustee) to, but excluding, the date fixed for redemption, and, unless otherwise satisfied, apply, or cause the Limited Recourse Trustee to apply, the proceeds of such redemption towards the repayment of the aggregate principal amount of and any accrued and unpaid interest on the Notes.

The Bank will give notice of any redemption to registered holders of Preferred Shares not more than 60 days and not less than 10 days prior to the date fixed for redemption.

As a result of the redemption provisions applicable to the Preferred Shares and the Notes, the Limited Recourse Trustee will, at all times prior to a Recourse Event, hold one Preferred Share for each US$1,000 principal amount of Notes outstanding.

Where a part only of the then outstanding Preferred Shares is at any time to be redeemed, the Preferred Shares will be redeemed pro rata disregarding fractions, or in such other manner as our board of directors determines.

Purchase for Cancellation

Subject to the provisions of the Bank Act, the prior written approval of the Superintendent and the provisions described below under “— Restrictions on Dividends and Retirement of Shares,” the Bank may at any time or from time to time purchase for cancellation the whole or any part of the outstanding Preferred Shares in the open market (including by private contracts), by tender or otherwise at the lowest price or prices at which in the opinion of the board of directors such shares are obtainable.

Conversion Upon Occurrence of a Non-Viability Contingent Capital Trigger Event

Upon the occurrence of a Trigger Event, each outstanding Preferred Share will automatically and immediately be converted, on a full and permanent basis, without consent of the holder thereof, into the number of Common Shares determined by the following formula: (Multiplier x Share Value) ÷ Conversion Price (rounding down, if necessary, to the nearest whole number of Common Shares) (an “NVCC Automatic Conversion”). For the purposes of the foregoing:

“Conversion Price” means the greater of (i) the Current Market Price (as defined below) of the Common Shares, and (ii) the Floor Price (as defined below). “Current Market Price” of the Common Shares means the volume weighted average trading price of the Common Shares on the Toronto Stock Exchange (“TSX”), or, if not then listed on the TSX, on the principal securities exchange or market on which the Common Shares are then listed or quoted, for the 10 consecutive trading days ending on the trading day immediately preceding the date of the Trigger Event, converted (if not denominated in Canadian dollars) into Canadian dollars on the basis of the Bank of Canada Exchange Rate. If no such trading prices are available, “Current Market Price” shall be the Floor Price. “Floor Price” means $2.50, subject to adjustment in the event of (i) the issuance of Common Shares or securities exchangeable for or convertible into Common Shares to all holders of Common Shares as a stock dividend, (ii) the subdivision, redivision or change of the Common Shares into a greater number of Common Shares, or (iii) the reduction, combination or consolidation of the Common Shares into a lesser number of Common Shares. The adjustment shall be computed to the nearest one-tenth of one cent provided that no adjustment of the Floor Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the Floor Price then in effect; provided, however, that in such case any adjustment that would otherwise be required to be made will be carried forward and will be made at the time of and together with the next subsequent adjustment which, together with any adjustments so carried forward, will amount to at least 1% of the Floor Price.

“Multiplier” means 1.0. “Share Value” of the Preferred Shares means US$1,000 together with declared and unpaid dividends as at the date of the Trigger Event, expressed in Canadian dollars. In determining the Share Value of any Preferred Share, the face amount thereof and any declared and unpaid dividends thereon shall be converted from U.S. dollars into Canadian dollars on the basis of the Bank of Canada Exchange Rate. As a result of the Dividend Waiver, no declared and unpaid dividends are expected for so long as the Preferred Shares are held by the Limited Recourse Trustee.

“Trigger Event” has the meaning set out in the OSFI Capital Adequacy Requirements (CAR) Guideline, Chapter 2 — Definition of Capital, effective November 2025, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Trigger Event:

•        the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion or write-off, as applicable, of all contingent instruments and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

•        a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

Fractions of Common Shares will not be issued or delivered pursuant to an NVCC Automatic Conversion and such number of Common Shares to be issued to such holder shall be rounded down to the nearest whole number of Common Shares and no cash payment will be made in lieu of a fractional Common Share. Notwithstanding any other provision of the Preferred Shares, the conversion of the Preferred Shares in connection with an NVCC Automatic Conversion shall not be an Event of Default and the only consequence of a Trigger Event under the provisions of the Preferred Shares will be the conversion of the Preferred Shares into Common Shares.

In the event of a capital reorganization, consolidation, merger or amalgamation of the Bank or comparable transaction affecting the Common Shares, the Bank will take necessary action to ensure that holders of Preferred Shares receive, pursuant to an NVCC Automatic Conversion, the number of Common Shares or other securities that such holders would have received if the NVCC Automatic Conversion occurred immediately prior to the record date for such event.

Right Not to Deliver Common Shares upon NVCC Automatic Conversion

Upon an NVCC Automatic Conversion, the Bank reserves the right not to (a) deliver some or all of the Common Shares issuable thereupon to any person whom the Bank or its stock transfer agent has reason to believe is an Ineligible Person or any person who, by virtue of an NVCC Automatic Conversion, would become a Significant Shareholder, or (b) record in its securities register a transfer or issue of Common Shares to any person whom the Bank or its stock transfer agent has reason to believe is an Ineligible Government Holder based on a declaration submitted to the Bank or its stock transfer agent by or on behalf of such person. In such circumstances, the Bank will hold, as agent for such persons, the Common Shares that would have otherwise been delivered to such persons and will attempt to facilitate the sale of such Common Shares to parties other than the Limited Recourse Trust or the Bank and its affiliates on behalf of such persons through a registered dealer to be retained by the Bank on behalf of such persons. Those sales (if any) may be made at any time and at any price as the Bank (or its stock transfer agent as directed by the Bank), in its sole discretion, may determine. Neither the Bank nor its stock transfer agent will be subject to any liability for failure to sell such Common Shares on behalf of such persons or at any particular price on any particular day. The net proceeds received by the Bank or its stock transfer agent from the sale of any such Common Shares will be divided among the applicable persons in proportion to the number of Common Shares that would otherwise have been delivered to them upon the NVCC Automatic Conversion after deducting the costs of sale and any applicable withholding taxes.

Rights on Liquidation

In the event of the liquidation, dissolution or winding-up of the Bank, provided that an NVCC Automatic Conversion has not occurred, holders of Preferred Shares will be entitled to receive US$1,000 (or if then held in the Limited Recourse Trust, the Canadian Dollar Equivalent of US$1,000) per share, together with all declared and unpaid dividends (of which none are expected for so long as the Preferred Shares are held by the Limited Recourse Trustee) to the date of payment, before any amount will be paid or any assets of the Bank distributed to the holders of shares ranking junior to the Preferred Shares. The holders of Preferred Shares will not be entitled to share in any further distribution of the assets of the Bank. The Preferred Shares will rank on parity with all other series of Class A Preferred Shares and in priority to the class B preferred shares of the Bank and the Common Shares with respect to the payment of dividends and on the distribution of assets in the event of the liquidation, dissolution or winding-up of the Bank. If an NVCC Automatic Conversion has occurred, all Preferred Shares shall have been converted into Common Shares which will rank on parity with all other Common Shares.

Restrictions on Dividends and Retirement of Shares

So long as any Preferred Shares are outstanding, the Bank will not, without the approval of holders of the Preferred Shares:

•        declare, pay or set apart for payment any dividends on any Class B preferred shares, any Common Shares or any other shares of the Bank ranking junior to the Preferred Shares (other than stock dividends payable in any shares of the Bank ranking junior to the Preferred Shares);

•        redeem, purchase or otherwise retire any Class B preferred shares, any Common Shares or any other shares of the Bank ranking junior to the Preferred Shares (except out of the net cash proceeds of a substantially concurrent issue of shares ranking junior to the Preferred Shares);

•        redeem, purchase or otherwise retire less than all the Preferred Shares then outstanding; or

•        except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provision attaching to any series of preferred shares of the Bank, redeem, purchase or otherwise retire any other shares of the Bank ranking on a parity with the Preferred Shares;

unless, in each case, all cumulative dividends accrued and unpaid up to and including the applicable dividend payment date for the last completed period for which dividends shall be payable shall have been declared and paid or set apart for payment in respect of each series of cumulative Class A Preferred Shares then issued and outstanding and all other cumulative shares ranking prior to or on a parity with the Class A Preferred Shares and there shall have been paid or set apart for payment all declared dividends in respect of each series of non-cumulative Class A Preferred Shares then issued and outstanding and on all other non-cumulative shares ranking prior to or on a parity with the Preferred Shares.

Issue of Additional Series of Class A Preferred Shares

We may issue other series of Class A Preferred Shares ranking on a parity with the Preferred Shares without the approval of holders of the Preferred Shares as a series.

Conversion into Another Series of Class A Preferred Shares

The Bank may at any time that the Preferred Shares are not held by the Limited Recourse Trustee, subject to the prior consent of the Superintendent, (i) give the holders of Preferred Shares the right, at their option, to convert such Preferred Shares into New Preferred Shares, or (ii) require the holders of Preferred Shares to convert such Preferred Shares into New Preferred Shares.

Amendments to Preferred Shares

The Bank will not without, but may from time to time with, the approval of holders of the Preferred Shares given as specified below under “— Shareholder Approvals,” delete or vary any rights, privileges, restrictions or conditions attaching to the Preferred Shares. In addition to the aforementioned approvals, we will not without, but may from time to time with, the consent of the Superintendent, make any such deletion or variation which might affect the classification afforded the Preferred Shares from time to time for capital adequacy requirements pursuant to the Bank Act and the regulations and guidelines thereunder, including the CAR Guideline, as may be amended from time to time.

Shareholder Approvals

The approval of all amendments to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a series and any other approval to be given by the holders of Preferred Shares may be given in writing by the holders of not less than all of the outstanding Preferred Shares or by a resolution carried by the affirmative vote of not less than 66⅔% of the votes cast at a meeting of holders of the Preferred Shares at which a quorum of the outstanding Preferred Shares is represented. Pursuant to our by-laws and the terms of the Preferred Shares, a quorum at any meeting of the holders of the Preferred Shares is 10% of the outstanding shares, except that at a reconvened meeting following a meeting which was adjourned due to lack of quorum, there is no quorum requirement. At any meeting of holders of Preferred Shares as a series, each such holder will be entitled to one vote in respect of each share of held.

Voting Rights

Subject to the provisions of the Bank Act, holders of Preferred Shares, as such, will not be entitled to receive notice of, or to attend or to vote at, any meeting of our shareholders unless and until the first time at which the rights of such holders to any undeclared dividends have been extinguished as described under “Dividends,” above. In that event, the holders of Preferred Shares will be entitled to receive notice of, and to attend, meetings of shareholders at which directors are to be elected and will be entitled to one vote for each share held. The voting rights of the holders of Preferred Shares will forthwith cease upon payment by us of the first quarterly dividend on the shares of such series to which the holders are entitled subsequent to the time such voting rights first arose. At such time as the rights of such holders to any undeclared dividends on the Preferred Shares have again been extinguished, such voting rights will become effective again and so on from time to time. In connection with any action to be taken by us which requires the approval of the holders of Preferred Shares voting as a series or as part of the class, each such share will entitle the holder thereof to one vote.

For certainty, the Limited Recourse Trustee, as holder of the Preferred Shares, will not be entitled to the voting rights described in the preceding paragraph at any time while the Dividend Waiver has been delivered to the Bank and not revoked. If the Dividend Waiver has been revoked and the Limited Recourse Trustee becomes entitled to voting rights, the Limited Recourse Trustee will exercise any voting rights in respect of the Preferred Shares held by the Limited Recourse Trustee only as directed by us, and we will provide instructions as to the voting of Preferred Shares only upon receiving directions from the holders of Notes.

Tax Election

The Preferred Shares will be “taxable preferred shares” as defined in the Tax Act for purposes of the tax under Part IV.1 of the Tax Act applicable to certain corporate holders of such shares. The terms of the Preferred Shares require us to make the necessary election under Part VI.1 of the Tax Act so that the corporate holders will not be subject to the tax under Part IV.1 of the Tax Act on dividends received (or deemed to be received) on the Preferred Shares. See “Material Canadian Federal Income Tax Considerations.”

Bank Act Restrictions

We reserve the right not to issue shares, including Preferred Shares, to any person whose address is in, or whom we or our stock transfer agent has reason to believe is a resident of, any jurisdiction outside Canada, to the extent that such issue would require us to take any action to comply with the securities, banking or analogous laws of such jurisdiction. See “Bank Act Restrictions and Approvals” for additional information.

Non-Business Days

In the event that any dividend is payable or any other action or payment is required to be taken or paid in respect of the Preferred Shares on a day that is not a business day, then such dividend shall be payable or such other action or payment shall be taken or made on the immediately following business day unless the Bank determines to take such action or make such payment on the immediately preceding business day.

Governing Law

The Preferred Shares will be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

BANK ACT RESTRICTIONS AND APPROVALS

The Bank is prohibited under the Bank Act from paying or declaring a dividend if there are reasonable grounds for believing that the Bank is, or the payment would cause the Bank to be, in contravention of any regulation made under the Bank Act respecting the maintenance by the Bank of adequate capital and adequate and appropriate forms of liquidity or any directive to the Bank made by the Superintendent pursuant to subsection 485(4) of the Bank Act regarding its capital or its liquidity. As of the date hereof, this limitation would not restrict a payment of dividends on the Preferred Shares, and no such directive to the Bank has been made.

The Bank Act contains restrictions on the issue, transfer, acquisition, beneficial ownership and voting of all shares of a bank. By way of summary, no person, or persons acting jointly or in concert or that are associated with one another, shall be a major shareholder of a bank if the bank has equity of $12 billion or more (which would include the Bank). A person is a major shareholder of a bank where (i) the aggregate of the shares of any class of voting shares beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person (as contemplated by the Bank Act) is more than 20% of the outstanding shares of that class of voting shares; or (ii) the aggregate of the shares of any class of non-voting shares beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person (as contemplated by the Bank Act) is more than 30% of the outstanding shares of that class of non-voting shares. No person, or persons acting jointly or in concert or that are associated with one another, shall have a significant interest in any class of shares of a bank, including the Bank, unless the person first receives the approval of the Minister of Finance (Canada). For purposes of the Bank Act, a person has a significant interest in a class of shares of a bank where the aggregate of any shares of the class beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person (as contemplated by the Bank Act) exceeds 10% of all of the outstanding shares of that class of shares of the bank.

In addition, the Bank Act prohibits a bank, including the Bank, from recording in its securities register the transfer or issuance of shares of any class to His Majesty in right of Canada or of a province, an agent or agency of His Majesty, a government of a foreign country or any political subdivision of a foreign country or an agent or agency of a foreign government. The Bank Act also suspends the exercise of any voting rights attached to any share of a bank, including the Bank, that is beneficially owned by His Majesty in right of Canada or of a province, an agency of His Majesty, a government of a foreign country or any political subdivision of a foreign country, or any agency thereof. The Bank Act exempts from such constraints certain foreign financial institutions that are controlled by foreign governments and eligible agents provided certain conditions are satisfied.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Prospective investors should refer to the section “Material Income Tax Consequences — United States Taxation” in the accompanying Prospectus for a discussion of the material U.S. federal income tax consequences to a U.S. Holder (as defined therein) of the ownership of our debt securities, Common Shares and Preferred Shares. This section provides information that supplements the statements under “Material Income Tax Consequences — United States Taxation” in the accompanying Prospectus, and is subject to the same limitations and qualifications set forth therein. Capitalized terms used in this section but not defined in this Prospectus Supplement have the meanings given to them in the section “Material Income Tax Consequences — United States Taxation” in the accompanying Prospectus. In the event of any inconsistency between this section and the section “Material Income Tax Consequences — United States Taxation” in the accompanying Prospectus, you should rely on the information in this section.

Notes

Although the matter is not free from doubt, we intend to treat the Notes as equity for U.S. federal income tax purposes and the discussion below assumes that the Notes will be so treated. There is no authority, however, that addresses the U.S. federal income tax treatment of an instrument with terms similar to the Notes. Therefore, there can be no assurance that the IRS will not treat the Notes as indebtedness for U.S. federal income tax purposes or assert some other alternative tax treatment.

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES, THE PREFERRED SHARES ACQUIRED ON A RECOURSE EVENT, AND COMMON SHARES ACQUIRED ON A RECOURSE EVENT THAT IS A TRIGGER EVENT OR ON AN NVCC AUTOMATIC CONVERSION SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF OWNERSHIP OF NOTES, THE PREFERRED SHARES ACQUIRED ON A RECOURSE EVENT, AND COMMON SHARES ACQUIRED ON A RECOURSE EVENT THAT IS A TRIGGER EVENT OR ON AN NVCC AUTOMATIC CONVERSION AND AS TO THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS TO YOUR INVESTMENT THEREIN.

Assuming the Notes are characterized as equity for U.S. federal income tax purposes (as discussed above), the U.S. federal income tax consequences to a U.S. Holder with respect to the ownership of the Notes will, subject to the discussion below, generally be the same as the consequences of the ownership of Common Shares, and the discussion in the section “Material Income Tax Consequences — United States Taxation” in the accompanying Prospectus should be read as if references to the “Common Shares” included the Notes. For these purposes, payments of interest on the Notes will generally be treated in the same manner as distributions on Common Shares therein described. In contrast to the Common Shares, however, the Notes are not expected to be readily tradable on an established securities market in the United States and so payments of interest generally may be treated as qualified dividend income only if in the year that a U.S. Holder receives the payment, we are eligible for the benefits of the Treaty. We believe that we are currently eligible for the benefits of the Treaty and therefore expect that interest paid on the Notes will be qualified dividend income eligible for the reduced rates of taxation described in “Material Income Tax Consequences — United States Taxation” in the accompanying Prospectus, provided that investor holding period requirements are met and subject to the discussion on the potential application of passive foreign investment company (“PFIC”) rules described in “Material Income Tax Consequences — United States Taxation” in the accompanying Prospectus.

Interest payments on the Notes that are treated as dividends and that exceed certain thresholds in relation to a U.S. Holder’s tax basis in the Notes could be characterized as “extraordinary dividends” under the Code. U.S. Holders are advised to consult their own tax advisors regarding the tax treatment of “extraordinary dividends.”

Because the Notes will not be listed on any securities exchange, if we are a PFIC for any taxable year during which a U.S. Holder holds Notes, the U.S. Holder generally will not be eligible to make the mark-to-market election described under “Material Income Tax Consequences — United States Taxation — Tax Consequences to U.S. Holders of Common Shares — PFIC Rules” in the accompanying Prospectus.

Upon a redemption of the Notes for cash, a U.S. Holder will generally be treated as if such holder sold its Notes (generally with the consequences described under “Material Income Tax Consequences — United States Taxation — Tax Consequences to U.S. Holders of Common Shares — Sale or Exchange of Common Shares” in the accompanying Prospectus). It is possible that any amounts received in such redemption that are attributable to accrued and unpaid interest may be taxable as a distribution that is treated as a dividend (with the effects described above and under “Material Income Tax Consequences — United States Taxation — Tax Consequences to U.S. Holders of Common Shares — Taxation of Distributions” in the accompanying Prospectus, and U.S. Holders should consult their tax advisors regarding the treatment of such amounts. U.S. Holders that actually or constructively continue to hold equity of us following a redemption of the Notes may also be subject to treatment of such redemption as a distribution under Section 302 of the Code, which could cause redemption proceeds to be treated as dividend income (generally with the consequences described under “Material Income Tax Consequences — United States Taxation — Tax Consequences to U.S. Holders of Common Shares — Taxation of Distributions” in the accompanying Prospectus, although it is unclear whether any such deemed distribution that is treated as a dividend for U.S. federal income tax purposes would be eligible for the reduced rates of taxation described therein). Such holders that actually or constructively continue to hold equity of us are advised to consult their tax advisors regarding the tax treatment of a redemption of their Notes under Section 302 of the Code.

Upon the occurrence of a Recourse Event, the delivery of Preferred Shares or Common Shares in satisfaction of the Notes should generally be treated as a recapitalization and therefore a non-recognition event for U.S. federal income tax purposes. Thus, a U.S. Holder should generally recognize no gain or loss upon the receipt of Preferred Shares or Common Shares in satisfaction of the Notes. The U.S. Holder’s aggregate tax basis in any Preferred Shares or Common Shares received should generally be equal to such holder’s aggregate tax basis in the Notes, and such holder’s holding period in the Preferred Shares or Common Shares should generally include the holding period of the Notes.

Preferred Shares and Common Shares

In general, the U.S. federal income tax consequences to a U.S. Holder of owning, receiving distributions and disposing of Preferred Shares or Common Shares received pursuant to a Recourse Event will be the same as those described above under “— Notes”.

Because the Preferred Shares will not be listed on any securities exchange, if we are a PFIC for any taxable year during which a U.S. Holder holds Preferred Shares, the U.S. Holder generally will not be eligible to make the mark-to-market election described under “Material Income Tax Consequences — United States Taxation — Tax Consequences to U.S. Holders of Common Shares — PFIC Rules” in the accompanying Prospectus.

A conversion of Preferred Shares into Common Shares pursuant to an NVCC Automatic Conversion should generally be treated as a recapitalization and therefore a non-recognition event for U.S. federal income tax purposes. Thus, a U.S. Holder should generally recognize no gain or loss upon the conversion of its Preferred Shares into Common Shares. The U.S. Holder’s aggregate tax basis in any Common Shares received upon an NVCC Automatic Conversion should generally be equal to such holder’s aggregate tax basis in such holder’s Preferred Shares that were converted into Common Shares, and such holder’s holding period in the Common Shares should generally include the holding period of the Preferred Shares that were converted.

U.S. Holders are urged to consult their tax advisors regarding the proper characterization of the Notes for U.S. federal income tax purposes and the tax consequences of their ownership of the Notes, Preferred Shares and Common Shares.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Torys LLP, counsel to the Bank (“Counsel”), the following summary describes the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires, as beneficial owner, Notes, including entitlement to all payments thereunder, pursuant to this Prospectus Supplement; Preferred Shares on a Recourse Event in respect of such Notes; and Common Shares on a Recourse Event that is a Trigger Event in respect of such Notes or on an NVCC Automatic Conversion in respect of such Preferred Shares, and who, for purposes of the Tax Act and at all relevant times, deals at arm’s length with the Bank and each of the underwriters, is not affiliated with the Bank or any of the underwriters, holds such Notes and will hold any such Preferred Shares or Common Shares (as applicable) as capital property (a “Holder”).

Generally, Notes, Preferred Shares, and Common Shares will be capital property to a Holder, provided the Holder does not acquire Notes, Preferred Shares or Common Shares in the course of carrying on a business of trading or dealing in securities and does not acquire them as part of an adventure or concern in the nature of trade.

This summary is based upon the current provisions of the Tax Act and the regulations thereunder (the “Regulations”), the current provisions of the United States-Canada Tax Convention, and Counsel’s understanding of the administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. On January 29, 2026, the Department of Finance (Canada) released for consultation proposed amendments to the Tax Act (the “January 29 Tax Proposals”) that, if enacted in the form proposed, would amend certain provisions of the Tax Act with respect to “hybrid mismatch arrangements” and introduce other consequential amendments. This summary does not take into account the January 29 Tax Proposals, but otherwise takes into account all specific proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and assumes that all Tax Proposals will be enacted in the form proposed. However, no assurances can be given that the Tax Proposals will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative or assessing practice, whether by legislative, regulatory, administrative or judicial action, nor does it take into account provincial, territorial or foreign tax considerations which may differ from those discussed herein. This summary does not address the Canadian federal income tax considerations of the disposition of Preferred Shares or the acquisition, holding or disposition of New Preferred Shares or other Bank securities in the event that (i) the Bank gives holders of Preferred Shares the right to convert such Preferred Shares into New Preferred Shares of the Bank and such right of conversion is exercised, or (ii) the Bank exercises any right to require holders to convert such Preferred Shares into New Preferred Shares.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular Holder and no representation with respect to the income tax consequences to any particular Holder is made. This summary is not exhaustive of all federal income tax considerations. Accordingly, prospective Holders should consult their own tax advisors with respect to their particular circumstances.

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Notes, Preferred Shares and Common Shares must be determined in Canadian dollars in accordance with the Tax Act, including the amount of interest and dividends required to be included in the income of, and capital gains or capital losses realized by, a Holder.

Holders Resident in Canada

This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act, is, or is deemed to be, resident in Canada (a “Resident Holder”). Certain Resident Holders whose Notes, Preferred Shares or Common Shares would not otherwise qualify as capital property may, in certain circumstances, be entitled to have them and all other “Canadian securities” of the Resident Holder, as defined in the Tax Act, treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act.

This portion of the summary is not applicable to a Resident Holder (i) that is a “financial institution” as defined in the Tax Act for purposes of the mark-to-market rules; (ii) an interest in which is or would constitute a “tax shelter investment” as defined in the Tax Act; (iii) that reports its “Canadian tax results”, as defined in the Tax Act, in a currency other than Canadian currency; or (iv) that has entered into, with respect to the Notes, Preferred Shares or Common Shares, a “derivative forward arrangement” as defined in the Tax Act. Such Resident Holders should consult their own tax advisors. Furthermore, this portion of the summary is not applicable to a Resident Holder that is a

“specified financial institution” (as defined in the Tax Act) that receives (or is deemed to receive) dividends in respect of Preferred Shares acquired on a Recourse Event, or in respect of Common Shares acquired on a Recourse Event that is a Trigger Event or on an NVCC Automatic Conversion. Such Resident Holders should consult their own tax advisors.

Notes

Interest

A Resident Holder that is a corporation, partnership, unit trust or any trust of which a corporation or partnership is a beneficiary will be required to include in computing its income for a taxation year any interest on the Notes that accrues (or is deemed to accrue) to it to the end of the particular taxation year and any amounts received or receivable as, on account of, in lieu of payment of or in satisfaction of, interest on Notes by the Resident Holder before the end of that taxation year, except to the extent that such interest was included in computing the Resident Holder’s income for a preceding taxation year.

Any other Resident Holder, including an individual (other than a trust described in the immediately preceding paragraph), will be required to include in income for a taxation year all amounts received or receivable as, on account of, in lieu of payment of or in satisfaction of, interest on Notes by such Resident Holder in that taxation year (depending upon the method regularly followed by the Resident Holder in computing income), except to the extent that the interest was included in the Resident Holder’s income for a preceding taxation year.

Dispositions of Notes

On a disposition or deemed disposition of Notes by a Resident Holder, including a repayment by the Bank upon maturity or a purchase or redemption by the Bank, other than a disposition as the result of a Recourse Event, a Resident Holder will generally be required to include in computing its income for the taxation year in which the disposition occurred the amount of interest (including amounts considered to be interest) that has accrued or been deemed to accrue on the Notes from the date of the last interest payment to the date of disposition to the extent that such amount has not otherwise been included in the Resident Holder’s income for the taxation year or a previous taxation year.

On a disposition of Notes by a Resident Holder as a result of a Recourse Event, a Resident Holder that has previously included an amount in income in respect of accrued and unpaid interest on the Notes that exceeds the amount of interest received by such Resident Holder prior to the Recourse Event may be entitled to an offsetting deduction in the year of disposition in an amount equal to the amount of such excess.

Any premium paid by the Bank to a Resident Holder on the repurchase of a Note (other than in the open market in the manner any such obligation would normally be purchased in the open market by any member of the public) will generally be deemed to be interest received by the Resident Holder at the time of the payment to the extent that it can reasonably be considered to relate to, and does not exceed the value at that time of, the interest that but for the repurchase would have been paid or payable by the Bank on the Note for a taxation year of the Bank ending after the time of the payment. Such interest will be required to be included in computing the Resident Holder’s income in the manner described above.

In general, on a disposition or deemed disposition of Notes, a Resident Holder will realize a capital gain (or a capital loss) equal to the amount, if any, by which the proceeds of disposition, net of any amount required to be included in the Resident Holder’s income as interest or otherwise, exceed (or are exceeded by) the aggregate of the Resident Holder’s adjusted cost base thereof and any reasonable costs of disposition. On a Recourse Event, the proceeds of disposition will be the fair market value of the Preferred Shares or the Common Shares, as the case may be, received on such Recourse Event. The cost of a Preferred Share or Common Share received on such Recourse Event will generally equal the fair market value of such share on the date of acquisition and will generally be averaged with the adjusted cost base of all Preferred Shares or Common Shares, as the case may be, held by such Resident Holder as capital property immediately before such time for the purpose of determining thereafter the adjusted cost base of each such share.

Preferred Shares and Common Shares

Dividends

Dividends (including deemed dividends) received on the Preferred Shares or Common Shares by a Resident Holder that is an individual (other than certain trusts) will be included in the individual’s income and generally will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received by individuals from taxable Canadian corporations. Taxable dividends received that are designated by the Bank as “eligible dividends” will be subject to an enhanced gross-up and dividend tax credit regime in accordance with the Tax Act. Dividends (including deemed dividends) on the Preferred Shares or Common Shares received by a Resident Holder that is a corporation will be included in computing the corporation’s income and will generally be deductible in computing the taxable income of the corporation.

The Preferred Shares will be “taxable preferred shares” as defined in the Tax Act. The terms of the Preferred Shares require the Bank to make the necessary election under Part VI.1 of the Tax Act so that corporate Resident Holders will not be subject to tax under Part IV.1 of the Tax Act on dividends received (or deemed to be received) on the Preferred Shares.

A Resident Holder that is a “private corporation” or a “subject corporation”, each as defined in the Tax Act, will generally be liable under Part IV of the Tax Act to pay a tax (refundable in certain circumstances) on dividends received or deemed to be received by it on the Preferred Shares or the Common Shares to the extent such dividends are deductible in computing its taxable income.

Dispositions of Preferred Shares or Common Shares

A Resident Holder who disposes of or is deemed to dispose of Preferred Shares or Common Shares (including, generally, on redemption or purchase for cancellation of the shares by the Bank for cash or otherwise) will generally realize a capital gain (or a capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of such shares to that Resident Holder immediately before the disposition or deemed disposition. The amount of any deemed dividend arising on the redemption or purchase for cancellation, as applicable, by the Bank of Preferred Shares or Common Shares will generally not be included in computing the proceeds of disposition to any Resident Holder for purposes of computing the capital gain or capital loss arising on the disposition of such shares. See “— Acquisitions by the Bank of Preferred Shares or Common Shares” below. If the Resident Holder is a corporation, any such capital loss realized on a disposition of a Preferred Share or a Common Share, as the case may be, may, in certain circumstances, be reduced by the amount of any dividends which have been received or which are deemed to have been received on such share. Analogous rules apply to a partnership or trust of which a corporation, trust or partnership is a member or beneficiary.

Acquisitions by the Bank of Preferred Shares or Common Shares

If the Bank redeems for cash or otherwise acquires Preferred Shares or Common Shares other than by a purchase in the open market in the manner in which shares are normally purchased by a member of the public in the open market, the Resident Holder will be deemed to have received a dividend equal to the amount, if any, paid by the Bank, including any redemption premium, in excess of the paid-up capital (as determined for purposes of the Tax Act) of such shares at such time. See “— Dividends” above. Generally, the difference between the amount paid and the amount of the deemed dividend will be treated as proceeds of disposition for the purposes of computing the capital gain or capital loss arising on the disposition of such shares. See “— Dispositions of Preferred Shares or Common Shares” above. In the case of a corporate Resident Holder, it is possible that in certain circumstances all or part of the amount so deemed to be a dividend may be treated as proceeds of disposition and not as a dividend.

NVCC Automatic Conversion of Preferred Shares

An NVCC Automatic Conversion of Preferred Shares into Common Shares after the date on which all the Preferred Shares are delivered to holders of Notes in accordance with the terms of the Indenture and the Limited Recourse Trust Declaration will be deemed not to be a disposition of the Preferred Shares and, accordingly, will not give rise to any income or loss. The cost to a Resident Holder of Common Shares received on such an NVCC Automatic Conversion will be deemed to be an amount equal to the adjusted cost base to the Resident Holder of the converted Preferred Shares immediately before such an NVCC Automatic Conversion. The cost of a Common Share received on such an NVCC Automatic Conversion will generally be averaged with the adjusted cost base of all other Common Shares held by the Resident Holder as capital property immediately before such time for the purpose of determining thereafter the adjusted cost base of each such share.

Taxation of Capital Gains and Capital Losses

A Resident Holder will generally be required to (a) include in computing income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized in that year, and (b) deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized by the Resident Holder in that taxation year (subject to and in accordance with rules contained in the Tax Act). Allowable capital losses in excess of taxable capital gains for a taxation year may be carried back to any of the three preceding taxation years or carried forward to any subsequent taxation year and deducted against net taxable capital gains realized in such years to the extent and under the circumstances specified by the Tax Act.

Additional Refundable Tax

A Resident Holder that is, throughout the year, a “Canadian-controlled private corporation” (as defined in the Tax Act) or, at any time in the year, a “substantive CCPC” (as defined in the Tax Act) may be liable to pay a refundable tax on certain investment income including amounts in respect of interest, dividends received or deemed to be received that are not deductible in computing income for a year and the amount of any taxable capital gains. Any such Resident Holder should consult with its own tax advisors in this regard.

Alternative Minimum Tax

Capital gains realized and taxable dividends received by a Resident Holder who is an individual (other than certain trusts) may result in such Resident Holder being liable for alternative minimum tax under the Tax Act.

Holders Not Resident in Canada

This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act, is not, and is not deemed to be, resident in Canada, deals at arm’s length with any transferee resident (or deemed to be resident) in Canada to whom the Holder disposes of the Notes, is not a “specified non-resident shareholder” of the Bank for purposes of the Tax Act or a non-resident person not dealing at arm’s length with a “specified shareholder” (within the meaning of subsection 18(5) of the Tax Act) of the Bank, is not an entity in respect of which the Bank is a “specified entity” (within the meaning of subsection 18.4(1) of the Tax Act as contained in the Hybrid Mismatch Rules) and does not use or hold the Notes, Preferred Shares or Common Shares in a business carried on in Canada (a “Non-resident Holder”). Special rules, which are not discussed in this summary, may apply to a Holder that is an insurer that carries on an insurance business in Canada and elsewhere. This summary assumes that no interest paid on the Notes will be in respect of a debt or other obligation to pay an amount to a person with whom the Bank does not deal at arm’s length within the meaning of the Tax Act.

This summary does not address the possible application of the rules with respect to “hybrid mismatch arrangements” contained in the Tax Act (the “Hybrid Mismatch Rules”) to a Non-resident Holder (i) that disposes of a Note to a person or entity with which it does not deal at arm’s length or to an entity that is a “specified entity” (as defined in the Hybrid Mismatch Rules) with respect to the Non-resident Holder or in respect of which the Non-resident Holder is a “specified entity”, or (ii) that disposes of a Note under, or in connection with a “structured arrangement” (as defined in the Hybrid Mismatch Rules). Such Non-resident Holders should consult their own tax advisors.

Notes

Interest on and Disposition of the Notes

Subject to the discussion below regarding the Hybrid Mismatch Rules, under the Tax Act, interest, principal and premium, if any, paid or credited, or deemed to be paid or credited to a Non-resident Holder on Notes will be exempt from Canadian non-resident withholding tax. No other taxes on income (including taxable capital gains) will be payable under the Tax Act in respect of the acquisition, holding, redemption or disposition of Notes, or the receipt of interest, premium or principal thereon by a Non-resident Holder solely as a consequence of such acquisition, holding, redemption or disposition of Notes.

If an amount of interest paid by the Bank to a Non-resident Holder on the Notes were to be non-deductible by the Bank in computing its income as a result of the application of subsection 18.4(4) of the Tax Act, such amount of interest would be deemed to have been paid by the Bank as a dividend, and not to have been paid by the Bank as interest. Subsection 18.4(4) would only apply if a payment of interest by the Bank on the Notes constituted the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Tax Act.

No payment of interest by the Bank to a Non-resident Holder on the Notes should be considered to arise under a “hybrid mismatch arrangement” as no such payment should be considered to arise under or in connection with a “structured arrangement”, both as defined in subsection 18.4(1) of the Tax Act, on the basis that (i) based on pricing data and analyses relating thereto provided by the Bank in relation to the Notes, it should not be reasonable to consider that any economic benefit arising from any “deduction/non-inclusion mismatch” as defined in subsection 18.4(6) of the Tax Act is reflected in the pricing of the Notes, and (ii) it should also not be reasonable to consider that the Notes were designed to, directly or indirectly, give rise to any “deduction/non-inclusion mismatch”.

Recourse Events

A Recourse Event will result in a disposition of Notes for purposes of the Tax Act. A Non-resident Holder will not generally be subject to tax under the Tax Act in respect of such disposition. The cost of a Preferred Share or Common Share received on such Recourse Event will generally equal the fair market value of such share on the date of acquisition and will generally be averaged with the adjusted cost base of all other Preferred Shares or Common Shares, as the case may be, held by such Non-resident Holder as capital property immediately before such time for the purpose of determining thereafter the adjusted cost base of each such share.

Preferred Shares and Common Shares

Dividends

A dividend (including a deemed dividend) paid or credited on the Preferred Shares or Common Shares to a Non-resident Holder will generally be subject to Canadian non-resident withholding tax under the Tax Act at a rate of 25 percent, subject to any reduction in the rate of such withholding under the provisions of an applicable income tax treaty or convention. For a Non-resident Holder who is a resident of the United States and qualifies for the benefits of the United States-Canada Tax Convention, the rate of withholding will generally be reduced to 15 percent.

Dispositions of Preferred Shares or Common Shares

A Non-resident Holder of the Preferred Shares or Common Shares who disposes of or is deemed to dispose of Preferred Shares or Common Shares (other than as discussed under “— Acquisitions by the Bank of Preferred Shares or Common Shares” below) will not be subject to tax in respect of any capital gain realized on a disposition of Preferred Shares or Common Shares unless such shares constitute “taxable Canadian property” (as defined in the Tax Act) to the Non-resident Holder at the time of the disposition and the Non-resident Holder is not entitled to relief under an applicable income tax treaty or convention. The Preferred Shares or Common Shares will be considered taxable Canadian property if such shares are not listed on a “designated stock exchange” (as defined in the Tax Act, and which currently includes the TSX and the NYSE) and, at any time during the 60-month period immediately preceding the disposition, such shares derived (directly or indirectly) more than 50 percent of their fair market value from real or immovable property situated in Canada, Canadian resource properties, timber resource properties or options in respect of, or interests in, or for civil law rights in, any such property, all as defined for the purposes of the Tax Act.

The disposition by a Non-resident Holder of the Preferred Shares or Common Shares that are taxable Canadian property (other than “treaty-exempt property” as defined in the Tax Act) at the time of their disposition may be subject to certain withholding and reporting requirements under section 116 of the Tax Act.

Acquisitions by the Bank of Preferred Shares or Common Shares

If the Bank redeems for cash or otherwise acquires the Preferred Shares or Common Shares, other than by a purchase in the open market in the manner in which shares are normally purchased by a member of the public in the open market, the Non-resident Holder will be deemed to have received a dividend equal to the amount, if any, paid by the Bank, including any redemption premium, in excess of the paid-up capital (as determined for purposes of the Tax Act) of such shares at such time. Such deemed dividend will be subject to the treatment described above under “— Dividends”. The difference between the amount paid and the amount of the deemed dividend will be treated as proceeds of disposition for the purposes of computing the capital gain or capital loss arising on a disposition of such shares. See “— Dispositions of Preferred Shares or Common Shares” above.

NVCC Automatic Conversion of Preferred Shares

An NVCC Automatic Conversion of Preferred Shares into Common Shares after the date on which all the Preferred Shares are delivered to holders of Notes in accordance with the terms of the Indenture and the Limited Recourse Trust Declaration will be deemed not to be a disposition of the Preferred Shares and, accordingly, will not give rise to any income or loss. The cost to a Non-resident Holder of Common Shares received on such an NVCC Automatic Conversion will be deemed to be an amount equal to the adjusted cost base to the Non-resident Holder of the converted Preferred Shares immediately before such an NVCC Automatic Conversion. The cost of a Common Share received on such an NVCC Automatic Conversion will generally be averaged with the adjusted cost base of all Common Shares held by the Non-resident Holder as capital property immediately before such time for the purpose of determining thereafter the adjusted cost base of each such share.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to substantially similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition and holding of Notes by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, the underwriters, the calculation agent, the Trustee, the Canadian Co-Trustee or the paying agent or certain of our or their affiliates are or become a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Notes are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”), that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of Notes. Among those exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the Notes offered hereby, provided that neither the issuer of the Notes offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder (including each subsequent purchaser or holder) of Notes or any interest therein will be deemed to have represented by its purchase and holding of Notes offered hereby or any interest therein that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Notes on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the Notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing Notes on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of Notes have exclusive responsibility for ensuring that their purchase and holding of Notes do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any Notes to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

UNDERWRITING (CONFLICTS OF INTEREST)

CIBC World Markets Corp., Barclays Capital Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this Prospectus Supplement, each underwriter named below has severally agreed to purchase, and the Bank has agreed to sell to that underwriter, on July 13, 2026, the principal amounts of Notes set forth opposite the underwriter’s name.

Underwriters	Principal Amount of Notes
CIBC World Markets Corp.	US$	190,000,000
Barclays Capital Inc.		60,000,000
Citigroup Global Markets Inc.		60,000,000
Morgan Stanley & Co. LLC		60,000,000
Wells Fargo Securities, LLC		60,000,000
Credit Agricole Securities (USA) Inc.		22,500,000
Mizuho Securities USA LLC		22,500,000
Desjardins Securities Inc.		10,000,000
Academy Securities, Inc.		5,000,000
Brookfield Securities LLC		5,000,000
Loop Capital Markets LLC		5,000,000
Total	US$	500,000,000

The Notes are being offered by the underwriters subject to approval of legal matters by counsel for the underwriters and other conditions. The underwriting agreement provides that the underwriters are obligated to purchase all of the Notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters propose initially to offer the Notes to the public at the public offering price on the cover page of this Prospectus Supplement. The underwriters may offer the Notes to dealers at the public offering price for the Notes less a concession not in excess of 0.600% of the principal amount per Note. The underwriters may allow, and the dealers may reallow, a concession not in excess of 0.300% of the principal amount per Note to other dealers. After the initial public offering of the Notes, certain selling terms may from time to time be varied by the representatives.

The expenses of the offering and issuance of the Preferred Shares, not including the underwriting commission, are estimated to be US$750,000 and are payable by the Bank.

The Bank has agreed to indemnify the underwriters against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in that respect.

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Over-allotment involves sales by the underwriters of Notes in excess of the principal amount of the Notes the underwriters are obligated to purchase, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase the Notes in the offering. Penalty bids permit the underwriters to reclaim a selling concession from a broker/dealer when the Notes originally sold by such broker/ dealer are purchased in a stabilizing or covering transaction to cover short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market prices of the Notes or preventing or retarding a decline in the market prices of the Notes. As a result, the prices of the Notes may be higher than the prices that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Bank or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Bank or its affiliates. Certain of the underwriters or their affiliates that have a lending relationship with the Bank routinely hedge their credit exposure to the Bank consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in the Bank’s securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

To the extent this Prospectus Supplement comprises Common Shares that would be issuable upon an NVCC Automatic Conversion, it also relates to the offering and sale of such Common Shares. The Bank intends to apply to list such Common Shares on the TSX and the NYSE in accordance with their respective rules and requirements.

The Preferred Shares qualified by this Prospectus Supplement will be issued to the Limited Recourse Trustee, as trustee of the Limited Recourse Trust. No underwriter has been involved in the offering of the Preferred Shares qualified by this Prospectus Supplement. The issue price of the Preferred Shares was established by the Bank.

The Notes and the Preferred Shares each are a new issue of securities with no established trading market. We do not intend to list the Notes or the Preferred Shares on any securities exchange or automated quotation system. The underwriters have advised us that they intend to make a secondary market in the Notes. However, they are not obligated to do so and may discontinue making a secondary market for the Notes at any time without notice. No assurance can be given that a market for the Notes will develop or continue. If a trading market develops, no assurance can be given as to how liquid that trading market for such Notes will be.

Conflicts of Interest

Because CIBC World Markets Corp. is an affiliate of the Bank and is participating in the distribution of the Notes in this offering as an underwriter, CIBC World Markets Corp. has a “conflict of interest” as defined in Rule 5121 of the FINRA. Consequently, this offering is being conducted in compliance with FINRA Rule 5121. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering, as the offering is of a class of securities rated investment grade by a nationally recognized statistical rating organization acceptable to FINRA. CIBC World Markets Corp. is not permitted to sell Notes in this offering to accounts over which discretionary control is exercised without the prior specific written authority of the accountholder.

Settlement

It is expected that delivery of the Notes will be made against payment therefor on or about the closing date specified on the cover page of this Prospectus Supplement, which will be the fifth business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes more than one business day prior to the issue date will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

Offering Restrictions

Canada

This Prospectus Supplement does not constitute an offer of the Notes, directly or indirectly, in Canada or to any resident of Canada except by way of resale to the Canadian investment dealer affiliate of CIBC World Markets Corp. pursuant to a prospectus exemption. Except as provided in the previous sentence, none of the underwriters is registered to sell securities in this offering in any Canadian jurisdiction and, accordingly, each has represented and agreed that it has not offered or sold, directly or indirectly, and that it will not, directly or indirectly, offer, sell or deliver, any of the Notes in or from Canada or to any resident of Canada, provided that the underwriters may, in their discretion, resell such Notes to the Canadian investment dealer affiliate of CIBC World Markets Corp. Each underwriter has also agreed that it will include a comparable provision in any sub-underwriting, banking group or selling group agreement or similar arrangement with respect to the Notes that may be entered into by such underwriter. CIBC World Markets Corp. has also agreed that any offer or sale in Canada by its Canadian investment dealer affiliate, as contemplated by this paragraph, will only be effected on a private placement basis in accordance with applicable exemptions under the applicable securities laws in the relevant jurisdictions.

European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

This Prospectus Supplement and the accompanying Prospectus have been prepared on the basis that any offer of Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This Prospectus Supplement and the accompanying Prospectus are not prospectuses for the purposes of the Prospectus Regulation.

The above selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

The Notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended (“EUWA”); or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (the “DISC”) for offering, selling or distributing the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

Hong Kong

The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Winding Up and Miscellaneous Provisions Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No advertisement, invitation or document relating to the Notes has been issued or has been in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

People’s Republic of China

The Notes are not being offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China, or the PRC (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by all relevant laws and regulations of the PRC.

Singapore

This Prospectus Supplement and the accompanying Prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Notes were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this Prospectus Supplement, the accompanying Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Switzerland

This Prospectus Supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this Prospectus Supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this Prospectus Supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

VALIDITY OF THE SECURITIES

The validity of the Notes and the Preferred Shares will be passed upon on behalf of the Bank by Torys LLP, Toronto, Ontario, as to matters of Canadian law and applicable matters of Ontario law, and by Willkie Farr & Gallagher LLP, New York, New York, as to matters of New York law. The underwriters are represented by Allen Overy Shearman Sterling US LLP, Toronto, Ontario, as to matters of New York law.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Prospectus Supplement and the accompanying Prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference into this Prospectus Supplement and the accompanying Prospectus is considered to be automatically updated and superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. In other words, in the case of a conflict or inconsistency between information contained in this Prospectus Supplement and information incorporated by reference into this Prospectus Supplement, you should rely on the information contained in the document that was filed later. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this Prospectus Supplement or the accompanying Prospectus.

The following documents are incorporated by reference into this Prospectus Supplement and the accompanying Prospectus:

(i)     CIBC’s Annual Report on Form 40-F for the fiscal year ended October 31, 2025 filed on December 4, 2025 (accession number 0001193125-25-307488);

(ii)    CIBC’s Reports on Form 6-K filed on December 4, 2025 (accession numbers: 0001193125-25-307479 and 0001193125-25-307491);

(iii)   CIBC’s Report on Form 6-K filed on January 13, 2026 (accession number: 0001213900-26-003828);

(iv)   CIBC’s Report on Form 6-K filed on January 29, 2026 (accession number: 0001213900-26-009391);

(v)    CIBC’s Reports on Form 6-K filed on February 26, 2026 (accession numbers: 0001193125-26-073291, 0001193125-26-073299 and 0001193125-26-073311);

(vi)   CIBC’s Report on Form 6-K filed on March 17, 2026 (accession number: 0001193125-26-109975);

(vii)  CIBC’s Report on Form 6-K filed on April 17, 2026 (accession number: 0001279569-26-000316);

(viii) CIBC’s Reports on Form 6-K filed on May 28, 2026 (accession numbers: 0001193125-26-242963, 0001193125-26-242969, 0001193125-26-242978 and 0001279569-26-000492);

(ix)   CIBC’s Report on Form 6-K filed on June 4, 2026 (accession number: 0001279569-26-000508); and

(x)    CIBC’s Report on Form 6-K filed on June 16, 2026 (accession number: 0001213900-26-069187).

In addition, we will incorporate by reference into this Prospectus Supplement and the accompanying Prospectus all documents that we file under Section 13(a) or 15(d) of the Exchange Act and, to the extent, if any, we designate therein, reports on Form 6-K we file with the SEC after the date of this Prospectus Supplement and prior to the termination of any offering contemplated in this Prospectus Supplement.

You can request a copy of the documents referred to above, excluding exhibits that are not specifically incorporated by reference herein, at no cost, by writing or telephoning us at Canadian Imperial Bank of Commerce, 81 Bay Street, CIBC Square, Toronto, Ontario, Canada, M5J 0E7 Attention: Investor Relations, telephone: 1-416-861-8870. All documents incorporated by reference, or to be incorporated by reference, have been filed with or furnished to, or will be filed with or furnished to, the SEC, and are or will be available from the SEC’s EDGAR System at www.sec.gov.

PROSPECTUS

US$20,000,000,000

CANADIAN IMPERIAL BANK OF COMMERCE

Senior Debt Securities (unsubordinated indebtedness)
Subordinated Debt Securities (subordinated indebtedness)
Common Shares
Class A Preferred Shares

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Canadian Imperial Bank of Commerce (“CIBC”, “our” or “we”) may from time to time offer and issue the following securities: (i) unsecured unsubordinated debt securities (the “Senior Debt Securities”) that would constitute deposit liabilities of CIBC for purposes of the Bank Act (Canada) (the “Bank Act”), subject to any bail-in conversion, as discussed below; (ii) unsecured subordinated debt securities that would constitute subordinated indebtedness of CIBC for purposes of the Bank Act (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (iii) class A preferred shares (the “Preferred Shares”); and (iv) common shares (the “Common Shares” and, collectively with the Preferred Shares and the Debt Securities, the “Securities”).

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific prices and other terms of the securities we are offering in supplements to this prospectus. You should read this prospectus and any applicable supplement(s) carefully before you purchase the Securities.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES REGULATORS NOR HAS THE SEC OR ANY STATE SECURITIES REGULATORS PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that CIBC is a Canadian bank, that many of its officers and directors are residents of Canada, that some or all of the underwriters or experts named in the registration statement on Form F-3, of which this prospectus forms a part, may reside outside of the United States, and that all or a substantial portion of the assets of CIBC and such persons may be located outside of the United States. See “Limitations on Enforcement of U.S. Laws Against CIBC, Its Management and Others.”

Our outstanding common shares are listed on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (the “NYSE”) under the symbol “CM”. Our Preferred Shares Series 41, 43 and 47 are listed on the TSX.

The Superintendent of Financial Institutions (Canada) (the “Superintendent”) establishes capital adequacy and total loss absorbing capacity (“TLAC”) requirements for issuances of regulatory capital and bail-in instruments by banks. These requirements include that all regulatory capital and bail-in instruments must be able to absorb losses in a failed financial institution. In accordance with capital adequacy requirements adopted by the Superintendent, non-common capital instruments, including the Subordinated Debt Securities and the Preferred Shares offered hereby, must include terms providing for the full and permanent conversion of such securities into Common Shares upon the occurrence of certain trigger events relating to financial viability (the “Non-Viability Contingent Capital Provisions”) in order to qualify as regulatory capital. The particular terms and provisions of any such Subordinated Debt Securities or Preferred Shares, including any Non-Viability Contingent Capital Provisions, will be described in one or more prospectus supplements relating to such Subordinated Debt Securities or Preferred Shares.

In addition, under the Canada Deposit Insurance Corporation Act (Canada) (the “CDIC Act”), the Canada Deposit Insurance Corporation (“CDIC”), as the resolution authority for banks in Canada, has the power to convert, or cause CIBC to convert, in whole or in part, by means of a transaction or series of transactions and in one or more steps, any shares and liabilities of CIBC that are prescribed under the Bank Recapitalization (Bail-in) Conversion Regulations (the “Bail-in Regulations”) into the Common Shares of CIBC or common shares of CIBC’s affiliates (“Bail-in Conversion”), if the Governor in Council (Canada) makes an order under paragraph 39.13(1)(d) of the CDIC Act in respect of CIBC.

Under the Bail-in Regulations, the following Securities are prescribed to be subject to CDIC’s Bail-in Conversion power (collectively, “Bail-in Instruments”):

(i)     any Senior Debt Security that (a) has a term to maturity of more than 400 days (as determined under the Bail-in Regulations) or is perpetual (or has certain embedded options) and (b) has been assigned a Committee on Uniform Security Identification Procedures (CUSIP) number, International Securities Identification Number (ISIN) or other similar designation that identifies a specific security to facilitate its trading and settlement; and

(ii)    any Subordinated Debt Security and Preferred Share that is not subject to Non-Viability Contingent Capital Provisions,

provided, in each case, that any such Security is issued (x) on or after September 23, 2018 (the “Effective Day”), or (y) in the case of a Debt Security before the Effective Day and the terms thereof are amended after the Effective Day to increase its principal amount or to extend its term to maturity.

Covered bonds, eligible financial contracts, and structured notes, as defined in the Bail-in Regulations, and certain other instruments specified in the Bail-in Regulations are not subject to a Bail-in Conversion.

Under the capital adequacy and TLAC guidelines adopted by the Superintendent, Bail-in Instruments that meet the criteria set out in those guidelines count towards a bank’s required TLAC requirement, which domestic systemically important banks, including CIBC, must satisfy.

The Senior Debt Securities (including any Senior Debt Securities that are Bail-in Instruments if a Bail-in Conversion has not occurred) will be direct unsecured unsubordinated obligations that rank equally and rateably with all of CIBC’s other unsecured and unsubordinated debt, including deposit liabilities, other than certain governmental claims in accordance with applicable law.

The Subordinated Debt Securities will be direct unsecured obligations of CIBC constituting subordinated indebtedness for the purposes of the Bank Act that rank equally and rateably with, or junior to, other subordinated indebtedness of CIBC from time to time outstanding (other than subordinated indebtedness that has been further subordinated in accordance with its terms).

The Debt Securities will not constitute deposits that are insured under the CDIC Act or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

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Investing in the Securities involves risks. You should carefully consider the risk factors described in this prospectus and in any applicable prospectus supplement together with the risk factors described in our filings with the SEC. See “Risk Factors” on page 1.

We may use this prospectus in the initial sale of the Securities described herein. In addition, we or our affiliates may use this prospectus in a market-making transaction in any of these Securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction. See “Plan of Distribution (Conflicts of Interest).”

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The date of this prospectus is October 2, 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed on Form F-3 with the SEC. We may sell up to US$20,000,000,000 in aggregate initial offering price of Securities (or the U.S. dollar equivalent thereof at the time of issuance, if any, if the Securities are denominated in a currency or currency unit other than U.S. dollars) during the period that this prospectus, including any amendments hereto, remains valid. This prospectus provides you with a general description of the Securities we may offer. Each time we sell Securities, we will provide one or more prospectus supplements (together referred to herein as a “prospectus supplement”) containing specific information about the terms of the Securities being offered thereunder. The specific terms of the Securities in respect of which this prospectus is being delivered will be set forth in the applicable prospectus supplement and may include, where applicable: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, maturity, interest provisions, authorized denominations, offering price, any terms for redemption at the option of CIBC or the holder, any exchange or conversion terms and any other specific terms and (ii) in the case of Common Shares and Preferred Shares, the currency or currency unit for which such shares may be purchased, the number of such shares and the offering price.

A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those Securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement, which information shall modify or supersede any inconsistent information in the prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Available Information.”

We may sell Securities to underwriters who will sell the Securities to the public on terms fixed at the time of sale. In addition, the Securities may be sold by us directly or through dealers or agents designated from time to time (such underwriters, dealers and agents collectively referred to in this prospectus as “Investment Dealers” and individually as an “Investment Dealer”). If we, directly or through agents, solicit offers to purchase the Securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the Investment Dealers, if any, together with the terms of the offering, the compensation of the Investment Dealers and the net proceeds to us. Any Investment Dealers participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.

In this prospectus, unless the context otherwise indicates, “CIBC,” “we,” “us” or “our” means Canadian Imperial Bank of Commerce and its subsidiaries. References to “$” and “Cdn$” and “dollars” are to Canadian dollars and references to “US$” are to U.S. dollars.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that are incorporated by reference herein, contains forward-looking statements within the meaning of certain securities laws. All such statements are made pursuant to the “safe harbor” provisions of, and are intended to be forward-looking statements under, applicable Canadian and U.S. securities legislation, including the U.S. Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements made about our operations, business lines, financial condition, risk management, priorities, targets and sustainability commitments (including with respect to net-zero emissions and our environmental, social and governance (ESG) related activities), ongoing objectives, strategies, the regulatory environment in which we operate and outlook for calendar year 2024 and subsequent periods. Forward-looking statements are typically identified by the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “target,” “predict,” “commit,” “ambition,” “goal,” “strive,” “project,” “objective” and other similar expressions or future or conditional verbs such as “will,” “may,” “should,” “would” and “could.” By their nature, these statements require us to make assumptions and are subject to inherent risks and uncertainties that may be general or specific. Given the continuing impact of above-target inflation, still-elevated interest rates, the impact of hybrid work arrangements and high interest rates on the U.S. real estate sector, and the war in Ukraine and conflict in the Middle East on the global economy, financial markets, and our business, results of operations, reputation and financial condition, there is inherently more uncertainty associated with our assumptions as compared to prior periods. A variety of factors, many of which are beyond our control, affect our operations, performance and results, and could cause actual results to differ materially from the expectations expressed in any of our forward-looking statements. These factors include:

•        inflationary pressures;

•        global supply-chain disruptions;

•        geopolitical risk, including from the war in Ukraine and conflict in the Middle East;

•        the occurrence, continuance or intensification of public health emergencies, such as the impact of post-pandemic hybrid work arrangements, and any related government policies and actions;

•        credit, market, liquidity, strategic, insurance, operational, reputation, conduct and legal, regulatory and environmental risk;

•        currency value and interest rate fluctuations, including as a result of market and oil price volatility;

•        the effectiveness and adequacy of our risk management and valuation models and processes;

•        legislative or regulatory developments in the jurisdictions where we operate, including the Organisation for Economic Co-operation and Development Common Reporting Standard, and regulatory reforms in the United Kingdom and Europe, the Basel Committee on Banking Supervision’s global standards for capital and liquidity reform, and those relating to bank recapitalization legislation and the payments system in Canada;

•        amendments to, and interpretations of, risk-based capital guidelines and reporting instructions, and interest rate and liquidity regulatory guidance;

•        exposure to, and the resolution of, significant litigation or regulatory matters, our ability to successfully appeal adverse outcomes of such matters and the timing, determination and recovery of amounts related to such matters;

•        the effect of changes to accounting standards, rules and interpretations;

•        changes in our estimates of reserves and allowances;

•        changes in tax laws;

•        changes to our credit ratings;

•        political conditions and developments, including changes relating to economic or trade matters;

•        the possible effect on our business of international conflicts, such as the war in Ukraine and conflict in the Middle East, and terrorism;

•        natural disasters, disruptions to public infrastructure and other catastrophic events;

•        reliance on third parties to provide components of our business infrastructure;

•        potential disruptions to our information technology systems and services;

•        increasing cyber security risks which may include theft or disclosure of assets, unauthorized access to sensitive information, or operational disruption;

•        social media risk;

•        losses incurred as a result of internal or external fraud;

•        anti-money laundering;

•        the accuracy and completeness of information provided to us concerning clients and counterparties;

•        the failure of third parties to comply with their obligations to us and our affiliates or associates;

•        intensifying competition from established competitors and new entrants in the financial services industry including through internet and mobile banking;

•        technological change including the use of data and artificial intelligence in our business;

•        global capital market activity;

•        changes in monetary and economic policy;

•        general business and economic conditions worldwide, as well as in Canada, the United States and other countries where we have operations, including increasing Canadian household debt levels and global credit risks;

•        climate change and other ESG related risks including our ability to implement various sustainability-related initiatives internally and with our clients under expected time frames and our ability to scale our sustainable finance products and services;

•        our success in developing and introducing new products and services, expanding existing distribution channels, developing new distribution channels and realizing increased revenue from these channels;

•        changes in client spending and saving habits;

•        our ability to attract and retain key employees and executives;

•        our ability to successfully execute our strategies and complete and integrate acquisitions and joint ventures;

•        the risk that expected benefits of an acquisition, merger or divestiture will not be realized within the expected time frame or at all; and

•        our ability to anticipate and manage the risks associated with these factors.

This list is not exhaustive of the factors that may affect any of our forward-looking statements. Additional information about these factors can be found in the “Management’s discussion and analysis — Management of risk” section of our Annual Report for the year ended October 31, 2023, which is attached to our Form 40-F for the fiscal year ended October 31, 2023 filed with the SEC on November 30, 2023 (the “2023 Annual Report”), our Report to Shareholders for the First Quarter, 2024, which is attached as an exhibit to our Form 6-K dated February 29, 2024 filed with the SEC on February 29, 2024 (the “2024 First Quarter Report”), our Report to Shareholders for the Second Quarter, 2024, which is attached as an exhibit to our Form 6-K dated May 30, 2024 filed with the SEC on May 30, 2024 (the “2024 Second Quarter Report”) and our Report to Shareholders for the Third Quarter, 2024, which is attached as an exhibit to our Form 6-K dated August 29, 2024 filed with the SEC on August 29, 2024 (the “2024 Third Quarter Report”), which are incorporated by reference into this prospectus. These and other factors should be considered carefully and readers should not place undue reliance on our forward-looking statements. See “Risk Factors” in this prospectus and the documents incorporated by reference herein. Any forward-looking statements contained in this prospectus represent the views of management only as of the date hereof. We do not undertake to update any forward-looking statement that is contained in this prospectus or the documents incorporated by reference in this prospectus except as required by law.

AVAILABLE INFORMATION

In addition to the continuous disclosure obligations under the securities laws of the provinces and territories of Canada, we are subject to the informational reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the SEC. Under a multi-jurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the provincial and territorial securities regulatory authorities of Canada, which requirements are different from those of the United States. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. Our reports and other information filed with or furnished to the SEC are available, and reports and other information filed or furnished in the future with or to the SEC will be available, to the public over the Internet free of charge from the SEC’s EDGAR System at www.sec.gov. Information about us also is available on our website at www.cibc.com. All Internet references in this prospectus are inactive textual references and we do not incorporate website contents into this prospectus.

We have filed with the SEC, under the Securities Act, a registration statement on Form F-3 with respect to the Securities offered by this prospectus. This prospectus forms a part of that registration statement. This prospectus does not contain all of the information that is set forth in the registration statement, certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance, reference is made to an exhibit to the registration statement, if applicable, for a more complete description of the matter, each such statement being qualified in its entirety by such reference. For further information with respect to us and the Securities offered by this prospectus, reference is made to the registration statement and the exhibits thereto, which will be publicly available as described in the preceding paragraph.

v

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this prospectus.

The following documents are incorporated by reference into this prospectus:

(i)     CIBC’s Annual Report on Form 40-F for the fiscal year ended October 31, 2023 filed on November 30, 2023 (accession number: 0001193125-23-285697);

(ii)    CIBC’s Reports on Form 6-K filed on November 30, 2023 (accession numbers: 0001193125-23-285680 and 0001193125-23-285712);

(iii)   CIBC’s Reports on Form 6-K filed on February 29, 2024 (accession numbers: 0001193125-24-051773, 0001193125-24-051778 and 0001193125-24-051807);

(iv)   CIBC’s Report on Form 6-K filed on March 1, 2024 (accession number: 0001193125-24-055270);

(v)    CIBC’s Report on Form 6-K filed on April 4, 2024 (accession number: 0001279569-24-000391);

(vi)   CIBC’s Reports on Form 6-K filed on May 30, 2024 (accession numbers: 0001193125-24-149750, 0001193125-24-149749 and 0001193125-24-149756);

(vii)  CIBC’s Report on Form 6-K filed on June 18, 2024 (accession number: 0001279569-24-000757);

(viii) CIBC’s Report on Form 6-K filed on August 8, 2024 (accession number: 0001279569-24-000991); and

(ix)   CIBC’s Reports on Form 6-K filed on August 29, 2024 (accession numbers: 0001279569-24-001062, 0001193125-24-209288, 0001193125-24-209285 and 0001193125-24-209292).

In addition, we will incorporate by reference into this prospectus all documents that we file under Section 13(a) or 15(d) of the Exchange Act and, to the extent, if any, we designate therein, reports on Form 6-K we file with the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

You can request a copy of the documents referred to above, excluding exhibits that are not specifically incorporated by reference herein, at no cost, by writing or telephoning us at Canadian Imperial Bank of Commerce, 81 Bay Street, CIBC Square, Toronto, Ontario, Canada, M5J 0E7, Attention: Investor Relations, telephone: 1-416-861-8870. All documents incorporated by reference, or to be incorporated by reference, have been filed with or furnished to, or will be filed with or furnished to, the SEC, and are or will be available from the SEC’s EDGAR System at www.sec.gov.

PRESENTATION OF FINANCIAL INFORMATION

CIBC maintains its financial books and records, and prepares its consolidated financial statements, including comparative information, in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. Pursuant to SEC rules, CIBC is permitted to present its financial statements in accordance with IFRS without a reconciliation to U.S. generally accepted accounting principles (“U.S. GAAP”). As a result, certain financial information included in or incorporated by reference in this prospectus may not be comparable to financial information prepared by companies in the United States reporting under U.S. GAAP.

Additionally, CIBC publishes its consolidated financial statements in Canadian dollars. In this prospectus and any prospectus supplement, currency amounts are stated in Canadian dollars, unless specified otherwise.

CANADIAN IMPERIAL BANK OF COMMERCE

CIBC is a diversified financial institution governed by the Bank Act. CIBC’s registered and head office is located in 81 Bay Street, CIBC Square, Toronto, Ontario, Canada, M5J 0E7, telephone: 1-416-980-8691. CIBC was formed in 1961 through the amalgamation of The Canadian Bank of Commerce (originally incorporated in 1858) and Imperial Bank of Canada (originally incorporated in 1875).

Additional information with respect to CIBC’s businesses is included in the documents incorporated by reference into this prospectus. See “Documents Incorporated by Reference.”

RISK FACTORS

Investment in the Securities is subject to various risks, including those risks inherent in investing in an issuer involved in conducting the business of a diversified financial institution. Before deciding whether to invest in any Securities, investors should consider carefully the risks described in the documents incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and those described in a prospectus supplement, as the case may be, relating to a specific offering of Securities. You should consider the categories of risks identified and discussed or incorporated by reference in the management’s discussion and analysis of financial condition and results of operations included in our 2023 Annual Report, our 2024 First Quarter Report, our 2024 Second Quarter Report and our 2024 Third Quarter Report, including those summarized under “Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the Securities will be added to the general funds of CIBC and will be used for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

The following describes the material terms of the Debt Securities. The Senior Debt Securities will be issued under a senior debt indenture, dated as of September 14, 2010, between CIBC and The Bank of New York Mellon as trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated as of April 2, 2019, between CIBC and the Trustee, as supplemented by a second supplemental indenture, dated as of September 11, 2024, between CIBC and the Trustee (the senior debt indenture, as so supplemented and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “senior indenture”), which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The Subordinated Debt Securities will be issued under a subordinated debt indenture (the “subordinated indenture”), between CIBC and a trustee, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the “indentures” and each individually as an “indenture.” The specific terms applicable to a particular issuance of Debt Securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement. In this section, “CIBC,” “we,” “us” or “our” means Canadian Imperial Bank of Commerce, the issuer of the Debt Securities, and not its subsidiaries.

The following is a summary of the material terms and provisions of the indentures and the Debt Securities. You should refer to the senior indenture and the form of the subordinated indenture and the Debt Securities for complete information regarding the terms and provisions of the indentures and the Debt Securities. The indentures are subject to and governed by the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and applicable Canadian trust indenture legislation. The indentures are substantially identical, except for (i) the events of default, which are more limited in the subordinated indenture, (ii) the provisions relating to subordination, which are included only in the subordinated indenture, and (iii) the provisions required as a result of regulatory capital requirements, including the bail-in regime (as defined below under “— Canadian Bank Resolution Powers”).

Ranking

Neither the Senior Debt Securities nor the Subordinated Debt Securities will be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a Debt Security, you are one of our unsecured creditors. The Subordinated Debt Securities we may issue include additional tier 1 capital securities (“AT1s”), of which limited recourse capital notes (“LRCNs”) are a type. AT1s are Subordinated Debt Securities that qualify for regulatory capital treatment as additional tier 1 capital.

The Senior Debt Securities (including any Senior Debt Securities that are Bail-in Instruments if a Bail-in Conversion has not occurred) will be unsubordinated obligations that rank equally with all of our other unsecured and unsubordinated debt, including deposit liabilities, other than certain governmental claims in accordance with applicable law.

The Subordinated Debt Securities will be subordinate in right of payment to all of our “senior indebtedness,” as defined in the subordinated indenture. An issue of subordinated indebtedness may be further subordinated in accordance with its terms. LRCNs will be subordinate in right of payment to all of our “Higher Ranked Indebtedness,” as defined below under “— Special Provisions Related to LRCNs.” If an NVCC Automatic Conversion (as defined below) occurs, or if the Subordinated Debt Securities are not subject to Non-Viability Contingent Capital Provisions and a Bail-in Conversion occurs, the rights, terms and conditions of the Subordinated Debt Securities, including with respect to priority and subordination, will no longer be relevant as all the Subordinated Debt Securities will have been converted into Common Shares which will rank on parity with all other outstanding Common Shares.

In the event we become insolvent, our governing legislation provides that, for so long as a Bail-in Conversion, or a Non-Viability Trigger Event (as defined below under “Non-Viability Contingent Capital Provisions”) as contemplated under the specific Non-Viability Contingent Capital Provisions, has not occurred, priorities among payments of our deposit liabilities (including payments in respect of the Senior Debt Securities) and payments of all of our other liabilities (including payments in respect of the Subordinated Debt Securities) are to be determined in accordance with the laws governing priorities and, where applicable, by the terms of the indebtedness and liabilities. In addition, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Accordingly, the Debt Securities will be structurally subordinated to all existing and future liabilities of our subsidiaries, and holders of Debt Securities should look only to our assets for payments on the Debt Securities.

The Debt Securities will not constitute deposits that are insured under the CDIC Act or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

General

We may issue as many distinct series of Debt Securities under either indenture as we wish. The provisions of the senior indenture and the subordinated indenture allow us not only to issue Debt Securities with terms different from those previously issued under the applicable indenture, but also to “re-open” a previous issue of a series of Debt Securities and issue additional Debt Securities of that series. We do not intend to re-open a previous issue of a series of debt securities where such re-opening would have the effect of making the relevant debt securities of such series subject to Bail-in Conversion. We may issue Senior Debt Securities or Subordinated Debt Securities (other than LRCNs) in amounts that exceed the total amount specified on the cover of the applicable prospectus supplement at any time without your consent and without notifying you. In addition, we may issue additional Senior Debt Securities or Subordinated Debt Securities (other than LRCNs) of any series at any time without your consent and without notifying you. We intend that each supplemental indenture in respect of a series of LRCNs will provide that we may not re-open such series of LRCNs. Subject to regulatory capital and TLAC requirements applicable to CIBC, there is no limit on the amount of Senior Debt Securities or Subordinated Debt Securities that CIBC may issue. We may also issue other securities at any time without your consent and without notifying you. The indentures do not limit our ability to incur other indebtedness or to issue other securities, and we are not subject to financial or similar restrictions under the indentures.

This section summarizes the material terms of the Debt Securities that are common to all series, subject to any modifications contained in the applicable prospectus supplement. Most of the specific terms of your series will be described in the applicable prospectus supplement accompanying this prospectus. The specific terms of your Debt Security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between the information in the applicable prospectus supplements and this prospectus, the information in the most recent applicable prospectus supplement will control. Accordingly, the statements we make in this section may not apply to your Debt Securities. Because this section is a summary, it does not describe every aspect of the Debt Securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures and the applicable series of Debt Securities, including definitions of certain terms used in the indentures and the applicable series of Debt Securities. In this summary, we describe the meaning of only some of the more important terms. You must look to the indentures or the applicable series of Debt Securities for the most complete description of what we describe in summary form in this prospectus.

We may issue the Senior Debt Securities or Subordinated Debt Securities (other than LRCNs) as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. An applicable prospectus supplement relating to the original issue discount securities will describe U.S. federal and other relevant income tax considerations and other special considerations applicable to them. The Senior Debt Securities or Subordinated Debt Securities (other than LRCNs) may also be issued as indexed securities and the Senior Debt Securities or Subordinated Debt Securities may be issued as securities denominated in foreign currencies or currency units, in each case, as described in more detail in the applicable prospectus supplement relating to any of the particular Senior Debt Securities or Subordinated Debt Securities. An applicable prospectus supplement relating to specific Debt Securities will also describe any special considerations and any material tax considerations applicable to such Debt Securities, including whether and under what circumstances we will pay additional amounts on or for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem the Debt Securities rather than pay the additional amounts. See “Material Income Tax Consequences” in this prospectus for a discussion of material U.S. and Canadian federal income tax considerations generally applicable to an investment in the Debt Securities (other than those Debt Securities that are specified as being excluded from the discussion of material U.S. and Canadian federal income tax considerations therein).

When we refer to a series of Debt Securities, we mean a series issued under the indenture pursuant to which the Debt Securities will be issued. When we refer to the “applicable supplemental indenture” in respect of a series of LRCNs, we mean the subordinated indenture, as supplemented by the supplemental indenture (or officer’s certificate, as applicable) for such series of LRCNs. Each series of Debt Securities is a single distinct series under the indenture pursuant to which it will be issued and we may issue Debt Securities of each series in such amounts, at such times and on such terms as we wish. The Debt Securities of each series may differ from one another, and from any other series, in their terms, but all Debt Securities of a series together will constitute a single series for all purposes under the indenture pursuant to which they will be issued, except as described in the section “— Events of Default” below or the applicable prospectus supplements.

We may issue Debt Securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplements will describe the terms of any series of Debt Securities being offered, including:

•        the title of the series of Debt Securities;

•        any limit on the aggregate principal amount of the series of Debt Securities;

•        the person to whom interest on a Debt Security is payable, if other than the holder on the regular record date;

•        the date or dates on which the series of Debt Securities will mature;

•        the rate or rates (which may be fixed or variable) per annum, at which the series of Debt Securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•        the dates on which such interest, if any, will be payable and the regular record dates for such interest payment dates;

•        the place or places where the principal of, premium, if any, and interest on the Debt Securities is payable;

•        any mandatory or optional sinking funds or similar provisions;

•        if applicable, the date on or after which, the price at which, the periods within which and the terms and conditions upon which the Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed and other detailed terms and provisions of those optional or mandatory redemption provisions or provisions for redemption at our option or the option of the holder, if any;

•        if applicable, the terms and conditions upon which the Debt Securities may be repayable prior to final maturity at the option of the holder thereof (which option may be conditional);

•        the portion of the principal amount of the Debt Securities, if other than the entire principal amount thereof, payable upon acceleration of maturity thereof;

•        if other than denominations of US$2,000 and integral multiples of US$1,000 in excess thereof, the denominations in which the series of Debt Securities will be issuable;

•        the currency of payment of principal, premium, if any, and interest on the series of Debt Securities;

•        if the currency of payment for principal, premium, if any, and interest on the series of Debt Securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•        whether the Subordinated Debt Securities will be convertible into Common Shares and/or exchangeable for other securities and, if so, the terms and conditions upon which such Subordinated Debt Securities will be so convertible or exchangeable;

•        whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the specific subordination provisions applicable thereto and whether such series will include Non-Viability Contingent Capital Provisions or will be LRCNs;

•        whether the Debt Securities will constitute Bail-in Instruments;

•        any formula or other method used to determine the number of Common Shares to be issued upon the occurrence of an NVCC Automatic Conversion;

•        the specific terms of any limited recourse provisions for LRCNs;

•        any index, formula or other method used to determine the amount of payment of principal or premium, if any, and interest on the series of Debt Securities;

•        the applicability of the provisions described under “— Defeasance” below;

•        any event of default under the series of Debt Securities if different from those described under “— Events of Default” below;

•        if the Debt Securities will be Subordinated Debt Securities (other than LRCNs), the applicability of the definition of “subordinated indebtedness” under “— Special Provisions Related to the Subordinated Debt Securities (other than LRCNs)” below and any changes thereto with respect to the series of Debt Securities;

•        if the debt securities will be LRCNs, the applicability of the provisions described under “— Special Provisions Related to LRCNs” below and any changes thereto with respect to the series of Debt Securities;

•        if the series of Debt Securities will be issuable only in the form of a global Debt Security, the depositary or its nominee with respect to the series of Debt Securities and the circumstances under which the global Debt Security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

•        any other special feature of the series of Debt Securities.

Market-Making Transactions

One or more of our subsidiaries may purchase and resell Debt Securities in market-making transactions after their initial issuance. We may also, subject to applicable law and any required regulatory approvals, purchase Debt Securities in the open market or in private transactions to be held by us or cancelled.

Covenants

Except as otherwise provided in the applicable prospectus supplement with respect to any series of Debt Securities, we are not restricted by the indentures from incurring, assuming or becoming liable for any type of debt or other obligations, from paying dividends or making distributions on our capital stock or from purchasing or redeeming our capital stock. The indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity, nor do they contain any covenants or other provisions that would limit our or our subsidiaries’ right to incur additional indebtedness, enter into any sale and leaseback transaction or grant liens on our or our subsidiaries’ assets. The indentures do not contain any provisions that would require us to repurchase or redeem or otherwise modify the terms of any of the Debt Securities upon a change in control or other events that may adversely affect the creditworthiness of the Debt Securities, for example, a highly leveraged transaction, except as otherwise specified in this prospectus or any applicable prospectus supplement.

Mergers and Similar Events

Each of the indentures provides that we are permitted to merge, amalgamate, consolidate or otherwise combine with another entity or to sell or lease substantially all of our assets to another entity, as long as the following conditions are met:

•        When we merge, amalgamate, consolidate or otherwise are combined with, or acquired by, another entity, or sell or lease substantially all of our assets, the surviving, resulting or acquiring entity is a duly organized entity and is legally responsible for and assumes, either by agreement, operation of law or otherwise, our obligations under such indenture and the Debt Securities issued thereunder.

•        The merger, amalgamation, consolidation, other combination, or sale or lease of assets, must not result in an event of default under such indenture. A default for this purpose would include any event that would become an event of default if the requirements for giving us default notice or our default having to exist for a specified period of time were both disregarded.

If the conditions described above are satisfied with respect to any series of Debt Securities, we will not need to obtain the consent of the holders of that series of Debt Securities in order to merge, amalgamate, consolidate or otherwise combine with another entity or to sell or lease substantially all of our assets.

We will not need to satisfy the conditions described above if we enter into other types of transactions, including:

•        any transaction in which we acquire the stock or assets of another entity but in which we do not merge, amalgamate, consolidate or otherwise combine;

•        any transaction that involves a change of control but in which we do not merge, amalgamate, consolidate or otherwise combine; and

•        any transaction in which we sell less than substantially all of our assets.

It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of Debt Securities, however, will have no approval right with respect to any transaction of this type.

Modification and Waiver of the Debt Securities

There are four types of changes we can make to the indentures and the Debt Securities issued thereunder.

Changes Requiring Consent of Each Holder.    First, there are changes that cannot be made to the indentures or the Debt Securities without the consent of each holder of a series of Debt Securities affected by the change under a particular indenture. Following is a list of those types of changes:

•        change the stated maturity of the principal or reduce the interest on a Debt Security;

•        reduce any amounts due on a Debt Security;

•        reduce the amount of principal payable upon acceleration of the maturity of a Debt Security (including the amount payable on an original issue discount security) following a default;

•        change the currency of payment on a Debt Security;

•        change the place of payment for a Debt Security;

•        impair a holder’s right to sue for payment;

•        only for the Senior Debt Securities and the Subordinated Debt Securities (other than LRCNs), impair a holder’s right to require repurchase on the original terms of those Debt Securities that provide a right of repurchase;

•        reduce the percentage of holders of Debt Securities whose consent is needed to modify or amend the indenture;

•        reduce the percentage of holders of Debt Securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; or

•        modify any other aspect of the provisions dealing with modification and waiver of the indenture.

Changes Requiring a Majority Consent.    The second type of change to the indentures and the Debt Securities is the kind that requires the consent of holders of Debt Securities owning not less than a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect the rights of holders of the Debt Securities. We may also obtain a waiver of a past default from the holders of Debt Securities owning a majority of the principal amount of the particular series affected. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the Debt Securities described above under “— Changes Requiring Consent of Each Holder” unless we obtain the individual consent of each holder of Debt Securities of the affected series to the waiver.

Changes Not Requiring Consent.    The third type of change to the indentures and the Debt Securities does not require the consent by holders of Debt Securities. This type of change is limited to the issuance of new series of Debt Securities under the indenture, clarifications and certain other changes that would not adversely affect in any material respect the interests of the holders of the Debt Securities of any series.

We may also make changes or obtain waivers that do not adversely affect in any material respect a particular Debt Security, even if they affect other Debt Securities. In those cases, we do not need to obtain the approval of the holder of that Debt Security; we need only obtain any required approvals from the holders of the affected Debt Securities.

Modification of Subordination Provisions.    The fourth type of change to the indenture and the Debt Securities is the kind that requires the consent of the holders of a majority of the principal amount of all affected series of Subordinated Debt Securities, voting together as one class. We may not modify the subordination provisions of the subordinated indenture in a manner that would adversely affect in any material respect the outstanding Subordinated Debt Securities of any one or more series without the consent of the holders of a majority of the principal amount of all affected series of Subordinated Debt Securities, voting together as one class.

Modification of Bail-inable Debt Securities.    Where an amendment, modification or other variance that can be made to the indenture or the bail-inable Debt Securities would affect the recognition of those bail-inable Debt Securities by the Superintendent as TLAC, that amendment, modification or variance will require the prior approval of the Superintendent.

Further Details Concerning Voting.    When seeking consent, we will use the following rules to decide the principal amount to attribute to a Debt Security:

•        For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the Debt Securities were accelerated to that date because of a default.

•        For Debt Securities whose principal amount is not known, we will use a special rule for that Debt Security described in the applicable prospectus supplement.

•        For Debt Securities denominated in one or more non-U.S. currencies or currency units, we will use the U.S. dollar equivalent.

Debt Securities will not be considered outstanding, and therefore not eligible to vote or take other action under the applicable indenture, if we have given a notice of redemption and deposited or set aside in trust for the holders money for the payment or redemption of those Debt Securities. Debt Securities will also not be considered outstanding, and therefore not eligible to vote or take other action under the applicable indenture, if they have been fully defeased as described below under “— Defeasance — Full Defeasance” or if we or one of our affiliates is the beneficial owner of the Debt Securities.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding Debt Securities that are entitled to vote or take other action under the applicable indenture. In certain limited circumstances, the Trustee or the trustee under the subordinated indenture, as applicable, will be entitled to set a record date for action by holders. If the Trustee or the trustee under the subordinated indenture, as applicable, or we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding Debt Securities of that series on the record date. We or the relevant trustee as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE INDENTURE OR THE DEBT SECURITIES OR REQUEST A WAIVER.

Special Provisions Related to Bail-inable Debt Securities

The senior indenture pursuant to which the Senior Debt Securities will be issued provides for certain provisions applicable to bail-inable debt securities. The prospectus supplement will describe the specific terms of bail-inable debt securities we may issue and specify whether or not your Debt Security is a bail-inable Debt Security.

Agreement with Respect to the Exercise of Canadian Bail-in Powers

By its acquisition of an interest in any bail-inable Debt Security, each holder or beneficial owner of that Debt Security is deemed to (i) agree to be bound, in respect of the bail-inable Debt Securities, by the CDIC Act, including the conversion of the bail-inable Debt Securities, in whole or in part — by means of a transaction or series of transactions and in one or more steps — into Common Shares of CIBC or common shares of any of its affiliates under subsection 39.2(2.3) of the CDIC Act and the variation or extinguishment of the bail-inable Debt Securities in consequence, and by the application of the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the operation of the CDIC Act with respect to the bail-inable Debt Securities; (ii) attorn and submit to the jurisdiction of the courts in the Province of Ontario with respect to the CDIC Act and those laws; (iii) have represented and warranted that CIBC has not directly or indirectly provided financing to the holder or beneficial owner of the bail-inable Debt Securities for the express purpose of investing in the bail-inable Debt Securities; and (iv) acknowledge and agree that the terms referred to in clauses (i) and (ii) above, are binding on that holder or beneficial owner despite any provisions in the indenture or the bail-inable Debt Securities, any other law that governs the bail-inable Debt Securities and any other agreement, arrangement or understanding between that holder or beneficial owner and CIBC with respect to the bail-inable Debt Securities.

Holders and beneficial owners of bail-inable Debt Securities will have no further rights in respect of their bail-inable Debt Securities to the extent those bail-inable Debt Securities are converted upon a Bail-in Conversion other than those provided under the bail-in regime, and by its acquisition of an interest in any bail-inable Debt Security, each holder or beneficial owner of that Debt Security is deemed to irrevocably consent to the converted portion of the principal amount of that Debt Security and any accrued and unpaid interest thereon being deemed paid in full by CIBC by the issuance of Common Shares of CIBC (or, if applicable, common shares of any of its affiliates) upon the occurrence of a Bail-in Conversion, which Bail-in Conversion will occur without any further action on the part of that holder or beneficial owner or the Trustee; provided that, for the avoidance of doubt, this consent will not limit or otherwise affect any rights that holders or beneficial owners may have under the bail-in regime.

Subsequent Holders’ Agreement

Each holder or beneficial owner of a bail-inable Debt Security that acquires an interest in the bail-inable Debt Security in the secondary market and any successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of any holder or beneficial owner is deemed to acknowledge, accept, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders or beneficial owners that acquired an interest in the bail-inable Debt Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the bail-inable Debt Securities related to the bail-in regime.

Trustee and Trustee’s Duties

The Trustee will undertake certain procedures and seek certain remedies in the event of an event of default or a default. See “— Events of Default” below. However, by its acquisition of an interest in any bail-inable Debt Security, each holder or beneficial owner of that Debt Security is deemed to acknowledge and agree that the Bail-in Conversion will not give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By its acquisition of an interest in any bail-inable Debt Security, each holder or beneficial owner of that Debt Security, to the extent permitted by the Trust Indenture Act, is deemed to waive any and all claims, in law and/or in equity, against the Trustee, for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the bail-in regime.

Additionally, by its acquisition of an interest in any bail-inable Debt Security, each holder or beneficial owner of that Debt Security is deemed to acknowledge and agree that, upon a Bail-in Conversion, or other action pursuant to the bail-in regime with respect to bail-inable Debt Securities,

•        the Trustee will not be required to take any further directions from holders of those bail-inable Debt Securities under Section 512 (Control by Holders) of the senior indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the Debt Securities to direct certain actions relating to the Debt Securities; and

•        the senior indenture will not impose any duties upon the Trustee whatsoever with respect to a Bail-in Conversion or such other action pursuant to the bail-in regime.

Notwithstanding the foregoing, if, following the completion of a Bail-in Conversion, the relevant bail-inable Debt Securities remain outstanding (for example, if not all bail-inable Debt Securities are converted), then the Trustee’s duties under the senior indenture will remain applicable with respect to those bail-inable Debt Securities following such completion to the extent that CIBC and the Trustee will agree pursuant to a supplemental indenture or an amendment to the senior indenture; provided, however, that notwithstanding the Bail-in Conversion, there will at all times be a Trustee for the bail-inable Debt Securities in accordance with the senior indenture, and the resignation and/or removal of the Trustee, the appointment of a successor Trustee and the rights of the Trustee or any successor Trustee will continue to be governed by the senior indenture, including to the extent no additional supplemental indenture or amendment to the senior indenture is agreed upon in the event the relevant bail-inable Debt Securities remain outstanding following the completion of the Bail-in Conversion.

DTC — Bail-in Conversion

Upon a Bail-in Conversion, we will provide a written notice to The Depository Trust Company (“DTC”) and the holders of bail-inable Debt Securities through DTC as soon as practicable regarding such Bail-in Conversion. CIBC will also deliver a copy of such notice to the Trustee for information purposes.

By its acquisition of an interest in any bail-inable Debt Security, each holder or beneficial owner of that Debt Security is deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such bail-inable Debt Security to take any and all necessary action, if required, to implement the Bail-in Conversion or other action pursuant to the bail-in regime with respect to the bail-inable Debt Security as it may be imposed on it, without any further action or direction on the part of that holder or beneficial owner, the Trustee or the paying agent.

Special Provisions Related to the Subordinated Debt Securities (other than LRCNs)

Unless otherwise specified in the applicable prospectus supplement, the Subordinated Debt Securities (other than LRCNs) issued under the subordinated indenture will be our direct unsecured obligations constituting subordinated indebtedness for the purposes of the Bank Act and will therefore rank subordinate to our deposits. Holders of Subordinated Debt Securities (other than LRCNs) should recognize that contractual provisions in the subordinated indenture may prohibit us from making payments on these Debt Securities.

If we become insolvent or are wound-up, for so long as a Non-Viability Trigger Event applicable to such Subordinated Debt Securities or a Bail-in Conversion in respect of such Subordinated Debt Securities that are Bail-in Instruments has not occurred, the Subordinated Debt Securities (other than LRCNs) issued and outstanding under the subordinated indenture will rank equally with, but not prior to, all other subordinated indebtedness (other than subordinated indebtedness that has been further subordinated in accordance with its terms) and subordinate in right of payment to the prior payment in full of all other indebtedness of CIBC then outstanding, other than liabilities which, by their terms, rank in right of payment equally with or subordinate to the subordinated indebtedness, and in accordance with the terms of such liabilities or such other indebtedness under certain circumstances.

For these purposes, “indebtedness” at any time means:

(i)     the deposit liabilities of CIBC at such time; and

(ii)    all other liabilities and obligations of CIBC to third parties (other than fines or penalties that, pursuant to the Bank Act, are a last charge on the assets of CIBC in the case of insolvency of CIBC and obligations to shareholders of CIBC, as such) which would entitle such third parties to participate in a distribution of CIBC’s assets in the event of the insolvency or winding-up of CIBC.

For these purposes, “subordinated indebtedness” at any time means CIBC’s subordinated indebtedness within the meaning of the Bank Act.

Upon the occurrence of a Non-Viability Trigger Event applicable to any series of Subordinated Debt Securities, each such outstanding Subordinated Debt Security will automatically and immediately be converted, on a full and permanent basis, without the consent of the holder thereof, into a number of Common Shares that shall be based on a specified formula or other method used to determine such number of Common Shares to be issued as set out in the supplemental indenture and the applicable prospectus supplement relating to such Subordinated Debt Securities (an “NVCC Automatic Conversion”).

Special Provisions Related to LRCNs

Specific terms regarding limited recourse are relevant to the LRCNs and will be set out in the applicable supplemental indenture in respect of a series of LRCNs and further described in the prospectus supplement for such series.

In the event of non-payment by CIBC of the principal amount of, interest on or redemption price for a series of LRCNs when due, while a holder of such series of LRCNs will have a claim against CIBC for the principal amount of the series of LRCNs and any accrued and unpaid interest (which will then be due and payable), the recourse of each holder of the series of LRCNs will be limited to the assets held by Computershare Trust Company of Canada, as trustee (the “Limited Recourse Trustee”) of CIBC LRCN Limited Recourse Trust (the “Limited Recourse Trust”), from time to time (“Limited Recourse Trust Assets”) in respect of such series of LRCNs, as specified in the applicable prospectus supplement. The Limited Recourse Trust is a trust established under the laws of Manitoba, governed by an amended and restated declaration of trust dated as of September 14, 2020, as amended by amendment number one to amended and restated declaration of trust, dated as of September 10, 2021 (the declaration of trust, as so amended, and as the same may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Limited Recourse Trust Declaration”).

The Limited Recourse Trust’s objective is to acquire and hold the Limited Recourse Trust Assets in accordance with the terms of the Limited Recourse Trust Declaration. The Limited Recourse Trustee will hold trust assets in respect of more than one series of LRCNs of CIBC, and the Limited Recourse Trustee will hold the trust assets for each such series of LRCNs separate from the trust assets for any other series of such LRCNs and shall deliver such trust assets only in respect of the relevant series of LRCNs. The Limited Recourse Trust Assets in respect of a series of LRCNs may comprise of (i) Preferred Shares issued in connection with the issuance of such series of LRCNs (the “LRCN Preferred Shares”), (ii) cash, if such LRCN Preferred Shares are redeemed for cash by CIBC with the prior written approval of the Superintendent (other than any portion of such cash in respect of any declared and unpaid dividends), (iii) Common Shares issuable upon a Non-Viability Trigger Event pursuant to the Non-Viability Contingent Capital Provisions applicable to such LRCN Preferred Shares (other than any Common Shares issuable in respect of any declared and unpaid dividends on the LRCN Preferred Shares, if any), or (iv) any combination thereof, depending on the circumstances.

If a Recourse Event occurs, CIBC will, no later than one business day after the occurrence of such Recourse Event, notify the Limited Recourse Trustee of the occurrence of such Recourse Event. “Recourse Event” in respect of a series of LRCNs means any of the following: (i) there is non-payment by CIBC of the principal amount of such series of LRCNs, together with any accrued and unpaid interest, in cash, on the maturity date, (ii) a Failed Coupon Payment Date occurs in respect of such series of LRCNs, (iii) in connection with the redemption of such series of LRCNs, on the redemption date for such redemption, CIBC does not pay the applicable redemption price in cash, (iv) the occurrence of an event of default under the applicable supplemental indenture in respect of a series of LRCNs, or (v) the occurrence of a Non-Viability Trigger Event pursuant to the Non-Viability Contingent Capital Provisions applicable to such LRCN Preferred Shares. “Failed Coupon Payment Date” means the fifth business day immediately following an interest payment date upon which CIBC does not pay interest on a series of LRCNs in cash and has not cured such non-payment by subsequently paying such interest in cash prior to such fifth business day.

Any amendment or supplement to the Limited Recourse Trust Declaration for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Limited Recourse Trust Declaration (other than with respect to certain immaterial matters) requires the prior consent of the holders of a series of LRCNs in accordance with the terms of the applicable supplemental indenture in respect of such series of LRCNs and the holders of any other series of LRCNs in accordance with the terms of the supplemental indentures under which they are issued.

By acquiring any LRCN, each holder irrevocably acknowledges and agrees with, and for the benefit of, CIBC and the trustee under the subordinated indenture that the delivery of such holder’s proportionate share of the applicable Limited Recourse Trust Assets to such holder shall exhaust all remedies of such holder against CIBC under the LRCNs including in connection with any event of default. All claims of a holder of the LRCNs against CIBC shall be extinguished upon receipt by such holder of such holder’s proportionate share of the applicable Limited Recourse Trust Assets. If CIBC does not deliver, or fails to cause the Limited Recourse Trustee to deliver, a holder’s proportionate share of the applicable Limited Recourse Trust Assets to such holder of the LRCNs, the sole remedy of such holder for any claims against CIBC shall be recourse to such holder’s proportionate share of the applicable Limited Recourse Trust Assets. The delivery of the applicable Limited Recourse Trust Assets to the holders of the LRCNs shall be applied to the payment of the principal amount of the LRCNs and will extinguish the holders’ remedies against CIBC for repayment of the principal amount of the LRCNs and any accrued and unpaid interest thereon when due and payable. In case of any shortfall resulting from the value of the applicable Limited Recourse Trust Assets being less than the principal amount of and any accrued and unpaid interest on the applicable series of LRCNs, all losses arising from such shortfall shall be borne by the holders of such series of LRCNs.

The LRCNs will be our direct unsecured obligations constituting subordinated indebtedness for the purpose of the Bank Act and will therefore rank subordinate to our deposits. If we become insolvent or are wound-up (prior to the occurrence of a Non-Viability Trigger Event), the LRCNs will rank: (a) subordinate in right of payment to the prior payment in full of all our Higher Ranked Indebtedness (including certain Subordinated Indebtedness) and (b) in right of payment equally with and not prior to our Junior Subordinated Indebtedness (other than Junior Subordinated Indebtedness which by its terms ranks subordinate to the LRCNs), in each case from time to time outstanding, provided that in any such case and in case of CIBC’s non-payment of the principal amount of, interest on or redemption price for the LRCNs when due, the sole remedy of the holders of the LRCNs shall be the delivery of the applicable Limited Recourse Trust Assets for such series of LRCNs. Upon the occurrence of a Recourse Event, the recourse of each holder of LRCNs will be limited to such holder’s proportionate share of the applicable Limited Recourse Trust Assets for such series of LRCNs, and all claims of the holders of LRCNs against CIBC under the LRCNs will be extinguished upon receipt of the Limited Recourse Trust Assets. Accordingly, as a result of the limited recourse feature described in this registration statement, the ranking of the LRCNs will not be relevant during insolvency proceedings or wind-up of CIBC, since the Limited Recourse Trust Assets shall have been delivered to the holders of LRCNs, and such delivery will have exhausted all remedies of such holders against CIBC, and the LRCNs shall have ceased to be outstanding. If the Limited Recourse Trust Assets that are delivered to holders of the LRCNs under such circumstances comprise LRCN Preferred Shares or Common Shares of CIBC, such LRCN Preferred Shares or Common Shares will rank on parity with all other Preferred Shares or Common Shares, as applicable.

For these purposes,

(i)     “Higher Ranked Indebtedness” means Indebtedness of CIBC then outstanding (including all Subordinated Indebtedness of CIBC then outstanding other than Junior Subordinated Indebtedness).

(ii)    “Indebtedness” at any time means the deposit liabilities of CIBC at such time; and all other liabilities and obligations of CIBC to third parties (other than fines or penalties which pursuant to the Bank Act are a last charge on the assets of CIBC in the case of insolvency of CIBC and obligations to shareholders of CIBC, as such) which would entitle such third parties to participate in a distribution of CIBC’s assets in the event of the insolvency or winding-up of CIBC.

(iii)   “Junior Subordinated Indebtedness” means Indebtedness which by its terms ranks equally in right of payment with, or is subordinate to, the LRCNs.

(iv)   “Subordinated Indebtedness” at any time means CIBC’s subordinated indebtedness within the meaning of the Bank Act.

The subordination provisions and provisions related to NVCC Automatic Conversion of the applicable supplemental indenture in respect of a series of LRCNs will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Defeasance

Unless otherwise specified in the applicable prospectus supplement, the following discussion of full defeasance and covenant defeasance will be applicable to each series of Senior Debt Securities and Subordinated Debt Securities (other than LRCNs) that is denominated in U.S. dollars and has a fixed rate of interest and will apply to other series of Debt Securities if we so specify in the applicable prospectus supplement. Any defeasance or covenant defeasance with respect to bail-inable Debt Securities that would result in CIBC not meeting the TLAC requirements applicable to it pursuant to the TLAC Guideline (as defined herein) will be subject to the prior approval of the Superintendent.

Full Defeasance.    If there is a change in U.S. federal income tax law, as described below, we can legally release ourselves from any payment or other obligations on the Debt Securities (other than LRCNs) of a series, called full defeasance, if we put in place the following other arrangements for holders to be repaid:

•        We must deposit in trust for the benefit of all holders of the Debt Securities (other than LRCNs) of that series a combination of money and notes or bonds of (i) the U.S. government or (ii) a U.S. government agency or U.S. government-sponsored entity, the obligations of which, in each case, are backed by the full faith and credit of the U.S. government, that will generate enough cash to make interest, principal and any other payments on the Debt Securities (other than LRCNs) of that series on their various due dates sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the amounts owned.

•        There must be a change in current U.S. federal income tax law or a ruling by the U.S. Internal Revenue Service (“IRS”) that lets us make the above deposit without causing the holders to be taxed on the Debt Securities (other than LRCNs) of that series any differently than if we did not make the deposit and just repaid the Debt Securities (other than LRCNs) of that series ourselves. (Under current U.S. federal income tax law, the deposit and our legal release from the obligations pursuant to the Debt Securities (other than LRCNs) would be treated as though we took back your Debt Securities (other than LRCNs) and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the Debt Securities (other than LRCNs) you give back to us.)

•        We must deliver to the Trustee or the trustee under the subordinated indenture, as applicable, a legal opinion of our counsel confirming the tax-law change described above and that the holders of the Debt Securities (other than LRCNs) of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would be the case if such deposit, defeasance and discharge had not occurred.

In the case of the Subordinated Debt Securities (other than LRCNs), the following requirement must also be met:

•        No event or condition may exist that, under the provisions described under “— Special Provisions Related to the Subordinated Debt Securities (other than LRCNs)” above, would prevent us from making payments of principal, premium or interest on those Subordinated Debt Securities (other than LRCNs) on the date of the deposit referred to above or during the 90 days after that date.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the Debt Securities (other than LRCNs). You could not look to us for repayment in the event of any shortfall. Subject to the foregoing conditions, and notwithstanding that a full defeasance may be authorized pursuant to the subordinated indenture in respect of a series of Subordinated Debt Securities (other than LRCNs), CIBC will not take such action in respect of a series of Subordinated Debt Securities (other than LRCNs) until at least the fifth anniversary of the date of issuance of such series.

Covenant Defeasance.    Even without a change in current U.S. federal income tax law, we can make the same type of deposit as described above, and we will be released from the restrictive covenants under the Debt Securities of a series that may be described in the applicable prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of these covenants but would gain the protection of having money and U.S. government, U.S. government agency or U.S. government-sponsored entity notes or bonds set aside in trust to repay the Debt Securities. In order to achieve covenant defeasance, we must do the following:

•        Deposit in trust for the benefit of all holders of the Debt Securities of that series a combination of money and notes or bonds of (i) the U.S. government or (ii) a U.S. government agency or U.S. government-sponsored entity, the obligations of which, in each case, are backed by the full faith and credit of the U.S. government, that will generate enough cash to make interest, principal and any other payments on the Debt Securities of that series on their various due dates sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the amounts owed.

•        Deliver to the Trustee or the trustee under the subordinated indenture, as applicable, a legal opinion of our counsel confirming that the holders of the Debt Securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would be the case if such deposit and covenant defeasance had not occurred.

If we accomplish covenant defeasance, certain provisions of the indentures and the Debt Securities would no longer apply:

•        Covenants applicable to the series of Debt Securities and described in the applicable prospectus supplement.

•        Any events of default relating to breach of those covenants.

If we accomplish covenant defeasance, you can still look to us for repayment of the Debt Securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs (such as a bankruptcy) and the Debt Securities become immediately due and payable, there may be such a shortfall.

Events of Default

You will have special rights if an “event of default” occurs and is not cured, as described later in this subsection.

Under the Senior and Subordinated Indentures

What is an Event of Default?

Under the senior indenture, the term “event of default” in respect of any series of Senior Debt Securities means any of the following:

•        We do not pay the principal of, or interest on, a Senior Debt Security of that series and, in each case, such default continues for longer than 30 business days.

•        We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or

•        Any other event of default described in the applicable prospectus supplement occurs.

Under the subordinated indenture, the term “event of default” in respect of any series of Subordinated Debt Securities means any of the following:

•        We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or

•        Any other event of default described in the applicable prospectus supplement occurs.

A Bail-in Conversion will not constitute a default or an event of default under either of the indentures.

Remedies If an Event of Default Occurs.    If an event of default occurs, the Trustee or the trustee under the subordinated indenture, as applicable, will have special duties. In that situation, the Trustee or the trustee under the subordinated indenture, as applicable, will be obligated to use those of their rights and powers under the applicable indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs. If an event of default has occurred and has not been cured, the Trustee or the trustee under the subordinated indenture, as applicable, or the holders of at least 25% in principal amount of the outstanding Debt Securities of the affected series may declare the entire principal amount of (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected Debt Security) and accrued interest on all of the Debt Securities of that series to be due and immediately payable. This is called a “declaration of acceleration.” The declaration of acceleration is not, however, an automatic right upon the occurrence of an event of default, and for such acceleration to be effective, the Trustee or the trustee under the subordinated indenture, as applicable, must take the aforementioned action or the holders must direct the Trustee or the trustee under the subordinated indenture, as applicable, to act as described in this section below. Furthermore, a declaration of acceleration may be cancelled in certain circumstances, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the Debt Securities of the affected series. If you are the holder of a Subordinated Debt Security, the principal amount of the Subordinated Debt Security will not be paid and may not be required to be paid at any time prior to the relevant maturity date, except in the event of our insolvency or winding-up. If any provisions of applicable U.S. or Canadian banking law prohibit the payment of any amounts due under the Debt Securities before a specified time, then the obligation to make such payment shall be subject to such prohibition.

Holders or beneficial owners of bail-inable Debt Securities may only exercise, or direct the exercise of, the rights described in this section if the Governor in Council (Canada) has not made an order under Canadian bank resolution powers pursuant to subsection 39.13(1) of the CDIC Act in respect of CIBC. Notwithstanding the exercise of those rights, bail-inable Debt Securities will continue to be subject to Bail-in Conversion until repaid in full. For greater certainty, no person may terminate or amend any agreement with CIBC that is in relation to any of CIBC’s bail-inable Debt Securities, claim an accelerated payment or forfeiture of the term under such an agreement or demand payment of any amount under such an agreement, by reason only of a monetary default by CIBC in the performance of bail-inable Debt Securities, when that default occurs after a Bail-in Conversion order is made under paragraph 39.13(1)(d) of the CDIC Act but before the Bail-in Conversion.

You should read carefully the applicable prospectus supplement relating to any series of Debt Securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default in which the Trustee or the trustee under the subordinated indenture, as applicable, has the special duties described above, the Trustee or the trustee under the subordinated indenture, as applicable, is not required to take any action under the indenture at the request of any holders unless the holders offer the Trustee or the trustee under the subordinated indenture, as applicable, reasonable protection from expenses and liability, called an indemnity, reasonably satisfactory to the Trustee or the trustee under the subordinated indenture, as applicable. If such an indemnity is provided, the holders of a majority in principal amount of the outstanding Debt Securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee or the trustee under the subordinated indenture, as applicable. These majority holders may also direct the Trustee or the trustee under the subordinated indenture, as applicable, in performing any other action under the applicable indenture with respect to the Debt Securities of that series.

Before you bypass the Trustee or the trustee under the subordinated indenture, as applicable, and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Debt Securities the following must occur:

•        the holder of the Debt Security must give the Trustee or the trustee under the subordinated indenture, as applicable, written notice that an event of default has occurred and remains uncured;

•        the holders of not less than 25% in principal amount of all outstanding Debt Securities of the relevant series must make a written request that the Trustee or the trustee under the subordinated indenture, as applicable, take action because of such event of default;

•        such holder or holders must offer reasonable indemnity to the Trustee or the trustee under the subordinated indenture, as applicable, against the cost and other liabilities of taking that action;

•        the Trustee or the trustee under the subordinated indenture, as applicable, must have not taken action for 90 days after receipt of the above notice and offer of indemnity; and

•        the Trustee or the trustee under the subordinated indenture, as applicable, has not received any direction from a majority in principal amount of all outstanding Debt Securities of the relevant series that is inconsistent with such written request during such 90-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your Debt Security on or after its due date.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE OR THE TRUSTEE UNDER THE SUBORDINATED INDENTURE, AS APPLICABLE, AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION.

We will give to the relevant trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the Debt Securities issued under it, or else specifying any default.

Under the Supplemental Indentures for LRCNs

Under the applicable supplemental indenture in respect of a series of LRCNs there will be an event of default only if we become insolvent or bankrupt or resolve to wind-up or liquidate or are ordered wound-up or liquidated. We will refer to such an event under the applicable supplemental indenture as an “event of default”. For certainty, none of (i) the non-payment of principal or interest on the LRCNs, (ii) the non-performance of any other covenant of CIBC in the applicable supplemental indenture or (iii) the occurrence of a Non-Viability Trigger Event shall constitute an event of default under the applicable supplemental indenture.

The occurrence of an event of default will be a Recourse Event for which the sole remedy of holders of the LRCNs shall be delivery of each holder’s proportionate share of the applicable Limited Recourse Trust Assets to the holders of the LRCNs. See “— Special Provisions Related to LRCNs.” The applicable supplemental indenture will provide that, notwithstanding any other provision of the applicable supplemental indenture, the delivery of each holder’s proportionate share of the applicable Limited Recourse Trust Assets to holders of the LRCNs will exhaust all remedies of such holders including in connection with any event of default.

There will be no right of acceleration in the event of a non-payment of principal or interest on a series of LRCNs or a failure or breach in the performance of any other covenant of CIBC under the applicable supplemental indenture for such series of LRCNs, although legal action could be brought to enforce such covenant, provided that, in the case of non-payment of principal or interest, the sole remedy for any such claims against CIBC shall be recourse to the applicable Limited Recourse Trust Assets. See “— Special Provisions Related to LRCNs.”

Holders of not less than 25% of the outstanding principal amount of the LRCNs then outstanding under the applicable supplemental indenture may, by resolution, direct and control the actions of the trustee under the subordinated indenture or of any holder of LRCNs who brings an action after the failure of the trustee under the subordinated indenture to act in any proceedings against CIBC. The trustee under the subordinated indenture must, within 30 days of becoming aware of an event of default, give notice to the holders of the LRCNs unless the trustee under the subordinated indenture reasonably determines that the withholding of notice of a continuing default is in the best interests of the holders.

A resolution or order for winding-up CIBC, with a view to its consolidation, amalgamation or merger with another entity or the transfer of its assets as an entirety to another entity, will not entitle a holder of LRCNs to demand payment of principal prior to maturity.

Canadian Bank Resolution Powers

General

Under Canadian bank resolution powers, CDIC may, in circumstances where CIBC has ceased, or is about to cease, to be viable or in certain other circumstances, assume temporary control or ownership of CIBC and may be granted broad powers by one or more orders of the Governor in Council (Canada), each of which we refer to as an “Order,” including the power to sell or dispose of all or a part of the assets of CIBC, and the power to carry out or cause CIBC to carry out a transaction or a series of transactions the purpose of which is to restructure the business of CIBC. As part of the Canadian bank resolution powers, certain provisions of and regulations under the Bank Act, the CDIC Act and certain other Canadian federal statutes pertaining to banks, which we refer to collectively as the “bail-in regime,” provide for a bank recapitalization regime for banks designated by the Superintendent as “domestic systemically important banks,” or “D-SIBs,” which include CIBC.

The expressed objectives of the bail-in regime include reducing government and taxpayer exposure in the unlikely event of a failure of a D-SIB, reducing the likelihood of such a failure by increasing market discipline and reinforcing that bank shareholders and creditors are responsible for the D-SIBs’ risks and not taxpayers, and preserving financial stability by empowering CDIC to quickly restore a failed D-SIB to viability and allow it to remain open and operating, even where the D-SIB has experienced severe losses.

Under the CDIC Act, in circumstances where the Superintendent is of the opinion that CIBC has ceased, or is about to cease, to be viable and viability cannot be restored or preserved by exercise of the Superintendent’s powers under the Bank Act, or in certain other circumstances specified in the CDIC Act, the Superintendent, after providing CIBC with a reasonable opportunity to make representations, is required to provide a report to CDIC. Following receipt of the Superintendent’s report, CDIC may request the Minister of Finance for Canada (the “Minister of Finance”) to recommend that the Governor in Council (Canada) make an Order and, if the Minister of Finance is of the opinion that it is in the public interest to do so, the Minister of Finance may recommend that the Governor in Council (Canada) make, and on that recommendation, the Governor in Council (Canada) may make, one or more of the following Orders:

•        vesting in CDIC, the shares and subordinated debt of CIBC specified in the Order, which we refer to as a “vesting order”;

•        appointing CDIC as receiver in respect of CIBC, which we refer to as a “receivership order”;

•        if a receivership order has been made, directing the Minister of Finance to incorporate a federal institution designated in the Order as a bridge institution wholly owned by CDIC and specifying the date and time as of which CIBC’s deposit liabilities are assumed, which we refer to as a “bridge bank order”; or

•        if a vesting order or receivership order has been made, directing CDIC to carry out a conversion, by converting or causing CIBC to convert, in whole or in part — by means of a transaction or series of transactions and in one or more steps — the shares and liabilities of CIBC that are subject to the bail-in regime into Common Shares of CIBC or common shares of any of its affiliates, which we refer to as a “conversion order.”

Following a vesting order or receivership order, CDIC will assume temporary control or ownership of CIBC and will be granted broad powers under that Order, including the power to sell or dispose of all or a part of the assets of CIBC, and the power to carry out or cause CIBC to carry out a transaction or a series of transactions the purpose of which is to restructure the business of CIBC.

Under a bridge bank order, CDIC has the power to transfer CIBC’s insured deposit liabilities and certain assets and other liabilities of CIBC to a bridge institution. Upon the exercise of that power, any assets and liabilities of CIBC that are not transferred to the bridge institution would remain with CIBC, which would then be wound up. In such a scenario, any liabilities of CIBC, including any outstanding Debt Securities (whether or not such Debt Securities are bail-inable debt securities), that are not assumed by the bridge institution could receive only partial or no repayment in the ensuing wind-up of CIBC.

Upon the making of a conversion order, prescribed shares and liabilities under the bail-in regime that are subject to that conversion order will, to the extent converted, be converted into Common Shares of CIBC or common shares of any of its affiliates, as determined by CDIC. Subject to certain exceptions discussed below, senior debt issued on or after September 23, 2018, with an initial or amended term to maturity (including explicit or embedded options) greater than 400 days, that is unsecured or partially secured and that has been assigned a CUSIP or ISIN or similar identification number is subject to a Bail-in Conversion. Shares, other than common shares, and subordinated debt of CIBC are also subject to a Bail-in Conversion, unless they are non-viability contingent capital.

Shares and liabilities issued before September 23, 2018 are not subject to a Bail-in Conversion unless, in the case of any such liability, including any Debt Securities, the terms of that liability are amended to increase the principal amount or to extend the term to maturity on or after September 23, 2018, and that liability, as amended, meets the requirements to be subject to a Bail-in Conversion. Covered bonds, certain derivatives and certain structured notes (as such term is used under the bail-in regime) are expressly excluded from a Bail-in Conversion. To the extent that any Debt Securities constitute structured notes (as such term is used under the bail-in regime) they will not be bail-inable debt securities. As a result, claims of some creditors whose claims would otherwise rank equally with those of the holders holding bail-inable debt securities would be excluded from a Bail-in Conversion. The terms and conditions of the Bail-in Conversion will be determined by CDIC in accordance with and subject to certain requirements discussed below.

Bail-in Conversion

Under the bail-in regime there is no fixed and pre-determined contractual conversion ratio for the conversion of the bail-inable debt securities, or other shares or liabilities of CIBC that are subject to a Bail-in Conversion, into Common Shares of CIBC or common shares of any of its affiliates nor are there specific requirements regarding whether liabilities subject to a Bail-in Conversion are converted into Common Shares of CIBC or common shares of any of its affiliates. CDIC determines the timing of the Bail-in Conversion, the portion of bail-inable shares and liabilities to be converted and the terms and conditions of the conversion, subject to parameters set out in the bail-in regime. Those parameters include that:

•        in carrying out a Bail-in Conversion, CDIC must take into consideration the requirement in the Bank Act for banks to maintain adequate capital;

•        CDIC must use its best efforts to ensure that shares and liabilities subject to a Bail-in Conversion are only converted after all subordinate ranking shares and liabilities that are subject to a Bail-in Conversion and any subordinate non-viability contingent capital instruments have been previously converted or are converted at the same time;

•        CDIC must use its best efforts to ensure that the converted part of the liquidation entitlement of a share subject to a Bail-in Conversion, or the converted part of the principal amount and accrued and unpaid interest of a liability subject to a Bail-in Conversion, is converted on a pro rata basis for all shares or liabilities subject to a Bail-in Conversion of equal rank that are converted during the same restructuring period;

•        holders of shares and liabilities that are subject to a Bail-in Conversion must receive a greater number of common shares per dollar of the converted part of the liquidation entitlement of their shares, or the converted part of the principal amount and accrued and unpaid interest of their liabilities, than holders of any subordinate shares or liabilities subject to a Bail-in Conversion that are converted during the same restructuring period or of any subordinate non-viability contingent capital that is converted during the same restructuring period;

•        holders of shares or liabilities subject to a Bail-in Conversion of equal rank that are converted during the same restructuring period must receive the same number of common shares per dollar of the converted part of the liquidation entitlement of their shares or the converted part of the principal amount and accrued and unpaid interest of their liabilities; and

•        holders of shares or liabilities subject to a Bail-in Conversion must receive, if any non-viability contingent capital of equal rank to the shares or liabilities is converted during the same restructuring period, a number of common shares per dollar of the converted part of the liquidation entitlement of their shares, or the converted part of the principal amount and accrued and unpaid interest of their liabilities, that is equal to the largest number of common shares received by any holder of the non-viability contingent capital per dollar of that capital.

Compensation Regime

The CDIC Act provides for a compensation process for holders of bail-inable debt securities who immediately prior to the making of an Order, directly or through an intermediary, own bail-inable debt securities that are converted in a Bail-in Conversion. While this process applies to successors of those holders it does not apply to assignees or transferees of the holder following the making of the Order and does not apply if the amounts owing under the relevant bail-inable debt securities are paid in full.

Under the compensation process, the compensation to which such holders are entitled is the difference, to the extent it is positive, between the estimated liquidation value and the estimated resolution value of the relevant bail-inable debt securities. The liquidation value is the estimated value the holders of bail-inable debt securities would have received if an order under the Winding-up and Restructuring Act (Canada) had been made in respect of CIBC, as if no Order had been made and without taking into consideration any assistance, financial or otherwise, that is or may be provided to CIBC, directly or indirectly, by CDIC, the Bank of Canada, the Government of Canada or a province of Canada, after any order to wind up CIBC has been made.

The resolution value in respect of relevant bail-inable debt securities is the aggregate estimated value of the following: (a) the relevant bail-inable debt securities, if they are not held by CDIC and they are not converted, after the making of an Order, into common shares under a Bail-in Conversion; (b) common shares that are the result of a Bail-in Conversion after the making of an Order; (c) any dividend or interest payments made, after the making of the Order, with respect to the relevant bail-inable debt securities to any person other than CDIC; and (d) any other cash, securities or other rights or interests that are received or to be received with respect to the relevant bail-inable debt securities as a direct or indirect result of the making of the Order and any actions taken in furtherance of the Order, including from CDIC, CIBC, the liquidator of CIBC, if CIBC is wound up, the liquidator of a CDIC subsidiary incorporated or acquired by order of the Governor in Council (Canada) for the purposes of facilitating the acquisition, management or disposal of real property or other assets of CIBC that CDIC may acquire as the result of its operations that is liquidated or the liquidator of a bridge institution if the bridge institution is wound up.

In connection with the compensation process, CDIC is required to estimate the liquidation value and the resolution value in respect of the portion of converted bail-inable debt securities and is required to consider the difference between the estimated day on which the liquidation value would be received and the estimated day on which the resolution value is, or would be, received.

CDIC must, within a reasonable period following a Bail-in Conversion, make an offer of compensation by notice to the relevant holders that held bail-inable debt securities equal to, or in value estimated to be equal to, the amount of compensation to which such holders are entitled or provide a notice stating that such holders are not entitled to any compensation. In either case, such offer or notice is required to include certain prescribed information, including important information regarding the rights of such holders to seek to object and have the compensation to which they are entitled determined by an assessor (a Canadian Federal Court judge) where holders of liabilities representing at least 10% of the principal amount and accrued and unpaid interest of the liabilities of the same class object to the offer or absence of compensation. The period for objecting is limited (45 days following the day on which a summary of the notice is published in the Canada Gazette) and failure by holders holding a sufficient principal amount plus accrued and unpaid interest of affected bail-inable debt securities to object within the prescribed period will result in the loss of any ability to object to the offered compensation or absence of compensation, as applicable. CDIC will pay the relevant holders the offered compensation within 135 days after the date on which a summary of the notice is published in the Canada Gazette if the offer of compensation is accepted, the holder does not notify CDIC of acceptance or objection to the offer or if the holder objects to the offer but the 10% threshold described above is not met within the aforementioned 45-day period.

Where an assessor is appointed, the assessor could determine a different amount of compensation payable, which could either be higher or lower than the original amount. The assessor is required to provide holders, whose compensation it determines, notice of its determination. The assessor’s determination is final and there are no further opportunities for review or appeal. CDIC will pay the relevant holders the compensation amount determined by the assessor within 90 days of the assessor’s notice. On June 29, 2021, the Budget Implementation Act, 2021, No. 1 introduced certain amendments to the CDIC Act. The amendments provide that in reviewing CDIC’s determination of compensation, the assessor must decide whether CDIC made its determination based on an erroneous finding of fact that it made in a perverse or capricious manner or without regard for the material before it or on an unreasonable estimate. If the assessor decides that CDIC did not make its determination based on such a finding of fact or on such an estimate, the assessor must confirm CDIC’s determination. However, if the assessor decides that CDIC made its determination based on such a finding of fact or on such an estimate, then the assessor must determine, in accordance with regulations and bylaws made under the CDIC Act, the amount of compensation, if any, to be paid and substitute the assessor’s determination for CDIC’s determination.

By its acquisition of an interest in any bail-inable debt securities, each holder or beneficial owner of that debt security is deemed to agree to be bound by a Bail-in Conversion and so will have no further rights in respect of its bail-inable debt securities to the extent those bail-inable debt securities are converted in a Bail-in Conversion, other than those provided under the bail-in regime.

A similar compensation process to the one set out above applies, in certain circumstances, where as a result of CDIC’s exercise of bank resolution powers, notes are assigned to an entity which is then wound-up.

TLAC Guideline

In connection with the bail-in regime, the Office of the Superintendent of Financial Institutions Canada (“OSFI”) guideline on TLAC (the “TLAC Guideline”) applies to and establishes standards for D-SIBs, including CIBC. Under the TLAC Guideline, CIBC is required to maintain an amount of unsecured external long-term debt that meets the prescribed criteria or regulatory capital instruments to support recapitalization in the event of a failure. Bail-inable debt securities and regulatory capital instruments that meet the prescribed criteria will constitute TLAC of CIBC.

In order to comply with the TLAC Guideline, our senior indenture provides for terms and conditions for the bail-inable Debt Securities necessary to meet the prescribed criteria and qualify at their issuance as TLAC instruments of CIBC under the TLAC Guideline. Those criteria include the following:

•        CIBC cannot directly or indirectly have provided financing to any person for the express purpose of investing in the bail-inable Debt Securities;

•        the bail-inable Debt Security is not subject to set-off or netting rights;

•        the bail-inable Debt Security must not provide rights to accelerate repayment of principal or interest payments outside of bankruptcy, insolvency, wind-up or liquidation, except that events of default relating to the non-payment of scheduled principal and/or interest payments will be permitted where they are subject to a cure period of no less than 30 business days and clearly disclose to investors that:

(i)     acceleration is only permitted where an Order has not been made in respect of CIBC; and

(ii)    notwithstanding any acceleration, the instrument continues to be subject to a Bail-in Conversion prior to its repayment;

•        the bail-inable Debt Security may be redeemed or purchased for cancellation only at the initiative of CIBC and, where the redemption or purchase would lead to a breach of CIBC’s TLAC requirements, that redemption or purchase would be subject to the prior approval of the Superintendent;

•        the bail-inable Debt Security does not have credit-sensitive dividend or coupon features that are reset periodically based in whole or in part on CIBC’s credit standing; and

•        where an amendment or variance of the bail-inable Debt Security’s terms and conditions would affect its recognition as TLAC, that amendment or variance will only be permitted with the prior approval of the Superintendent.

Form, Exchange and Transfer

Unless we specify otherwise in the applicable prospectus supplement, the Senior Debt Securities and the Subordinated Debt Securities (other than LRCNs) will be issued:

•        only in fully-registered form;

•        without interest coupons; and

•        in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

Unless we specify otherwise in the applicable prospectus supplement, the LRCNs will be issued:

•        only in fully-registered form; and

•        in denominations of US$200,000 and integral multiples of US$1,000 in excess thereof.

If a Debt Security is issued as a registered global Debt Security, only the depositary will be entitled to transfer and exchange the Debt Security as described in this subsection because the depositary will be the sole registered holder of the Debt Security and is referred to below as the “holder.” Those who own beneficial interests in a global Debt Security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed by the applicable procedures of the depositary and its participants. We describe book-entry procedures below under “Legal Ownership and Book-Entry Issuance.”

Holders of Debt Securities issued in fully-registered form may have their Debt Securities broken into more Debt Securities of smaller denominations of not less than US$2,000, or combined into fewer Debt Securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

Holders may exchange or register the transfer of Debt Securities at the office of the Trustee or the trustee under the subordinated indenture, as applicable. Debt Securities may be transferred by endorsement. Holders may also replace lost, stolen or mutilated Debt Securities at that office. The Trustee or the trustee under the subordinated indenture, as applicable, acts as our agent for registering Debt Securities in the names of holders and registering the transfer of Debt Securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also record transfers. The Trustee or the trustee under the subordinated indenture, as applicable, may require an indemnity before replacing any Debt Securities.

Holders will not be required to pay a service charge to register the transfer or exchange of Debt Securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registration of a transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional agents, they will be named in the applicable prospectus supplement. We may cancel the designation of any particular agent. We may also approve a change in the office through which any agent acts.

If the Senior Debt Securities and the Subordinated Debt Securities (other than LRCNs) are redeemable and we redeem less than all of the Debt Securities of a particular series, we may block the registration of transfer or exchange of such Debt Securities during the period beginning 15 days before the day we deliver the notice of redemption and ending on the day of that delivery, in order to freeze the list of holders entitled to receive the notice. We may also refuse to register transfers or exchanges of such Debt Securities selected for redemption, except that we will continue to permit registration of transfers and exchanges of the unredeemed portion of any such Debt Security being partially redeemed. The LRCNs may be redeemable according to the terms of the applicable supplemental indenture in respect of a series of LRCNs and applicable prospectus supplement.

The Trustee

The Trustee or the trustee under the subordinated indenture, as applicable, makes no representation or warranty, whether express or implied, with respect to CIBC or the Debt Securities and other matters described in this prospectus. The Trustee or the trustee under the subordinated indenture, as applicable, has not prepared or reviewed any of the information included in this prospectus, except the Trustee or the trustee under the subordinated indenture, as applicable, has consented to the use of its name. Such approval does not constitute a representation or approval by the Trustee or the trustee under the subordinated indenture, as applicable, of the accuracy or sufficiency of any information contained in this prospectus.

Payment and Paying Agents

We will pay interest to the person listed in the relevant trustee’s records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the Debt Security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and will be stated in the applicable prospectus supplement. Holders buying and selling Debt Securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the person who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the Debt Securities to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the Debt Securities at the office of the paying agent or such other office as may be agreed upon. Holders must make arrangements to have their payments picked up at or wired from that office or such other office as may be agreed upon. We may also choose to pay interest by mailing checks.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

We may also arrange for additional payment offices and may cancel or change these offices, including our use of the relevant trustee’s corporate trust offices. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify holders of changes in the paying agents for any particular series of Debt Securities.

Notices

We and the Trustee or the trustee under the subordinated indenture, as applicable, will send notices regarding the Debt Securities only to registered holders, using the addresses as listed in the relevant trustee’s records. With respect to who is a registered “holder” for this purpose, see “Legal Ownership and Book-Entry Issuance.”

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the Trustee or the trustee under the subordinated indenture, as applicable, or any other paying agent.

Governing Law; Submission to Jurisdiction

The senior indenture is, and the subordinated indenture and the Debt Securities will be, governed by New York law, except that the subordination provisions in the subordinated indenture and certain provisions relating to the status of the Senior Debt Securities under Canadian law and to the bail-in acknowledgment of holders and beneficial owners of Debt Securities in the indenture will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. By its acquisition of an interest in any Debt Securities, each holder or beneficial owner of that Debt Security is deemed to attorn and submit to the jurisdiction of the courts in the Province of Ontario with respect to actions, suits and proceedings arising out of or relating to the operation of the CDIC Act and the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the indenture and that Debt Security.

DESCRIPTION OF COMMON SHARES

CIBC’s authorized common share capital consists of an unlimited number of Common Shares, without nominal or par value, of which 944,590,000 were outstanding as at July 31, 2024.

The holders of Common Shares are entitled to receive dividends as and when declared by the Board of Directors of CIBC, subject to the preference of holders of preferred shares (which include the Preferred Shares which rights are described below). A holder of Common Shares is entitled to notice of and to attend all shareholders’ meetings, except meetings at which only holders of a specified class or series of shares are entitled to vote, and for all purposes will be entitled to one vote for each Common Share held. In the event of liquidation, dissolution or winding-up of CIBC, after payment of all outstanding deposits and debts and subject to the preference of any shares ranking senior to the Common Shares, the holders of Common Shares would be entitled to a pro rata distribution of the remaining assets of CIBC. The holders of Common Shares have no pre-emptive, subscription, redemption or conversion rights. The rights, preferences and privileges of the Common Shares are subject to the rights of the holders of preferred shares (which include the Preferred Shares which are described below) of CIBC.

The outstanding Common Shares are listed on the TSX and the NYSE under the symbol “CM.”

DESCRIPTION OF CLASS A PREFERRED SHARES

The following is a general description of the Preferred Shares. The particular terms and conditions of any series of Preferred Shares offered and the extent to which the general terms described below may apply to such Preferred Shares will be described in a prospectus supplement. Since the terms of a series of Preferred Shares may differ from the general information provided in this prospectus, you should rely on the information in the applicable prospectus supplement where it differs from information in this prospectus. The Preferred Shares being registered in connection with the registration of LRCNs provide for the delivery of Preferred Shares of CIBC in certain limited circumstances detailed in “— Special Provisions Related to LRCNs.” In this section, “CIBC,” “we,” “us” or “our” means Canadian Imperial Bank of Commerce, the issuer of the Preferred Shares, and not its subsidiaries.

CIBC’s authorized Preferred Share capital consists of an unlimited number of Preferred Shares, without nominal or par value; provided that the maximum aggregate consideration for all outstanding Preferred Shares at any time does not exceed C$10,000,000,000. The Preferred Shares Series 41, 43 and 47 of CIBC are listed on the TSX.

Priority

The Preferred Shares rank in priority to the class B preferred shares of CIBC and the Common Shares with respect to the payment of dividends and on the distribution of assets in the event of the liquidation, dissolution or winding-up of CIBC. Each series of Preferred Shares ranks on a parity with every other series of Preferred Shares (including any Preferred Shares issued hereunder if a Non-Viability Trigger Event has not occurred as contemplated under the specific Non-Viability Contingent Capital Provisions and a Bail-in Conversion has not occurred in respect of any such Preferred Shares that are Bail-in Instruments).

Restrictions on Creation of Additional Preferred Shares

In addition to any shareholder approvals required by applicable law, the approval of the holders of the Preferred Shares, given in the manner described under “— Modification” below, is required for any increase in the maximum aggregate consideration for which the Preferred Shares may be issued and for the creation of any shares ranking prior to or on a parity with the Preferred Shares.

Modification

Approval of any amendment to the provisions of the Preferred Shares as a class and any other authorization required to be given by the holders of Preferred Shares may be given by a resolution carried by an affirmative vote of not less than 66⅔% of the votes cast at a meeting at which the holders of 10% of the outstanding Preferred Shares are present or represented by proxy or, if no quorum is present at such meeting, at an adjourned meeting at which the shareholders then present would form the necessary quorum.

Rights on Liquidation

In the event of the liquidation, dissolution or winding-up of CIBC, the holders of the Preferred Shares (including any holders of Preferred Shares issued hereunder if a Non-Viability Trigger Event has not occurred as contemplated under the specific Non-Viability Contingent Capital Provisions and a Bail-in Conversion has not occurred in respect of any such Preferred Shares that are Bail-in Instruments) will be entitled to receive an amount equal to the price at which such shares are issued together with such premium, if any, as shall have been provided for with respect to the Preferred Shares of any series and, in the case of cumulative shares, all accrued and unpaid dividends calculated to the date of payment and, in the case of non-cumulative shares, all declared and unpaid dividends, before any amount is paid or any assets of CIBC are distributed to the holders of any shares ranking junior to the Preferred Shares. Upon payment to the holders of the Preferred Shares of the amounts so payable to them, they will not be entitled to share in any further distribution of the assets of CIBC.

Voting Rights

The directors of CIBC are empowered to set voting rights, if any, for each series of Preferred Shares.

NON-VIABILITY CONTINGENT CAPITAL PROVISIONS

In accordance with capital adequacy requirements adopted by the Superintendent, in order to qualify as regulatory capital, non-common tier 1 and tier 2 capital instruments issued after January 1, 2013, including certain Subordinated Debt Securities and Preferred Shares (including LRCN Preferred Shares), must include Non-Viability Contingent Capital Provisions.

“Non-Viability Trigger Event” has the meaning set out in the Superintendent’s Guideline for Capital Adequacy Requirements (CAR), Chapter 2 — Definition of Capital, effective November 2023, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Non-Viability Trigger Event:

•        the Superintendent publicly announces that CIBC has been advised, in writing, that the Superintendent is of the opinion that CIBC has ceased, or is about to cease, to be viable and that, after the conversion or write-off, as applicable, of all contingent instruments issued by CIBC and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of CIBC will be restored or maintained; or

•        a federal or provincial government in Canada publicly announces that CIBC has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which CIBC would have been determined by the Superintendent to be non-viable.

The specific terms of any Non-Viability Contingent Capital Provisions for any Subordinated Debt Securities or Preferred Shares (including LRCN Preferred Shares) that we issue under this prospectus will be described in one or more prospectus supplements relating to such Securities. If Subordinated Debt Securities issued under the subordinated indenture or Preferred Shares (including LRCN Preferred Shares) are converted into Common Shares in accordance with Non-Viability Contingent Capital Provisions, the rights, terms and conditions of such Securities, including with respect to priority and rights on liquidation, will no longer be relevant as all such Securities will have been converted on a full and permanent basis into Common Shares ranking on parity with all other outstanding Common Shares of CIBC. The Non-Viability Contingent Capital Provisions do not apply to Senior Debt Securities or Common Shares offered under this prospectus.

The Non-Viability Contingent Capital Provisions included in any instrument governing Subordinated Debt Securities or Preferred Shares (including LRCN Preferred Shares), if any, will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered Securities issued in global, i.e. book-entry, form. First we describe the difference between registered ownership and indirect ownership of registered Securities. Then we describe special provisions that apply to global Securities.

Who is the Legal Owner of a Registered Security?

Each Security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global Securities representing Securities. We refer to those who have Securities registered in their own names, on the books that we or the Trustee or the trustee under the subordinated indenture, as applicable, maintain for this purpose, as the “registered holders” of those Securities. Subject to limited exceptions, we and the Trustee or the trustee under the subordinated indenture, as applicable, are entitled to treat the registered holder of a Security as the person exclusively entitled to vote, to receive notices, to receive any interest or other payment in respect of the Security and to exercise all the rights and power as an owner of the Security. We refer to those who own beneficial interests in Securities that are not registered in their own names as indirect owners of those Securities. As we discuss below, indirect owners are not registered holders, and investors in Securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners.    Unless otherwise noted in the applicable prospectus supplement, we will issue each Security in book-entry form only. This means Securities will be represented by one or more global Securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the Securities on behalf of themselves or their customers.

Subject to limited exceptions and applicable law, only the person in whose name a Security is registered is recognized as the holder of that Security. Consequently, for Securities issued in global form, we will recognize only the depositary as the holder of the Securities and we will make all payments on the Securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the Securities.

As a result, investors will not own Securities directly. Instead, they will own beneficial interests in a global Security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the Securities are issued in global form, investors will be indirect owners, and not registered holders, of the Securities.

Street Name Owners.    We may issue Securities initially in non-global form or we may terminate an existing global Security, as described below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” In these cases, investors may choose to hold their Securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those Securities through an account he or she maintains at that institution.

For Securities held in street name, we will, subject to limited exceptions and applicable law, recognize only the intermediary banks, brokers and other financial institutions in whose names the Securities are registered as the holders of those Securities, and we will make all payments on those Securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold Securities in street name will be indirect owners, not registered holders, of those Securities.

Registered Holders.    Subject to limited exceptions, our obligations, as well as the obligations of the Trustee or the trustee under the subordinated indenture, as applicable, and the obligations, if any, of any other third parties employed by us, run only to the registered holders of the Securities. We do not have obligations to investors who hold beneficial interests in global Securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a Security or has no choice because we are issuing the Securities only in global form.

For example, once we make a payment or give a notice to the registered holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — for example, to amend the applicable indenture for a series of Debt Securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture — we would seek the approval only from the registered holders, and not the indirect owners, of the relevant Securities. Whether and how the registered holders contact the indirect owners is up to the registered holders.

When we refer to “you” in this prospectus, we mean all purchasers of the Securities being offered by this prospectus and the applicable prospectus supplements, whether they are the registered holders or only indirect owners of those Securities. When we refer to “your Securities” in this prospectus, we mean the Securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners.    If you hold Securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•        how it handles securities payments and notices;

•        whether it imposes fees or charges;

•        how it would handle a request for the holders’ consent, if ever required;

•        how it would exercise rights under the Securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•        if the Securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?

Unless otherwise noted in the applicable prospectus supplement, we will issue each Security in book-entry form only. Each Security issued in book-entry form will be represented by a global Security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any Security for this purpose is called the “depositary” for that Security. A Security will usually have only one depositary but it may have more. Each series of Securities will have one or more of the following as the depositaries:

•        DTC;

•        CDS Clearing and Depository Services Inc. (“CDS”);

•        Euroclear Bank SA/NV (“Euroclear”);

•        Clearstream Banking S.A. (“Clearstream”); or

•        any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global Security, investors may hold beneficial interests in that Security through CDS, Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your Securities will be named in the applicable prospectus supplement; if none is named, the depositary will be DTC.

A global Security may represent one or any other number of individual Securities. Generally, all Securities represented by the same global Security will have the same terms. We may, however, issue a global Security that represents multiple Securities of the same kind, such as debt securities that have different terms and are issued at different times. We call this kind of global Security a master global Security. The applicable prospectus supplements will not indicate whether your Securities are represented by a master global Security.

A global Security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all Securities represented by a global Security, and investors will be permitted to own only indirect interests in a global Security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose Security is represented by a global Security will not be a holder of the Security, but only an indirect owner of an interest in the global Security.

If the applicable prospectus supplement for a particular Security indicates that the Security will be issued in global form only, then the Security will be represented by a global Security at all times unless and until the global Security is terminated. We describe the situations in which this can occur below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the Securities through another book-entry clearing system or decide that the Securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities.    As an indirect owner, an investor’s rights relating to a global Security will be governed by the account rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (such as CDS, Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of Securities and instead deal only with the depositary that holds the global Security.

If Securities are issued only in the form of a global Security, an investor should be aware of the following:

•        an investor cannot cause the Securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the Securities, except in the special situations we describe below;

•        an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the Securities and protection of his or her legal rights relating to the Securities, as we describe above under “— Who is the Legal Owner of a Registered Security?”;

•        an investor may not be able to sell interests in the Securities to some insurance companies and other institutions that are required by law to own their Securities in non-book-entry form;

•        an investor may not be able to pledge his or her interest in a global Security in circumstances in which certificates representing the Securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•        the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global Security, and those policies may change from time to time. We and the Trustee or the trustee under the subordinated indenture, as applicable, will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global Security. We do not and the Trustee or the trustee under the subordinated indenture, as applicable, also do not supervise the depositary in any way;

•        the depositary may require that those who purchase and sell interests in a global Security within its book-entry system use immediately available funds and your bank, broker or other financial institution may require you to do so as well; and

•        financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global Securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the Securities, and those policies may change from time to time. For example, if an investor holds an interest in a global Security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, may require those who purchase and sell interests in that Security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We and the Trustee or the trustee under the subordinated indenture, as applicable, do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.    If we issue any series of Securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global Securities, any beneficial owner entitled to obtain non-global Securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the Securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global Security will be terminated and interests in it will be exchanged for certificates in non-global form representing the Securities it represented. After that exchange, the choice of whether to hold the Securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global Security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who is the Legal Owner of a Registered Security?”

The special situations for termination of a global Security are as follows:

•        if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global Security and we do not appoint another institution to act as depositary within 60 days;

•        if we notify the Trustee or the trustee under the subordinated indenture, as applicable, that we wish to terminate that global Debt Security; or

•        if an event of default has occurred with regard to these Debt Securities and has not been cured or waived.

If a global Security is terminated, only the depositary, and neither we nor the Trustee or the trustee under the subordinated indenture, as applicable, for any Securities, is responsible for deciding the names of the institutions in whose names the Securities represented by the global Security will be registered and, therefore, who will be the registered holders of those Securities.

Considerations Relating to DTC

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of Securities within the DTC system must be made by or through DTC participants, who will receive a credit for the Securities on DTC’s records. Transfers of ownership interests in the Securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners.

Redemption notices will be sent to DTC’s nominee, Cede & Co., as the registered holder of the Securities. If less than all of the Securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then-current procedures.

In instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the Securities. Under its usual procedures, DTC delivers an omnibus proxy to the Trustee or the trustee under the subordinated indenture, as applicable, as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such Securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the Debt Securities will be made by the Trustee or the trustee under the subordinated indenture, as applicable, to DTC. DTC’s usual practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the Trustee or the trustee under the subordinated indenture, as applicable, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trustee or the trustee under the subordinated indenture, as applicable, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Considerations Relating to CDS

CDS is Canada’s national securities clearing and depository services organization. Functioning as a service utility for the Canadian financial community, CDS provides a variety of computer automated services for financial institutions and investment dealers active in Canadian and international capital markets. CDS participants (“CDS Participants”) include banks, investment dealers and trust companies, and may include the underwriters which participate in the distribution of the Securities. Indirect access to CDS is available to other organizations that clear through or maintain a custodial relationship with a CDS Participant. Payments, deliveries, transfers, exchanges, notices and other actions relating to the Securities made through CDS may only be processed through CDS Participants and must be completed in accordance with existing CDS rules and procedures. CDS operates in Montreal, Toronto, Calgary and Vancouver to centralize securities clearing functions through a central securities depository.

CDS is wholly-owned by The Canadian Depository for Securities Limited, a private corporation in Canada owned by TSX Group Limited, a reporting issuer in Canada. CDS is the clearing house for equity trading on both the TSX and the Montreal stock exchange and also clears a substantial volume of “over-the-counter” trading in equities and bonds.

CDS may be depositary for a global Security. In addition, if DTC is the depositary for a global Security, CDS may, on behalf of CDS Participants, hold an interest in the global Security as a participant in DTC.

As long as any global Security is held by CDS, as depositary, you may hold an interest in the global Security only through an organization that participates, directly or indirectly, in CDS as a CDS Participant. If CDS is the depositary for a global Security and there is no depositary in the United States, you will not be able to hold interests in that global Security through any securities clearance system in the United States.

The information in this section concerning CDS and CDS’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. The CDS system could change its rules and procedures at any time. We have no control over this, CDS or its participants, and we take no responsibility for their activities. Transactions between CDS or CDS Participants, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Euroclear and Clearstream customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Euroclear and Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

Euroclear and Clearstream may be depositaries for a global Security. In addition, if DTC is the depositary for a global Security, Euroclear and Clearstream may hold interests in the global Security as participants in DTC.

As long as any global Security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global Security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global Security and there is no depositary in the United States, you will not be able to hold interests in that global Security through any securities clearance system in the United States.

The information in this section concerning Euroclear and Clearstream and each of their book-entry systems has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. Payments, deliveries, transfers, exchanges, notices and other matters relating to the Securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations Relating to Transactions in Euroclear and Clearstream.    Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any Securities held through those clearing systems only on days when those systems are open for business. These clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S investors who hold their interests in the Securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

MATERIAL INCOME TAX CONSEQUENCES

Canadian Taxation

In the opinion of Blake, Cassels & Graydon LLP, our Canadian federal income tax counsel, the following is a summary of the material Canadian federal income tax consequences under the Income Tax Act (Canada) and the regulations thereto (collectively, the “Canadian Tax Act”) generally applicable as of the date hereof to the acquisition, holding and disposition of a Debt Security (other than Debt Securities that are AT1s) or Common Share, including any Common Shares acquired on an NVCC Automatic Conversion and any Common Shares or common shares of any affiliate of CIBC acquired on a Bail-in Conversion (such shares received on either an NVCC Automatic Conversion or a Bail-In Conversion referred to as “Conversion Common Shares”), by a purchaser who acquires such Security as beneficial owner at the time of its issuance pursuant to this prospectus and who for the purposes of the Canadian Tax Act and at all relevant times: (a) is neither resident nor deemed to be resident in Canada; (b) deals at arm’s length with CIBC, and, in the case of a Debt Security, any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of the Debt Security; (c) acquires and holds the Security and any Conversion Common Shares as capital property; (d) does not use or hold and is not deemed to use or hold the Security or any Conversion Common Shares in, or in the course of, carrying on a business in Canada; (e) in the case of a Debt Security, is entitled to receive all payments (including any interest and principal) made on the Debt Security; (f) is not a, and deals at arm’s length with any, “specified shareholder” of CIBC for purposes of the thin capitalization rules in the Canadian Tax Act; and (g) is not an entity in respect of which CIBC or any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of, loans or otherwise transfers the Security is a “specified entity”, and is not a “specified entity” in respect of such a transferee, in each case, for purposes of the Hybrid Mismatch Rules, as defined below (a “Non-Resident Holder”). Special rules which apply to non-resident insurers carrying on business in Canada and elsewhere are not discussed in this summary.

This summary does not apply to Securities described in this prospectus that are (a) AT1s, including LRCNs; or (b) Preferred Shares, including LRCN Preferred Shares. The Canadian federal income tax consequences of acquiring, owning and disposing of any such Securities will be described in the applicable prospectus supplement.

This summary is based upon the current provisions of the Canadian Tax Act and an understanding of the current administrative policies and assessing practices published in writing by the Canada Revenue Agency (“CRA”) prior to the date hereof. This summary takes into account all specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposals”) and assumes that all Proposals will be enacted in the form currently proposed. However, no assurance can be given that the Proposals will be enacted as proposed or at all. This summary does not otherwise take into account any changes in law or in administrative policies or assessing practices of the CRA, whether by legislative, administrative or judicial action, nor does it take into account any provincial, territorial or foreign income tax legislation or considerations, which may differ from those discussed herein.

For the purposes of the Canadian Tax Act, all amounts not otherwise expressed in Canadian dollars must generally be converted into Canadian dollars based on the exchange rate as quoted by the Bank of Canada for the applicable day or such other rate of exchange acceptable to the Minister of National Revenue (Canada).

This summary does not address the possible application of the rules in the Canadian Tax Act with respect to “hybrid mismatch arrangements” (the “Hybrid Mismatch Rules”) to the Securities. The Canadian federal income tax consequences of the Hybrid Mismatch Rules applicable to a particular offering of Securities, if any, will be described in the applicable prospectus supplement related thereto.

This summary is of a general nature only and is not intended to be legal or tax advice to any particular Non-Resident Holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, Non-Resident Holders should consult their own tax advisors with respect to their particular circumstances.

Canadian federal income tax consequences applicable to Securities may be described particularly when such Securities are offered in the applicable prospectus supplement related thereto and, in that event, the comments following will be superseded in such prospectus supplement to the extent indicated therein.

Debt Securities

Interest paid or credited or deemed to be paid or credited on a Debt Security to a Non-Resident Holder (including any amount paid at maturity in excess of the principal amount and interest deemed to be paid on the Debt Security in certain cases involving an assignment or other transfer of a Debt Security to a resident or deemed resident of Canada) will not be subject to Canadian non-resident withholding tax unless (other than in the case of a “prescribed obligation” as described below) such interest is “participating debt interest” for the purposes of the Canadian Tax Act. Interest paid or credited or deemed to be paid or credited on a Debt Security to a Non-Resident Holder will generally not be participating debt interest for the purposes of the Canadian Tax Act provided that no portion of such interest is contingent or dependent upon the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares. In particular, if any portion of interest paid or credited or deemed to be paid or credited on a Debt Security is to be calculated by reference to an index, exchange traded fund, reference basket of securities or other calculation mechanism that could be considered to be a proxy for or have a linkage with CIBC’s profitability or dividends paid by CIBC or another Canadian corporation, interest on such Debt Security may be subject to Canadian non-resident withholding tax. A prescribed obligation is an “indexed debt obligation” (as described below) in respect of which no amount payable is (a) contingent or dependent upon the use of, or production from, property in Canada, or (b) computed by reference to: (i) revenue, profit, cash flow, commodity price or any other similar criterion, other than a change in the purchasing power of money, or (ii) dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. An indexed debt obligation is a debt obligation the terms of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding which adjustment is determined by reference to a change in the purchasing power of money.

In the event that a Debt Security is redeemed, cancelled, repurchased or purchased, as the case may be, by CIBC or any other resident or deemed resident of Canada (a “Canadian Transferee”) from a Non-Resident Holder, or is otherwise assigned or transferred by a Non-Resident Holder, to a Canadian Transferee for an amount which exceeds, generally, the issue price thereof, all or a portion of such excess may be deemed to be interest and may be subject to Canadian non-resident withholding tax if: (i) all or a portion of such interest is participating debt interest and (ii) in certain circumstances, the Debt Security is not considered to be an “excluded obligation” for the purposes of the Canadian Tax Act. A Debt Security which is not an indexed debt obligation, that was issued for an amount not less than 97% of the principal amount (as defined for the purposes of the Canadian Tax Act) of the Debt Security, and the yield from which, expressed in terms of an annual rate (determined in accordance with the Canadian Tax Act) on the amount for which the Debt Security was issued does not exceed 4/3 of the interest stipulated to be payable on the Debt Security, expressed in terms of an annual rate on the outstanding principal amount from time to time, will be an excluded obligation for this purpose.

In the event that a Debt Security held by a Non-Resident Holder is converted to Conversion Common Shares on an NVCC Automatic Conversion or Bail-in Conversion, the amount (the “Excess Amount”), if any, by which the fair market value of the common shares received on the conversion exceeds the sum of: (i) the price for which the Debt Security was issued, and (ii) any amount that is paid in respect of accrued and unpaid interest at the time of the conversion (the “Conversion Interest”), may be deemed to be interest paid to the Non-Resident Holder. There is a risk that the Excess Amount (if any) and the Conversion Interest could be characterized as “participating debt interest” and, therefore, subject to Canadian non-resident withholding tax unless certain exceptions apply.

If applicable, the normal rate of Canadian non-resident withholding tax is 25% but such rate may be reduced under the terms of an applicable income tax treaty.

Generally, there are no other Canadian federal income taxes that would be payable by a Non-Resident Holder as a result of holding or disposing of a Debt Security (including for greater certainty, any gain realized by a Non-Resident Holder on a disposition of a Debt Security) or conversion into Conversion Common Shares.

Common Shares

Dividends.    Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder on Common Shares, including Conversion Common Shares where the issuer of such Conversion Common Shares is CIBC or another corporation resident in Canada for purposes of the Canadian Tax Act, will be subject to Canadian non-resident withholding tax of 25% but such rate may be reduced under the terms of an applicable income tax treaty.

Dispositions.    A Non-Resident Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of any Common Shares, including Conversion Common Shares, unless such shares constitute “taxable Canadian property” to the Non-Resident Holder for purposes of the Canadian Tax Act at the time of their disposition, and such Non-Resident Holder is not entitled to relief pursuant to the provisions of an applicable income tax treaty.

Generally, the Common Shares, including Conversion Common Shares, will not constitute taxable Canadian property to a Non-Resident Holder provided that they are listed on a designated stock exchange (which currently includes the Toronto Stock Exchange and New York Stock Exchange) at the time of the disposition, unless, at any particular time during the 60 month period that ends at that time, the following conditions are met concurrently: (i) one or any combination of (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder did not deal at arm’s length, or (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any class or series of the applicable issuer’s share capital and (ii) more than 50% of the fair market value of the common shares of such issuer was derived directly or indirectly from one or any combination of (a) real or immovable property situated in Canada, (b) Canadian resource properties (as defined in the Canadian Tax Act), (c) timber resource properties (as defined in the Canadian Tax Act), and (d) an option, an interest or right in any of the foregoing property, whether or not such property exists. Notwithstanding the foregoing, a Common Share, including a Conversion Common Share, may be deemed to be “taxable Canadian property” in certain other circumstances. Non-Resident Holders whose Common Shares or Conversion Common Shares may constitute taxable Canadian property should consult their own tax advisers with respect to their particular circumstances.

United States Taxation

The following is a summary of the material U.S. federal income tax consequences that could be applicable to the acquisition, ownership and disposition of the Securities being offered by a U.S. Holder (as defined below). This section is the opinion of Mayer Brown LLP, our U.S. federal income tax counsel. This description only applies to Securities held as capital assets within the meaning of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and issued by us.

This summary does not address, except as set forth below, aspects of U.S. federal income taxation that may be applicable to U.S. Holders that are subject to special tax rules, such as:

•        financial institutions;

•        insurance companies;

•        real estate investment trusts;

•        regulated investment companies;

•        grantor trusts;

•        tax-exempt organizations;

•        persons that will own Securities through partnerships or other pass-through entities;

•        dealers or traders in Securities or currencies;

•        certain former citizens or long-term residents of the United States;

•        holders subject to special tax accounting rules under Section 451(b) of the Code;

•        holders that will hold a Security as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes;

•        holders that will hold or sell Securities as part of a wash sale for U.S. federal income tax purposes;

•        holders that actually or constructively own 10% or more of the combined voting power of our voting stock or of the total value of our stock; or

•        holders that have a functional currency other than the U.S. dollar.

This summary does not address the U.S. federal estate and gift tax, alternative minimum tax, or Medicare tax consequences of the acquisition, ownership or disposition of the Securities. This summary only addresses the U.S. federal income tax treatment of holders that acquire Debt Securities as part of the initial distribution at their issue price (as defined below).

Each prospective purchaser should consult its tax advisor with respect to the U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of the Securities and any consequences arising on account of the purchaser’s particular circumstances.

This summary is based on the Code, existing and proposed U.S. Treasury Regulations, administrative pronouncements and judicial decisions, as well as on the income tax treaty between the United States of America and Canada (the “Treaty”), each as available and as of the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, or differing interpretations which could affect the tax consequences described herein.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of Securities who for U.S. federal income tax purposes is any of the following:

•        an individual citizen or resident of the United States;

•        a corporation (or any other entity that is treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof, including the District of Columbia;

•        an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust (1) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes or (2)(a) the administration over which a U.S. court can exercise primary supervision and (b) all of the substantial decisions of which one or more U.S. persons have the authority to control.

If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Securities, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such partner or partnership should consult its own tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the Securities.

Tax Consequences to U.S. Holders of Common Shares

This subsection discusses tax consequences relevant to the purchase, ownership and disposition of our Common Shares.

The tax treatment of your Common Shares will depend in part on whether or not we are classified as a passive foreign investment company (“PFIC”) for United States federal income tax purposes. Except as discussed below under “— PFIC Rules,” this discussion assumes that we are not classified as a PFIC for United States federal income tax purposes.

Taxation of Distributions

Under the United States federal income tax laws, the gross amount of any distribution we pay out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes), other than certain pro-rata distributions of our Common Shares, will be treated as a dividend that is subject to United States federal income taxation. If you are a noncorporate U.S. Holder, dividends that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains provided that you hold the Common Shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. Dividends we pay with respect to the Common Shares generally will be qualified dividend income if, in the year that you receive the dividend, either the Common Shares are readily tradable on an established securities market in the United States or we are eligible for the benefits of the Treaty. Our Common Shares are listed on the New York Stock Exchange and we believe that we are currently eligible for the benefits of the Treaty. We therefore expect that dividends on the Common Shares will be qualified dividend income.

You must include any Canadian tax withheld from the dividend payment in this gross amount even though you do not in fact receive it. The dividend is taxable to you when you receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. Distributions in excess of current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the Common Shares and thereafter as capital gain.

Subject to certain limitations, the Canadian tax withheld in accordance with the Treaty and paid over to Canada will be creditable or deductible against your United States federal income tax liability. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the preferential tax rates. To the extent a refund of the tax withheld or a reduction of the applicable withholding rate is available to you under Canadian law or under the Treaty, the amount of tax withheld that is refundable or that could have been reduced will not be eligible for credit against your United States federal income tax liability.

Dividends will generally be income from sources outside the United States and will generally be “passive” income for purposes of computing the foreign tax credit allowable to you.

Sale or Exchange of Common Shares

Subject to the PFIC rules described below, if you are a U.S. Holder and you sell or otherwise dispose of your Common Shares, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your Common Shares. Capital gain of a noncorporate U.S. Holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

PFIC Rules

We believe that our Common Shares should not currently be treated as stock of a PFIC for United States federal income tax purposes, and we do not expect to become a PFIC in the foreseeable future. However, this conclusion is a factual determination that is made annually and thus may be subject to change. It is therefore possible that we could become a PFIC in a future taxable year. Any subsequent determinations that we make with respect to our PFIC status will be discussed in an applicable supplement.

In general, if you are a U.S. Holder, we will be a PFIC with respect to you if for any taxable year in which you held our Common Shares:

•        at least 75% of our gross income for the taxable year is passive income or

•        at least 50% of the value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income.

Passive income generally includes dividends, interest, royalties, rents (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a foreign corporation owns at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income. For this purpose, income derived in the active conduct of our banking business should not be treated as passive income.

If we are treated as a PFIC, and you are a U.S. Holder that did not make a mark-to-market election, as described below, you will generally be subject to special rules with respect to:

•        any gain you realize on the sale or other disposition of your Common Shares and

•        any excess distribution that we make to you (generally, any distributions to you during a single taxable year, other than the taxable year in which your holding period in the Common Shares begins, that are greater than 125% of the average annual distributions received by you in respect of the Common Shares during the three preceding taxable years or, if shorter, your holding period for the Common Shares that preceded the taxable year in which you receive the distribution).

Under these rules:

•        the gain or excess distribution will be allocated ratably over your holding period for the Common Shares,

•        the amount allocated to the taxable year in which you realized the gain or excess distribution or to prior years before the first year in which we were a PFIC with respect to you will be taxed as ordinary income,

•        the amount allocated to each other prior year will be taxed at the highest tax rate in effect for that year, and

•        the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC.

If we are a PFIC in a taxable year and our Common Shares are treated as “marketable stock” in such year, you may make a mark-to-market election with respect to your Common Shares. If you make this election, you will not be subject to the PFIC rules described above. Instead, in general, you will include as ordinary income each year the excess, if any, of the fair market value of your Common Shares at the end of the taxable year over your adjusted basis in your Common Shares. You will also be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of your Common Shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Your basis in the Common Shares will be adjusted to reflect any such income or loss amounts. Any gain that you recognize on the sale or other disposition of your Common Shares would be ordinary income and any loss would be an ordinary loss to the extent of the net amount of previously included income as a result of the mark-to-market election and, thereafter, a capital loss.

Your Common Shares will generally be treated as stock in a PFIC if we were a PFIC at any time during your holding period in your Common Shares, even if we are not currently a PFIC.

In addition, notwithstanding any election you make with regard to the Common Shares, dividends that you receive from us will not constitute qualified dividend income to you if we are a PFIC (or are treated as a PFIC with respect to you) either in the taxable year of the distribution or the preceding taxable year. Dividends that you receive that do not constitute qualified dividend income are not eligible for taxation at the preferential rates applicable to qualified dividend income. Instead, you must include the gross amount of any such dividend paid by us out of our accumulated earnings and profits (as determined for United States federal income tax purposes) in your gross income, and it will be subject to tax at rates applicable to ordinary income.

If you own shares during any year that we are a PFIC with respect to you, you may be required to file IRS Form 8621.

Tax Consequences to U.S. Holders of Debt Securities

This subsection discusses tax consequences relevant to the purchase, ownership and disposition of our Debt Securities. This summary only addresses the U.S. federal income tax treatment of holders that acquire the Debt Securities as part of the initial distribution at their issue price (as defined below). This discussion does not address the U.S. federal income tax consequences of (i) Subordinated Debt Securities subject to Non-Viability Contingent Capital Provisions, (ii) of owning and disposing of AT1s, including LRCNs, (iii) Debt Securities denominated in a currency other than the U.S. dollar, or (iv) Debt Securities that are due to mature more than 30 years from the date on which they are issued. The U.S. federal income tax consequences of acquiring, owning and disposing of such Debt Securities will be described in an applicable supplement.

Characterization of Debt Securities

Subject to the discussion below regarding bail-inable debt securities, we generally intend to treat Debt Securities issued under this prospectus as debt for U.S. federal income tax purposes, unless otherwise indicated in the applicable supplement. The tax treatment of Debt Securities to which a treatment other than as debt may apply may be discussed in the applicable supplement. The following disclosure applies only to Debt Securities that are treated as debt for U.S. federal income tax purposes.

There is no authority that specifically addresses the U.S. federal income tax treatment of an instrument such as bail-inable debt securities. While we intend to treat bail-inable debt securities as debt for U.S. federal income tax purposes, the IRS could assert an alternative tax treatment of the bail-inable debt securities for U.S. federal income tax purposes, for example, that the bail-inable debt securities should be considered as equity for U.S. federal income tax purposes. There can be no assurance that any alternative tax treatment, if successfully asserted by the IRS, would not have adverse U.S. federal income tax consequences to a U.S. Holder of bail-inable debt securities. However, treatment of bail-inable debt securities as equity for U.S. federal income tax purposes should not result in inclusions of income with respect to bail-inable debt securities that are materially different than the U.S. federal income tax consequences if the bail-inable debt securities are treated as debt for U.S. federal income tax purposes. In particular, if bail-inable debt securities are treated as equity for U.S. federal income tax purposes, it is unclear whether interest payments on the bail-inable debt securities that are treated as dividends for U.S. federal income tax purposes would be eligible to be treated as “qualified dividend income” for U.S. federal income tax purposes (which are generally taxed at preferential rates). Accordingly, it is likely that amounts treated as dividends for U.S. federal income tax purposes would be taxed at ordinary income tax rates. You should consult your own tax advisers regarding the appropriate characterization of, and U.S. federal income tax and other tax consequences of investing in, Debt Securities.

Payments of Stated Interest

Interest paid to a U.S. Holder on a Debt Security will be includible in the U.S. Holder’s gross income as ordinary income at the time they are paid or accrued, depending on the U.S. Holder’s method of accounting for U.S. federal income tax purposes. In addition, unless otherwise indicated in the applicable supplement, the Debt Securities will, for U.S. federal income tax purposes, be accounted for by CIBC as not being issued by its U.S. trade or business. Assuming this treatment is respected, interest on the Debt Securities will generally be income from sources outside the United States for U.S. federal income tax purposes. Subject to certain conditions and limitations, non-U.S. taxes, if any, withheld on interest payments may be treated as non-U.S. taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. The limitation on non-U.S. taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific “baskets” of income. Interest on the Debt Securities generally will constitute “passive category income,” or, in the case of certain U.S. Holders, “general category income,” or “foreign branch income.” As an alternative to the tax credit, a U.S. Holder may elect to deduct such taxes (the election would then apply to all non-U.S. income taxes such U.S. Holder paid in that taxable year). The rules governing the U.S. foreign tax credit are complex. U.S. Holders are urged to consult their tax advisor regarding the availability of the U.S. foreign tax credit under their particular circumstances.

Original Issue Discount

The following is a summary of the principal U.S. federal income tax consequences of the ownership of Debt Securities issued with original issue discount (“OID”). The following summary does not discuss Debt Securities that are characterized as contingent payment debt instruments for U.S. federal income tax purposes (which are discussed below under “— Contingent Payment Debt Instruments”).

A Debt Security, other than a Debt Security with a term of one year or less (a “Short-Term Security”), will be treated as issued with OID (a “Discount Security”) if the excess of the Debt Security’s “stated redemption price at maturity” over its issue price is equal to or greater than a de minimis amount (0.25% of the Debt Security’s stated redemption price at maturity multiplied by the number of complete years to its maturity). An obligation that provides for the payment of amounts other than qualified stated interest before maturity (an “installment obligation”) will be treated as a Discount Security if the excess of the Debt Security’s stated redemption price at maturity over its issue price is equal to or greater than 0.25% of the Debt Security’s stated redemption price at maturity multiplied by the weighted average maturity of the Debt Security. A Debt Security’s weighted average maturity is the sum of the following amounts determined for each payment on a Debt Security (other than a payment of qualified stated interest): (i) the number of complete years from the issue date until the payment is made multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Debt Security’s stated redemption price at maturity. Generally, the issue price of a Debt Security will be the first price at which a substantial amount of Debt Securities included in the issue of which the Debt Security is a part is sold to the public. The stated redemption price at maturity of a Debt Security is the total of all payments provided by the Debt Security that are not payments of “qualified stated interest”. A qualified stated interest payment is generally any one of a series of stated interest payments on a Debt Security that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods), or a variable rate (in the circumstances described below under “Variable Rate Securities”), applied to the outstanding principal amount of the Debt Security. Solely for the purposes of determining whether a Debt Security has OID, we will be deemed to exercise any call option that has the effect of decreasing the yield on the Debt Security, and the U.S. Holder will be deemed to exercise any put option that has the effect of increasing the yield on the Debt Security.

U.S. Holders of Discount Securities must include OID in income calculated on a constant-yield method before the receipt of cash attributable to the income, and generally will have to include in income increasingly greater amounts of OID over the life of the Discount Securities. The amount of OID includible in income by a U.S. Holder of a Discount Security is the sum of the daily portions of OID with respect to the Discount Security for each day during the taxable year or portion of the taxable year on which the U.S. Holder holds the Discount Security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a Debt Security may be of any length selected by the U.S. Holder and may vary in length over the term of the Debt Security as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Debt Security occurs on either the final or first day of an accrual period. Under the constant yield method, the amount of OID allocable to an accrual period equals the excess of (a) the product of the Discount Security’s adjusted issue price at the beginning of the accrual period and the Discount Security’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the payments of qualified stated interest on the Debt Security allocable to the accrual period. The “adjusted issue price” of a Discount Security at the beginning of any accrual period is the issue price of the Debt Security increased by (x) the amount of accrued OID for each prior accrual period and decreased by (y) the amount of any payments previously made on the Debt Security that were not qualified stated interest payments.

Variable Interest Rate Securities

Debt Securities that provide for interest at variable or floating rates (“Variable Interest Rate Securities”) generally will bear interest at a “qualified floating rate” and thus will be treated as “variable rate debt instruments” under U.S. Treasury regulations governing accrual of OID. A Variable Interest Rate Security will qualify as a “variable rate debt instrument” if (a) its issue price does not exceed the total non-contingent principal payments due under the Variable Interest Rate Security by more than a specified de minimis amount and (b) it provides for stated interest, paid or compounded at least annually, at (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and (c) it does not provide for any principal payments that are contingent (other than as described in (a) above).

A “qualified floating rate” is any variable rate where variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Interest Rate Security is denominated. A fixed multiple of a qualified floating rate will constitute a qualified floating rate only if the multiple is greater than 0.65 but not more than 1.35. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Interest Rate Security (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Interest Rate Security’s issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate unless the cap or floor is fixed throughout the term of the Debt Security.

An “objective rate” is a rate that is not itself a qualified floating rate, but which is determined using a single fixed formula and which is based on objective financial or economic information (e.g., one or more qualified floating rates or the yield of actively traded personal property). A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits or the value of the issuer’s stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). Other variable interest rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Interest Rate Security will not constitute an objective rate if it is reasonably expected that the average value of the rate during the first half of the Variable Interest Rate Security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Interest Rate Security’s term. A “qualified inverse floating rate” is any objective rate where the rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. If a Variable Interest Rate Security provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period and if the variable rate on the Variable Interest Rate Security’s issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a “current value” of that rate. A “current value” of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If a Variable Interest Rate Security that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a “variable rate debt instrument”, then any stated interest on the Variable Interest Rate Security which is unconditionally payable in cash or property (other than debt instruments issued by us) at least annually will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Interest Rate Security that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a “variable rate debt instrument” will generally not be treated as having been issued with OID unless the Variable Interest Rate Security is issued at a “true” discount (i.e., at a price below the Security’s stated principal amount) in excess of a specified de minimis amount. OID on a Variable Interest Rate Security arising from “true” discount is allocated to an accrual period using the constant yield method described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Interest Rate Security.

In general, any other Variable Interest Rate Security that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of OID and qualified stated interest on the Variable Interest Rate Security. Such a Variable Interest Rate Security must be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Interest Rate Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Interest Rate Security’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Interest Rate Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Interest Rate Security. In the case of a Variable Interest Rate Security that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Interest Rate Security provides for a qualified inverse floating rate). Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Interest Rate Security as of the Variable Interest Rate Security’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Interest Rate Security is converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the Variable Interest Rate Security is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amount of OID and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the general OID rules to the “equivalent” fixed rate debt instrument and a U.S. Holder of the Variable Interest Rate Security will account for the OID and qualified stated interest as if the U.S. Holder held the “equivalent” fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that these amounts differ from the actual amount of interest accrued or paid on the Variable Interest Rate Security during the accrual period.

If a Variable Interest Rate Security, such as a Debt Security the payments on which are determined by reference to an index, does not qualify as a “variable rate debt instrument”, then the Variable Interest Rate Security may be treated as a contingent payment debt obligation. The proper U.S. federal income tax treatment of Variable Interest Rate Securities that are treated as contingent payment debt obligations are discussed below under “— Contingent Payment Debt Instruments.”

We may in certain circumstances modify a Variable Interest Rate Security to change the relevant base rate to a successor base rate (such change, a “Base Rate Modification”). It is possible that a Base Rate Modification will be treated as a deemed exchange of old Debt Securities for new Debt Securities, which may be taxable to U.S. Holders.

Short-Term Securities

In general, an individual or other cash basis U.S. Holder of a Short-Term Security is not required to accrue OID (as specially defined below for the purposes of this paragraph) for U.S. federal income tax purposes unless it elects to do so (but may be required to include any stated interest in income as the interest is received). Accrual basis U.S. Holders and certain other U.S. Holders are required to accrue OID on Short-Term Securities on a straight-line basis or, if the U.S. Holder so elects, under the constant-yield method (based on daily compounding). In the case of a U.S. Holder not required and not electing to include OID in income currently, any gain realized on the sale or retirement of the Short-Term Security will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an election is made to accrue the OID under the constant-yield method) through the date of sale or retirement. U.S. Holders who are not required and do not elect to accrue OID on Short-Term Securities will be required to defer deductions for interest on borrowings allocable to Short-Term Securities in an amount not exceeding the deferred income until the deferred income (including acquisition discount) is realized. For this purpose, acquisition discount is the excess, if any, of the Debt Security’s stated redemption price at maturity over the U.S. Holder’s basis in the Debt Security.

For purposes of determining the amount of OID subject to these rules, all interest payments on a Short-Term Security are included in the Short-Term Security’s stated redemption price at maturity. A U.S. Holder may elect to determine OID on a Short-Term Security as if the Short-Term Security had been originally issued to the U.S. Holder at the U.S. Holder’s purchase price for the Short-Term Security. This election shall apply to all obligations with a maturity of one year or less acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

Sale, Exchange, Retirement or Other Disposition of Debt Securities

Upon the sale, exchange, retirement or other disposition of a Debt Security, a U.S. Holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, retirement or other disposition, other than accrued but unpaid interest which will be taxable as interest, and such U.S. Holder’s adjusted tax basis in the Debt Security. A U.S. Holder’s adjusted tax basis in a Debt Security generally will equal the cost of the Debt Security to such U.S. Holder, and any such gain or loss will generally be capital gain or loss. For a non-corporate U.S. Holder, under current law, the maximum marginal U.S. federal income tax rate applicable to the gain will be generally lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income if the U.S. Holder’s holding period for the Debt Securities exceeds one year (i.e., such gain is long-term capital gain). Any gain or loss realized on the sale, exchange, retirement or other disposition of a Debt Security generally will be treated as U.S. source gain or loss, as the case may be. Consequently, a U.S. Holder may not be able to claim a credit for any non-U.S. tax imposed upon a disposition of a Debt Security. The deductibility of capital losses is subject to limitations.

Contingent Payment Debt Instruments

If the terms of Debt Securities that mature more than one year from their date of issuance provide for certain contingencies that affect the timing and amount of payments (including Debt Securities with a variable rate or rates that do not qualify as “variable rate debt instruments” for purposes of the original issue discount rules) they will be “contingent payment debt instruments” for U.S. federal income tax purposes. Under the rules that govern the treatment of contingent payment debt instruments, no payment on such Debt Securities qualifies as qualified stated interest. Rather, a U.S. Holder must account for interest for U.S. federal income tax purposes based on a “comparable yield” and the differences between actual payments on the Debt Security and the Debt Security’s “projected payment schedule” as described below. The comparable yield is determined by us at the time of issuance of the Debt Security. The comparable yield may be greater than or less than the stated interest, if any, with respect to the Debt Securities. Solely for the purpose of determining the amount of interest income that a U.S. Holder will be required to accrue on a contingent payment debt instrument, we will be required to construct a “projected payment schedule” that represents a series of payments the amount and timing of which would produce a yield to maturity on the contingent payment debt instrument equal to the comparable yield.

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount, if any, that the contingent payment debt instrument will pay.

For U.S. federal income tax purposes, a U.S. Holder will be required to use the comparable yield and the projected payment schedule established by us in determining interest accruals and adjustments in respect of a Debt Security treated as a contingent payment debt instrument, unless the holder timely discloses and justifies the use of a different comparable yield and projected payment schedule to the IRS.

A U.S. Holder, regardless of the holder’s method of accounting for U.S. federal income tax purposes, will be required to accrue interest income on a contingent payment debt instrument at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the contingent payment debt instrument (as set forth below).

A U.S. Holder will be required to recognize interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments, in respect of a contingent payment debt instrument for a taxable year. A net negative adjustment, i.e., the excess of projected payments over actual payments, in respect of a contingent payment debt instrument for a taxable year:

•        will first reduce the amount of interest in respect of the contingent payment debt instrument that a holder would otherwise be required to include in income in the taxable year; and

•        to the extent of any excess, will give rise to an ordinary loss equal to so much of this excess as does not exceed the excess of:

•        the amount of all previous interest inclusions under the contingent payment debt instrument over

•        the total amount of the U.S. Holder’s net negative adjustments treated as an ordinary loss on the contingent payment debt instrument in prior taxable years.

A net negative adjustment is not subject to the limitations imposed on miscellaneous itemized deductions. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the contingent payment debt instrument or to reduce the amount realized on a sale, exchange or retirement of the contingent payment debt instrument. In addition, special rules apply for purposes of determining the amount and timing of an adjustment where the amount of a contingent payment becomes fixed more than six months before the payment is due.

Upon a sale, exchange or retirement of a contingent payment debt instrument, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder’s adjusted basis in the contingent payment debt instrument. A U.S. Holder’s adjusted basis in a Debt Security that is a contingent payment debt instrument generally will be the acquisition cost of the Debt Security, increased by the interest previously accrued by the U.S. Holder on the Debt Security under these rules, disregarding any net positive and net negative adjustments, and decreased by the amount of any non-contingent payments and the projected amount of any contingent payments previously made on the Debt Security. A U.S. Holder generally will treat any gain as interest income, and any loss as an ordinary loss to the extent of the excess of previous interest inclusions in excess of the total net negative adjustments previously taken into account as ordinary losses, and the balance as a capital loss. The deductibility of capital losses is subject to limitations. In addition, if a holder recognizes loss above certain thresholds, the holder may be required to file a disclosure statement with the IRS.

Other Variations

To the extent we issue floating rate Debt Securities, index linked Debt Securities, original issue discount Debt Securities, equity linked Debt Securities, credit linked Debt Securities, commodity linked Debt Securities, non-U.S. currency Debt Securities, dual currency Debt Securities or any other Debt Securities where the above summary is not applicable or does not contain a summary of all of the material U.S. federal income tax consequences that could be applicable to the acquisition, ownership and disposition of any such Debt Securities by a U.S. Holder, the applicable prospectus supplement will contain additional or modified disclosure concerning the material U.S. federal income tax consequences relevant to such type of Debt Security as appropriate.

U.S. Backup Withholding and Information Reporting

Backup withholding and information reporting requirements apply to certain payments of dividends on Common Shares, and principal of, and interest on, an obligation and to proceeds of the sale or redemption of Common Shares or an obligation, to certain non-corporate holders of Securities that are U.S. persons. Information reporting generally will apply to payments of dividends on Common Shares, and principal of, and interest on, Debt Securities, and to proceeds from the sale or redemption of, Common Shares or Debt Securities within the United States, or by a U.S. payor or U.S. middleman, to a holder of Common Shares or Debt Securities that is a U.S. person (other than an exempt recipient, including a corporation, and certain other persons). The payor will be required to backup withhold on payments made within the United States, or by a U.S. payor or U.S. middleman, on Common Shares or a Debt Security to a holder of Common Shares or a Debt Security that is a U.S. person, other than an exempt recipient, such as a corporation, if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, the backup withholding requirements.

Backup withholding is not an additional tax. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided the required information is furnished to the IRS in a timely manner.

Additionally, U.S. Holders that are individuals (and, to the extent provided in future regulations, certain entities) may be required to disclose information about their Securities on Form 8938 — Statement of Specified Foreign Financial Assets — if the aggregate value of their Securities and their “specified financial assets” exceeds US$50,000 (or other thresholds depending on the individual’s exact circumstances). Significant penalties can apply if a U.S. Holder fails to disclose its specified foreign financial assets. U.S. Holders should consult their own tax advisors regarding the possible implications of this legislation in their particular circumstances.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (commonly known as “FATCA”) imposes a reporting regime and a 30% withholding tax with respect to certain payments to any non-U.S. financial institution (a “foreign financial institution,” or “FFI” (as defined by FATCA)) that does not become a “Participating FFI” by entering into an agreement with the IRS to, among other things, provide the IRS with certain information in respect of its account holders and investors or is not otherwise exempt from or in deemed compliance with FATCA.

This withholding regime will apply to “foreign passthru payments” (a term not yet defined) no earlier than the date that is two years after the date on which final U.S. Treasury regulations defining the term foreign passthru payment are published in the Federal Register. In the case of “foreign passthru payments,” this withholding would potentially apply to payments in respect of our Common Shares and any Debt Securities that are not “grandfathered obligations.” A grandfathered obligation includes any obligation that is executed on or before the date that is six months after the date on which final U.S. Treasury regulations defining the term foreign passthru payment are filed with the Federal Register, and such obligation is not materially modified after such date. If any Debt Securities are treated as grandfathered obligations, and additional Debt Securities of the same series issued later in time are not treated as grandfathered obligations, there may be negative consequences for the existing earlier issued Debt Securities, including a negative impact on market price.

If an amount in respect of FATCA withholding were to be deducted or withheld from dividends, interest, principal or other payments made in respect of the Securities, neither we nor any paying agent nor any other person would be required to pay additional amounts as a result of the deduction or withholding. As a result, investors may receive less dividends, interest or principal than expected.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

CIBC may sell the Securities (i) through underwriters or dealers; (ii) through agents; or (iii) directly to one or more purchasers pursuant to applicable statutory exemptions. The Securities may be sold in one or more transactions at fixed prices or non-fixed prices, such as prices determined by reference to the prevailing price of the Securities in a specified market, at market prices prevailing at the time of sale or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities. The prospectus supplement for any Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Security being offered, the name or names of any Investment Dealers, the purchase price of such Securities, the proceeds to CIBC from such sale, any underwriting discounts and other items constituting Investment Dealers’ compensation, any public offering price and any discounts or concessions allowed or re-allowed or paid to any Investment Dealer. Only Investment Dealers so named in the applicable prospectus supplement are deemed to be Investment Dealers in connection with the Securities offered thereby.

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, at market prices prevailing at the time of sale or at prices related to such prevailing market prices. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities offered by the applicable prospectus supplement if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to underwriters may be changed from time to time.

The Securities may also be sold directly by CIBC at such prices and upon such terms as agreed to by CIBC and the purchaser or through agents designated by CIBC from time to time. Any agent involved in the offering and sale of the Securities in respect of which this prospectus is delivered will be named, and any commissions payable by CIBC to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

CIBC may agree to pay Investment Dealers a commission for various services relating to the issue and sale of any Securities offered hereby. Any such commission will be paid out of the general corporate funds of CIBC. Investment Dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with CIBC to indemnification by CIBC against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such Investment Dealers may be required to make in respect thereof.

In connection with any offering of the Securities (unless otherwise specified in the applicable prospectus supplement), the Investment Dealers may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. These transactions may be commenced, interrupted or discontinued at any time.

The Securities offered under this prospectus have not been qualified for sale under the securities laws in any jurisdiction outside the United States where action for that purpose is required and, unless otherwise provided in the prospectus supplement relating to a particular issue of Securities, will not be offered or sold, directly or indirectly, in any jurisdiction outside the United States. Each Investment Dealer will be required to comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells Securities or possesses or distributes this prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of Securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and we shall have no responsibility in relation to this.

There is currently no market through which the Debt Securities offered hereunder may be sold and purchasers may not be able to resell such Debt Securities purchased under this prospectus. This may affect the pricing of such Debt Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Debt Securities, and the extent of issuer regulation.

Market-Making Resales by CIBC and Its Affiliates

This prospectus may be used by CIBC, CIBC World Markets Corp. or certain other of CIBC’s affiliates (the “Market Makers”) in connection with offers and sales of the Securities in market-making transactions. A Market Maker may engage in market-making transactions only in those jurisdictions in which it has all necessary governmental and regulatory authorizations for such activity. In a market-making transaction, a Market Maker may resell a Security it acquires from other holders, after the original offering and sale of the Security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, a Market Maker may act as principal or agent, including as agent for the counterparty in a transaction in which the Market Maker acts as principal, or as agent for both counterparties in a transaction in which the Market Maker does not act as principal. The Market Makers may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of CIBC that may engage in transactions of this kind and may use this prospectus for this purpose may include, among others, CIBC World Markets Inc. The Securities to be sold in market-making transactions include securities to be issued after the date of this prospectus, as well as securities previously issued. CIBC does not expect to receive any proceeds from market-making transactions, except to the extent CIBC is entitled to the proceeds of sales of securities made by it in such transactions. CIBC does not expect that any Market Maker will pay any proceeds from its market-making resales to CIBC. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless CIBC or an agent informs you in your confirmation of sale that your Security is being purchased in its original offering and sale, you may assume that you are purchasing your Security in a market-making transaction.

Conflicts of Interest

To the extent an initial offering of the Securities will be distributed by an affiliate of CIBC, each such offering of Securities will be conducted in compliance with the requirements of Rule 5121 of the U.S. Financial Industry Regulatory Authority, Inc. (“FINRA”), regarding a FINRA member firm’s distribution of securities of an affiliate. No affiliate of CIBC nor any other FINRA member participating in an initial offering of Securities that has a conflict of interest will confirm initial sales to any discretionary accounts over which it has authority without prior specific written approval of the customer. In the event that any FINRA member participates in a public offering of these Securities, the underwriting discounts and commissions on such Securities sold in the initial distribution will not exceed 8% of the offering proceeds.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST CIBC, ITS MANAGEMENT
AND OTHERS

CIBC is a Canadian chartered bank. Many of its directors and executive officers, including many of the persons who signed the registration statement, of which this prospectus forms a part, and some of the experts named in this document, reside outside the United States, and a substantial portion of CIBC’s assets and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may be difficult for United States investors to effect service of process within the United States upon such persons to enforce against them judgments of the courts of the United States predicated upon, among other things, the civil liability provisions of the federal securities laws of the United States. In addition, it may be difficult for United States investors to enforce, in original actions brought in courts in jurisdictions located outside the United States, among other things, civil liabilities predicated upon such securities laws.

CIBC has been advised by Blake, Cassels & Graydon LLP, its Canadian counsel, that a judgment of a United States court may be enforceable in Canada if: (a) there is a real and substantial connection between the events, persons and circumstances and the forum in which the United States proceedings occur such that the United States court properly assumed jurisdiction; (b) the United States judgment is final and conclusive and for a sum certain; (c) the defendant was properly served with originating process from the United States court; and (d) the United States law that led to the judgment is not contrary to Canadian public policy, as that term would be applied by a Canadian court. CIBC has been advised that in normal circumstances, only civil judgments and not other rights arising from United States securities legislation (for example, penal or similar awards made by a court in a regulatory prosecution or proceeding) are enforceable in Canada. The enforceability of a United States judgment in Canada will be subject to the requirements that: (i) an action to enforce the United States judgment must be commenced in the Canadian court within any applicable limitation period; (ii) the Canadian court has discretion to stay or decline to hear an action on the United States judgment if the United States judgment is under appeal or if there is another subsisting judgment in any jurisdiction relating to the same cause of action as the United States judgment; (iii) the Canadian court will render judgment only in Canadian dollars; and (iv) an action in the Canadian court on the United States judgment may be affected by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally. The enforceability of a United States judgment in Canada will be subject to the following defenses: (i) the United States judgment was obtained by fraud or in a manner contrary to the principles of natural justice; (ii) the United States judgment is for a claim which under the law of the applicable Canadian province would be characterized as based on a foreign revenue, expropriatory, penal or other public law; (iii) the enforcement of the United States judgment is contrary to or inconsistent with public policy of the applicable Canadian province or to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to in such statutes; and (iv) the United States judgment has been satisfied or is void or voidable under United States law.

VALIDITY OF SECURITIES

The validity of the Debt Securities will be passed upon by Willkie Farr & Gallagher LLP, New York, New York, as to matters of New York law. Certain U.S. federal income tax matters will be passed upon, on behalf of CIBC, by Mayer Brown LLP. The validity of Senior Debt Securities, Subordinated Debt Securities (other than LRCNs), Preferred Shares (other than LRCN Preferred Shares) and Common Shares will be passed upon by Blake, Cassels & Graydon LLP, Toronto, Ontario, as to matters of the laws of the Province of Ontario and the federal laws of Canada applicable therein. The validity of the LRCNs and LRCN Preferred Shares will be passed upon by Torys LLP, Toronto, Ontario, as to matters of the laws of the Province of Ontario and the federal laws of Canada applicable therein.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus from CIBC’s 2023 Annual Report and the effectiveness of CIBC’s internal control over financial reporting as of October 31, 2023 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their reports, which express unqualified opinions and which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

CANADIAN IMPERIAL BANK OF COMMERCE

US$500,000,000
6.750% Fixed Rate Reset Limited Recourse Capital Notes Series 10
(Non-Viability Contingent Capital (NVCC)) (Subordinated Indebtedness)

500,000 Non-Cumulative 5-Year Fixed Rate Reset Class A Preferred Shares Series 65
(Non-Viability Contingent Capital (NVCC))

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Prospectus Supplement

July 6, 2026

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Joint Book-Running Managers

CIBC Capital Markets

Barclays

Citigroup

Morgan Stanley

Wells Fargo Securities

Credit Agricole CIB

Mizuho

Co-Managers

Desjardins Capital Markets

Academy Securities

Brookfield Capital Solutions

Loop Capital Markets